Exhibit 99.1
EXECUTION COPY
TRUST SALE AND SERVICING AGREEMENT
AMONG
GMAC LLC
SERVICER
WHOLESALE AUTO RECEIVABLES LLC
DEPOSITOR
AND
SUPERIOR WHOLESALE INVENTORY FINANCING TRUST 2007-AE-1
ISSUING ENTITY
DATED AS OF FEBRUARY 13, 2007

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Page
EXHIBIT C	Form of Assignment for Each Addition Date
EXHIBIT D	Form of Opinion of Counsel With Respect to Addition of Accounts
APPENDIX A	Definitions and Rules of Construction
APPENDIX B	Notices and Addresses
APPENDIX C	Additional Representations and Warranties

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          THIS TRUST SALE AND SERVICING AGREEMENT is made as of February 13, 2007, by and among GMAC LLC, a Delaware limited liability company (“GMAC”) and in its capacity as Servicer under the Pooling and Servicing Agreement and hereunder (the “Servicer”), WHOLESALE AUTO RECEIVABLES LLC, a Delaware limited liability company (the “Depositor”), and SUPERIOR WHOLESALE INVENTORY FINANCING TRUST 2007-AE-1, a Delaware statutory trust (the “Issuing Entity” or the “Trust”).
          WHEREAS, on the Initial Closing Date, GMAC has sold the Eligible Receivables in the Accounts in the Pool of Accounts to the Depositor and, as Servicer, has agreed to service all Receivables in such Accounts pursuant to the Pooling and Servicing Agreement;
          WHEREAS, the Depositor desires to sell the Eligible Receivables in the Accounts in the Pool of Accounts to the Issuing Entity on the Initial Closing Date in exchange for the Initial Securities pursuant to the terms of this Agreement and to sell to the Issuing Entity any Eligible Receivables thereafter arising in such Accounts, and the Issuing Entity desires to purchase all such Eligible Receivables;
          WHEREAS, the Servicer desires to perform the servicing obligations set forth herein for and in consideration of the fees and other benefits set forth in this Agreement and in the Pooling and Servicing Agreement; and
          WHEREAS, the Depositor and the Issuing Entity wish to set forth the terms pursuant to which the Eligible Receivables in the Accounts in the Pool of Accounts and all related Collateral Security are to be sold by the Depositor to the Issuing Entity on the Initial Closing Date and thereafter and all Receivables in such Accounts serviced by the Servicer.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
          SECTION 1.1 Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned to them in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Trust Sale and Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of Appendix A shall be applicable to this Agreement.

ARTICLE II
CONVEYANCE OF ELIGIBLE RECEIVABLES;
ISSUANCE OF INITIAL SECURITIES
          SECTION 2.1 Conveyance of Eligible Receivables.
          (a) In consideration of the Issuing Entity’s delivery on the Initial Closing Date of the 2007-A Term Notes, the 2007-RN1 Note and the Certificates to, or upon the order of, the Depositor, the Depositor does hereby enter into this Agreement and agree to fulfill all of its obligations hereunder and does hereby sell, transfer, assign and otherwise convey to the Issuing Entity, without recourse (except as expressly provided herein), pursuant to an assignment in the form of Exhibit A hereto, on the Closing Date, (i) all of its right, title and interest in, to and under all of the Eligible Receivables existing in the Accounts listed on the Schedule of Accounts (which is on file at the locations set forth in Exhibit B hereto) as of the close of business on the Initial Cut-Off Date and all monies due or to become due thereon after the Initial Cut-Off Date, all Collateral Security with respect thereto and all amounts received with respect thereto (including all Interest Collections received in the calendar month in which the Initial Cut-Off Date occurs, whether or not received prior to the Initial Cut-Off Date), (ii) all of its right, title and interest in, to and under Article IV and Sections 3.04(c) and 6.03 of the Pooling and Servicing Agreement with respect to such Receivables, including the right of the Depositor to cause GMAC or the Servicer to repurchase Receivables under certain circumstances, (iii) all of its right, title and interest in, to and under the Custodian Agreement with respect to such Receivables and (iv) all of its right, title and interest in all proceeds of the foregoing (including “proceeds” as defined in of the UCC and Recoveries).
          (b) As of each Receivables Purchase Date, the Depositor does hereby sell, transfer, assign and otherwise convey to the Trust, without recourse (except as expressly provided herein), (i) all of its right, title and interest in, to and under all Eligible Receivables created or deemed created in the Accounts in the Pool of Accounts on such date and all monies due or to become due thereon after such Receivables Purchase Date, all Collateral Security with respect thereto and all amounts received with respect thereto, (ii) all of its right, title and interest in, to and under Article IV and Sections 3.04(c) and 6.03 of the Pooling and Servicing Agreement, including the right of the Depositor to cause GMAC or the Servicer to repurchase Receivables under certain circumstances, (iii) all of its right, title and interest in, to and under the Custodian Agreement with respect to such Receivables and (iv) all of its right, title and interest in all proceeds of the foregoing (including “proceeds” as defined in the UCC and Recoveries). The Trust shall pay for the property purchased on any Receivables Purchase Date as set forth in Section 4.5(d)(iii), with the purchase price equal to the principal balance of the Receivables so purchased on such date.
          (c) It is the intention of the Depositor and the Issuing Entity that the transfers and assignments contemplated by this Agreement shall constitute sales of the property described in Sections 2.1(a) and (b) from the Depositor to the Issuing Entity and that the beneficial interest in and title to such property shall not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any Insolvency Law. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfers and assignments did not constitute such sales or that such beneficial interest is a part of the

Depositor’s estate, then the Depositor shall be deemed to have granted to the Issuing Entity a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under such property, and the Depositor hereby grants such security interest. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC. The foregoing sales, transfers, assignments and conveyances and any subsequent sales, transfers, assignments and conveyances do not constitute, and are not intended to result in, the creation or an assumption by the Issuing Entity of any obligation of the Depositor or any other Person in connection with the Receivables described above or under any agreement or instrument relating thereto, including any obligation to any Dealers.
          (d) Within two Business Days after the Initial Closing Date (or such later date as may be permitted pursuant to Section 6.2), GMAC, as directed by the Depositor pursuant to Section 3.06 of the Pooling and Servicing Agreement, shall cause to be deposited into the Collection Account the collections with respect to the Receivables described in Section 3.06 of the Pooling and Servicing Agreement.
          SECTION 2.2 Custody of Documentation. In connection with the sale, transfer, assignment and conveyance of the Receivables in the Accounts in the Pool of Accounts and related Collateral Security to the Issuing Entity hereunder, GMAC, as Custodian under the Custodian Agreement, agrees to act as Custodian thereunder for the benefit of the Issuing Entity. The Issuing Entity hereby accepts and agrees to the terms and provisions of the Custodian Agreement and designates GMAC as custodian with respect to the documents and instruments (as more fully described in the Custodian Agreement) associated with the Receivables related to the Accounts in the Pool of Accounts.
          SECTION 2.3 Acceptance by the Issuing Entity; Other Acknowledgments.
          (a) The Issuing Entity hereby acknowledges its acceptance of all right, title and interest previously held by the Depositor to the property, now existing and hereafter created, conveyed by the Depositor pursuant to Section 2.1, and declares that it shall hold such consideration upon the trust set forth in the Trust Agreement for the benefit of the Securityholders, subject to the terms and conditions of the Indenture, the Trust Agreement and this Agreement. The Issuing Entity hereby agrees and accepts the appointment and authorization of GMAC as Servicer hereunder and under the Pooling and Servicing Agreement. The Issuing Entity further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Depositor delivered to the Owner Trustee the Schedule of Accounts. The parties agree that the rights, duties and obligations of GMAC as Servicer under the Pooling and Servicing Agreement are subject to the provisions hereof, including Sections 7.2, 7.4, 7.5 and 10.2 and Article VIII. The Trust and the Indenture Trustee hereby confirm the authorization and empowerment of the Servicer under Section 3.02 of the Pooling and Servicing Agreement.
          (b) The Issuing Entity acknowledges and agrees to the provisions of Section 6.03 of the Pooling and Servicing Agreement relating to Common Collateral and accepts the interests and rights in Collateral Security sold and assigned to it hereunder subject to the terms and conditions set forth in such Section 6.03.

          SECTION 2.4 Representations and Warranties under the Pooling and Servicing Agreement. The Depositor hereby represents and warrants to the Issuing Entity that the Depositor has taken no action which would cause the representations and warranties of GMAC in Section 4.01(a) of the Pooling and Servicing Agreement to be false in any material respect. The foregoing representation and warranty speaks as of the Initial Cut-Off Date (as to Sections 4.01(a)(i) and (ii)), as of the related Additional Cut-Off Date with respect to each Additional Account (as to Section 4.01(a)(iii)) and as of the related Receivables Purchase Date with respect to Receivables purchased and sold after the Closing Date (as to Section 4.01(a)(iv) and (v)), and shall survive the sales, transfers and assignments under Section 2.1 to the Issuing Entity and the pledge of the Issuing Entity’s assets to the Indenture Trustee pursuant to the Indenture. The Depositor further acknowledges that the Issuing Entity relies on the representations and warranties of the Depositor under this Agreement and of GMAC under the Pooling and Servicing Agreement in accepting the Receivables hereunder and delivering the Securities. The Servicer acknowledges that the Issuing Entity is relying on the representations, warranties and covenants of the Servicer in Section 3.04 of the Pooling and Servicing Agreement in acquiring and holding Receivables and the related Collateral Security hereunder and in issuing the Securities.
          SECTION 2.5 Repurchase of Receivables Upon Breach of Warranty; Administrative Receivables.
          (a) Upon discovery by the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee (i) of a breach of any of the representations and warranties in Section 4.01(a) of the Pooling and Servicing Agreement or in Section 2.4 or Section 3.1 of this Agreement that materially and adversely affects the interests of the Trust in any Receivable or (ii) that the payment of all or any portion of the principal amount of any Receivable held by the Trust is deferred pursuant to DPP or any other installment sales program or similar arrangement, the party discovering such breach shall give prompt written notice thereof to the others. No later than the second Business Day following discovery or receipt of notice of breach or deferral by the Depositor and the Servicer, unless and to the extent, in the case of breach, such breach shall have been cured in all material respects, in the event of a breach of the representations and warranties made by the Depositor in Section 2.4 or Section 3.1(b), the Depositor shall repurchase such Receivable, or in the event of a breach of a representation and warranty under Section 4.01(a) of the Pooling and Servicing Agreement or a deferral, the Depositor and the Servicer shall use reasonable efforts to enforce the obligation of GMAC under Section 4.01(a) of the Pooling and Servicing Agreement to repurchase such Receivable from the Issuing Entity on such date; provided, however, that with respect to any breach of a representation or warranty or a deferral that affects less than the entire principal amount of any Receivable, although the Warranty Payment shall be paid promptly as described below, no repurchase and assignment shall be required until the remaining principal amount of such Receivable is collected in full or written off as uncollectible. The purchase price to be paid by the Depositor or GMAC shall be an amount equal to the principal amount of such Receivable (in the case of a breach or a deferral affecting less than the entire principal amount of a Receivable, to the extent of the breach or deferral) plus all accrued and unpaid interest thereon through the date of purchase (the “Warranty Payment”) to the extent of such breach of a representation or warranty or deferral (a “Warranty Receivable”), and shall be deposited into the Collection Account on such date of purchase. Without limiting the generality of the foregoing, a Receivable shall not be an Eligible Receivable, and thus shall be a Warranty Receivable and subject to repurchase, if and to the extent that (A) the Servicer adjusts downward the principal amount of such Receivable because of a rebate, refund, credit adjustment or billing error to the related Dealer or (B) such Receivable was credited in respect of a Vehicle which was refunded or returned by the related Dealer. It is understood and agreed that the obligation of GMAC or the Depositor, as applicable, to repurchase any Receivable as to which a breach of a representation or warranty made in Section 2.4 or Section 3.1 hereof or Section 4.01(a) of the Pooling and Servicing Agreement has occurred and is continuing or as to which any such deferral or adjustment occurs, and the obligation of the Depositor and the Servicer to enforce GMAC’s obligation to repurchase such Receivable pursuant to the Pooling and Servicing Agreement shall constitute the sole remedy against the Depositor, the Servicer or GMAC for such breach or deferral available to the Issuing Entity, the Securityholders, the Owner Trustee or the Indenture Trustee.
          (b) The Servicer also acknowledges its obligations to repurchase from the Issuing Entity Administrative Receivables pursuant to Section 3.04(c) of the Pooling and Servicing Agreement. Upon discovery by the Indenture Trustee or the Owner Trustee of a breach of any of the covenants of the Servicer in Sections 3.04(a)(viii), (ix) or (x) of the Pooling and Servicing Agreement, such party shall give prompt written notice to the other, the Servicer and the Depositor.
          (c) Upon each payment of the Administrative Purchase Payment or the Warranty Payment with respect to a Receivable, except as provided in Section 2.5(a), the Trust shall automatically and without further action be deemed to have sold, transferred, assigned and otherwise conveyed to the Depositor or Servicer, as appropriate, without recourse, representation or warranty, as of the date of such payment, all right, title and interest of the Trust in, to and under such Receivable, all monies due or to become due with respect thereto on and after such payment date and all proceeds thereof and, if such repurchase is made in connection with the repurchase hereunder of all other Receivables in the related Account held by the Trust, the related Collateral Security. The Owner Trustee and the Indenture Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Depositor or the Servicer, as the case may be, to evidence such conveyance.
          SECTION 2.6 Covenants. The Depositor hereby covenants that:
          (a) Negative Pledge. Except for the conveyances hereunder and the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, and as provided in Section 6.03 of the Pooling and Servicing Agreement, the Depositor shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Eligible Receivable in any Account in the Pool of Accounts (and any related Vehicle Collateral Security), whether now existing or hereafter created, or any interest therein, or the Depositor’s rights, remedies, powers or privileges under the Pooling and Servicing Agreement conveyed to the Trust hereunder and the Depositor shall defend the right, title and interest of the Trust and any Interested Party in, to and under such property, whether now existing or hereafter created against all claims of third parties claiming through or under the Depositor. The Depositor shall notify the Issuing Entity promptly after becoming aware of any Lien on such property other than the conveyances contemplated hereunder.

          (b) Delivery of Collections. If the Depositor or GMAC receives payments by or on behalf of a Dealer in respect of Receivables in any Account in the Pool of Accounts or any Collateral Security (except as contemplated in Section 6.03 of the Pooling and Servicing Agreement with respect to any property constituting Common Collateral that is not Vehicle Collateral Security in connection with Other Indebtedness), the Depositor and GMAC shall deliver such payments to the Servicer as soon as practicable after receipt thereof, but in no event later than two Business Days after the receipt thereof.
          (c) Pooling and Servicing Agreement Matters. If GMAC breaches any of its covenants in Sections 3.01, 3.02, 3.03, 3.05, 5.01, 6.01(a), 7.01 or 7.03 of the Pooling and Servicing Agreement and such breach has a material adverse effect on the interests of the Securityholders, the Depositor shall enforce its rights under the Pooling and Servicing Agreement arising from such breach.
          SECTION 2.7 Addition of Accounts.
          (a) Voluntary Addition. The Depositor may from time to time, in its sole discretion, subject to the conditions specified in Section 2.7(b) below, designate one or more Accounts as Additional Accounts to be included in the Pool of Accounts by giving (or causing the Servicer to give on its behalf) a written notice to the Indenture Trustee, the Owner Trustee and the Rating Agencies specifying the Additional Cut-Off Date and the Addition Date (the “Addition Notice”). An Addition Notice shall be provided on or before the fifth Business Day but not more than the thirtieth day prior to the related Addition Date. If Additional Accounts are to be included in the Pool of Accounts, effective as of the related Addition Date, the Depositor shall sell and assign to the Trust, and the Trust shall purchase from the Depositor, all of the Depositor’s right, title and interest in, to and under the Eligible Receivables in the Additional Accounts and the related Collateral Security, as more fully described in the assignment referred to in Section 2.7(b)(ii) below.
          (b) Conditions. The Depositor may convey to the Trust all Eligible Receivables and the related Collateral Security in any Additional Accounts in accordance with Section 2.7(a) only upon satisfaction of each of the following conditions on or prior to the related Addition Date:
          (i) the Depositor shall represent and warrant that as of the related Additional Cut-Off Date each such Additional Account is an Eligible Account and that each Receivable arising thereunder identified as an Eligible Receivable and conveyed to the Trust on such Addition Date is an Eligible Receivable;
          (ii) the Depositor shall have delivered to the Owner Trustee a duly executed written assignment in substantially the form of Exhibit C hereto and the list required to be delivered pursuant to Section 10.2(e);
          (iii) the Depositor shall have agreed to deposit in the Collection Account all Collections with respect to Eligible Receivables arising in such Additional Accounts since the Additional Cut-Off Date within two Business Days after such Addition Date (or such later date as may be permitted pursuant to Section 6.2(b);

          (iv) as of the Addition Date, neither GMAC nor the Depositor is insolvent nor shall any of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;
          (v) the Rating Agency Condition shall have been satisfied with respect to such addition for each series or class of Securities then outstanding;
          (vi) the Depositor shall represent and warrant that the designation of such Additional Accounts, the inclusion of such Additional Accounts in the Pool of Accounts and the purchase of the related Receivables shall not, in the reasonable belief of the Depositor, result in the occurrence of an Early Amortization Event;
          (vii) the Schedule of Accounts shall have been amended to reflect such Additional Accounts and the Schedule of Accounts as so amended shall be true and correct as of the Addition Date;
          (viii) the Depositor shall have delivered to the Indenture Trustee and the Owner Trustee a certificate of an Authorized Officer of the Depositor confirming the items set forth in clauses (i) through (vii) above; and
          (ix) the Depositor shall have delivered to the Owner Trustee an Opinion of Counsel substantially in the form of Exhibit D hereto.
          SECTION 2.8 Optional Removal of Accounts. (a) On any Business Day the Depositor shall have the right from time to time (which it may not exercise more than once in any calendar month) as described in this Section 2.8 to require the removal of Accounts and all of the Receivables related to such Accounts from the Pool of Accounts. To so remove Accounts and/or the related Receivables, the Depositor (or the Servicer on its behalf) shall take the following actions and make the following determinations:
          (i) not less than five Business Days but not more than 30 days prior to the Removal Commencement Date, furnish to the Indenture Trustee, the Owner Trustee and the Rating Agencies a written notice (the “Removal Notice”) specifying the Depositor’s intent to remove Accounts, the Accounts to which such removal will relate (the “Randomly Selected Accounts”) and the date the removal will commence (the “Removal Commencement Date”), and, if the Depositor intends to remove Receivables related to the Randomly Selected Accounts pursuant to Section 2.8(c), not less than five Business Days but not more than 30 days prior to such removal of Receivables, furnish to the Indenture Trustee, the Owner Trustee and the Rating Agencies, a written notice specifying the Depositor’s intent to remove Receivables, the Randomly Selected Accounts to which such Receivables relate and the date the Receivables will be removed; and
          (ii) determine on the Removal Commencement Date with respect to such Randomly Selected Accounts the aggregate principal balance of Eligible Receivables in respect of each such Randomly Selected Account (the “Removal Balance”) and amend the Schedule of Accounts by delivering to the Owner Trustee a true and complete list of the Randomly Selected Accounts, specifying for each Randomly

          Selected Account as of the Removal Commencement Date its account number and the Removal Balance.
          (b) The removal of any of such Accounts shall be subject to the following conditions:
          (i) the Depositor shall represent and warrant that such removal shall not, in the reasonable belief of the Depositor, result in the occurrence of an Early Amortization Event;
          (ii) the Depositor shall represent and warrant that the Randomly Selected Accounts (or administratively convenient groups of accounts) have been randomly selected from the Pool of Accounts or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience;
          (iii) such removal shall not result in a reduction in the amount of the Eligible Receivables then held by the Trust (after taking into account any Excess Available Receivables, Dealer Overconcentration Receivables or Used Vehicle Overconcentration Receivables that will become Eligible Receivables as a result of such removal);
          (iv) the Rating Agency Condition shall have been satisfied with respect to such removal for each series or class of Securities then outstanding; and
          (v) on or before the related Removal Commencement Date, the Depositor shall have delivered to the Owner Trustee a certificate of an Authorized Officer confirming the items set forth in clauses (i), (ii), (iii) and (iv) above.
          (c) Subject to the satisfaction of the conditions set forth in Section 2.8(b), from and after the Removal Commencement Date with respect to a Randomly Selected Account, (i) the Depositor shall not transfer Receivables with respect to such Randomly Selected Account to the Trust, and (ii) until the Removal Balance has been reduced to zero all Principal Collections with respect to such Randomly Selected Account shall be allocated to the oldest outstanding principal balance of Receivables arising under such Randomly Selected Accounts; provided, however, notwithstanding the foregoing, on any Business Day on or after the Removal Commencement Date, the Depositor may remove from the Trust all of the Receivables related to the Randomly Selected Accounts by transferring to the Trust, in exchange for the Receivables to be removed, cash and/or Excess Available Receivables with an aggregate principal amount equal to the Removal Balance related to such Randomly Selected Accounts as of the date of removal. All amounts so allocated to Receivables owned by the Trust or paid to the Trust for the removed Receivables shall constitute Trust Principal Collections and shall reduce the Removal Balance. The Removal Balance shall also be reduced to the extent Receivables in the Randomly Selected Accounts held by the Trust on the Removal Commencement Date become Defaulted Receivables.
          (d) After the Removal Balance with respect to any such Randomly Selected Account is reduced to zero (the “Removal Date”), (a) Collections thereon shall cease to be allocated in accordance with Section 2.8(c), (b) such Randomly Selected Account shall be deemed removed from the Pool of Accounts for all purposes (a “Removed Account”), (c) all of the Trust’s right, title and interest in, to and under the Receivables arising in such Account and the related Collateral Security shall be deemed to be transferred and released by the Trust to the Depositor without recourse, representation or warranty, and (d) the Servicer shall amend the Schedule of Accounts accordingly.
          SECTION 2.9 Removal of Ineligible Accounts.
          (a) On or before the fifth Business Day after the date on which an Account becomes an Ineligible Account (which Business Day shall be deemed to be the Removal Commencement Date with respect to such Account) such Account shall be deemed a Randomly Selected Account. Within five Business Days after the Removal Commencement Date with respect to any Account that became a Randomly Selected Account pursuant to this Section 2.9, the Depositor shall furnish a Removal Notice to the Owner Trustee stating that the Removal Commencement Date for such Ineligible Account has occurred and specifying for each such Randomly Selected Account as of the Removal Commencement Date its account number and the Removal Balance. The Schedule of Accounts shall be amended to reflect such designation as of the Removal Commencement Date.
          (b) From and after the Removal Commencement Date with respect to a Randomly Selected Account subject to this Section 2.9, the Depositor shall not transfer Receivables with respect to such Randomly Selected Account to the Trust and, until the Removal Balance has been reduced to zero, shall allocate to the oldest outstanding principal balance of Receivables arising under such Randomly Selected Account all Principal Collections with respect to such Randomly Selected Account; provided, however, on any Business Day on or after the Removal Commencement Date, the Depositor shall have the right to transfer to the Trust, in exchange for the Receivables related to any such Randomly Selected Account, cash and/or Excess Available Receivables with an aggregate principal amount equal to the Removal Balance related to such Randomly Selected Accounts as of the date of removal. All amounts so allocated to Receivables owned by the Trust or paid to the Trust for the removed Receivables shall constitute Trust Principal Collections and shall reduce the Removal Balance. After the Removal Date with respect to any such Randomly Selected Account, (a) Collections thereon shall cease to be allocated in accordance with the preceding sentence, (b) such Randomly Selected Account shall be deemed a Removed Account, (c) all of the Trust’s right, title and interest in, to and under the Receivables arising in such Account and the related Collateral Security shall be deemed to be transferred and released by the Trust to the Depositor without recourse, representation or warranty, and (d) the Servicer shall amend the Schedule of Accounts accordingly.
ARTICLE III
THE DEPOSITOR
          SECTION 3.1 Representations of the Depositor. The Depositor hereby makes, and any successor to the Depositor under this Agreement or under the Pooling and Servicing Agreement shall make, as of each Closing Date (and as of the date of such succession) the following representations and warranties on which the Issuing Entity relies in acquiring and holding the Receivables hereunder and the related Collateral Security and issuing the Securities. The following representations and warranties shall survive the sale, transfer and assignment of the Eligible Receivables in the Accounts in the Pool of Accounts to the Issuing Entity and the pledge thereof to the Indenture Trustee.
          (a) Representations and Warranties as to the Depositor.
          (i) Organization and Good Standing. The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Eligible Receivables in the Accounts in the Pool of Accounts and the Collateral Security related thereto.
          (ii) Due Qualification. The Depositor is duly qualified to do business and, where necessary, is in good standing as a foreign limited liability company (or is exempt from such requirement) and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement.
          (iii) Power and Authority. The Depositor has the power and authority to execute and deliver this Agreement, to carry out its terms and to consummate the transactions contemplated herein, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Depositor by all necessary corporate action on the part of the Depositor.
          (iv) Valid Sale; Binding Obligations. With respect to the Initial Accounts and the related assignment to be delivered on the Closing Date, this Agreement constitutes or, in the case of Additional Accounts, the related assignment as described in Section 2.7(b), when duly executed and delivered, shall constitute a valid sale, transfer and assignment to the Issuing Entity of all right, title and interest of the Depositor in, to and under the related Eligible Receivables and the related Collateral Security, whether then existing or thereafter created, and the proceeds thereof, enforceable against creditors of and purchasers from the Depositor; and this Agreement when duly executed and delivered, shall constitute a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and, upon the filing of the financing statements described in Section 10.2(a) (and, in the case of Eligible Receivables hereafter created in the Accounts in the Pool of Accounts and the proceeds thereof, upon the creation thereof) the Trust shall have a first priority perfected ownership interest in such property, except for Liens permitted under Section 2.6(a). Except as otherwise provided in this Agreement or the Pooling and Servicing Agreement, neither the Depositor nor any Person claiming through or under the Depositor has any claim to or interest in the Trust Estate.
          (v) No Violation. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement by the Depositor and the fulfillment of the terms of this Agreement by the Depositor shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Depositor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any Governmental Authority having jurisdiction over the Depositor or any of its properties, except where any such conflict or violation would not have a material adverse effect on its ability to perform its obligations with respect to the Issuing Entity or any Interested Party under this Agreement or the Pooling and Servicing Agreement.
          (vi) No Proceedings. To the Depositor’s knowledge, there are no Proceedings or investigations pending, or threatened, against the Depositor before any Governmental Authority having jurisdiction over the Depositor or its properties (A) asserting the invalidity of this Agreement, the Securities, the Indenture, the Trust Agreement, the Custodian Agreement, the Administration Agreement or any Specified Support Arrangement, (B) seeking to prevent the issuance of the Securities, the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement, the Indenture, the Trust Agreement, the Custodian Agreement, the Administration Agreement or any Specified Support Arrangement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Notes, the Certificates, the Indenture, the Trust Agreement, the Custodian Agreement, the Administration Agreement or any Specified Support Arrangement or (D) seeking to adversely affect the federal income tax attributes of the Notes or the Certificates.
          (b) Representations and Warranties as to the Eligible Receivables.
          (i) Good Title. No Eligible Receivables included in the Accounts in the Pool of Accounts have been sold, transferred, assigned or pledged by the Depositor to any Person other than the Issuing Entity; immediately prior to the conveyance of the Eligible Receivables in the Accounts included in the Pool of Accounts pursuant to this Agreement the Depositor had good and marketable title to such Receivables, free of any Lien; and, upon execution and delivery of this Agreement by the Depositor, the Issuing Entity shall have all of the right, title and interest of the Depositor in, to and under the Eligible Receivables in the Accounts included in the Pool of Accounts, free of any Lien.

          (ii) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuing Entity a first priority perfected ownership interest in the Eligible Receivables in the Accounts in the Pool of Accounts shall have been made.
          (iii) Additional Representations and Warranties. The representations and warranties regarding creation, perfection and priority of security interests in the Eligible Receivables, which are attached to this Agreement as Appendix C, are true and correct to the extent they are applicable.
          (c) Reassignment of All Receivables.
          (i) If any representation or warranty under Section 3.1(a) or (b) is not true and correct as of the date specified therein and such breach has a material adverse effect on the interests of the Securityholders, then any of the Indenture Trustee, the Owner Trustee and the holders of outstanding Securities evidencing not less than a majority of the Outstanding Amount and a majority of the Voting Interests of all outstanding Certificates, by written notice to the Depositor with a copy to the Servicer, the Indenture Trustee and the Owner Trustee, may direct the Depositor to accept the reassignment of all Receivables held by the Trust and the related Collateral Security pursuant to this Section 3.1(c) within 60 days of such notice, or within such longer period specified in such notice and pay the Reassignment Amount on any Monthly Distribution Date within such period; provided, however, that no such reassignment shall be made if, prior to the time such reassignment is to occur, the breached representation or warranty shall then be true and correct in all material respects and any material adverse effect caused thereby shall have been cured.
          (ii) Upon the reassignment of all Receivables held by the Trust and the related Collateral Security, subject to the payment to the Trust of the Reassignment Amount, the Trust shall automatically and without further action be deemed to sell, transfer, assign and otherwise convey to the Depositor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivables and such related Collateral Security. Each of the Indenture Trustee and the Owner Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as they shall reasonably be requested by the Depositor to effect the conveyance pursuant to this Section 3.1(c).
          (iii) It is understood and agreed that the obligation of the Depositor to repurchase the Receivables (and the related Collateral Security) in the event of a breach of a representation or warranty made in Section 3.1(a) or (b) has occurred and is continuing and the obligation of the Depositor to pay the Reassignment Amount therefor shall, if such obligations are fulfilled, constitute the sole remedy against the Depositor for such breach available to the Issuing Entity, the Securityholders, the Owner Trustee or the Indenture Trustee.

          SECTION 3.2 Liability of Depositor. The Depositor shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Depositor.
          SECTION 3.3 Merger or Consolidation of, or Assumption of the Obligations of, Depositor; Amendment of Certificate of Formation.
          (a) Any Person (i) into which the Depositor may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Depositor shall be a party, (iii) succeeding to the business of the Depositor, or (iv) more than 50% of the voting interests of which is owned, directly or indirectly, by General Motors or GMAC, which Person in any of the foregoing cases (other than the Depositor as the surviving entity of such merger or consolidation) executes an agreement of assumption to perform every obligation of the Depositor under this Agreement shall be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Depositor shall provide 10 days’ prior notice of any merger, consolidation or succession pursuant to this Section 3.3 to the Rating Agencies.
          (b) The Depositor hereby agrees that during the term of this Agreement it shall not (i) take any action prohibited by Section 4.9 of its limited liability company agreement, (ii) without the prior written consent of the Indenture Trustee and the Owner Trustee and without giving prior written notice to the Rating Agencies, amend Sections 2.2 or 4.9 of its limited liability company agreement or (iii) incur any indebtedness, or assume or guaranty indebtedness of any other entity, other than as contemplated by the Basic Documents or pursuant to the Intercompany Advance Agreement (without giving effect to any amendment to the Intercompany Advance Agreement after the date hereof, unless the Rating Agency Condition for each series or class of Securities then outstanding was satisfied in connection therewith) if such action would result in a downgrading of the then current rating of any outstanding series or class of Securities by a Rating Agency for such series or class.
          SECTION 3.4 Limitation on Liability of Depositor and Others.
          (a) Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor in its capacity as such shall be under any liability to the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Securityholders or any other Person, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to the Basic Documents or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under the Basic Documents. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the Basic Documents.

          (b) The Depositor and any director, officer or employee of the Depositor shall be reimbursed by the Owner Trustee for any contractual damages, liability or expense incurred by reason of such trustee’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of such trustee’s duties under such agreement or the Trust Agreement or by reason of reckless disregard of its obligations and duties under such agreements; provided, however, in no event shall the Owner Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including, without limitation, lost profits. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Depositor of the Receivables and related Collateral Security under this Agreement and that in its opinion may involve it in any expense or liability.
          SECTION 3.5 Depositor May Own Notes or Certificates. Each of the Depositor and any Affiliate of the Depositor may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights (except as otherwise specifically provided in the Basic Documents) as it would have if it were not the Depositor or an Affiliate thereof. Except as otherwise specifically provided in the Basic Documents, Notes or Certificates so owned by or pledged to the Depositor or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of such Notes or Certificates, respectively.
ARTICLE IV
SERVICER’S COVENANTS; DISTRIBUTIONS; RESERVE FUNDS;
STATEMENTS TO SECURITYHOLDERS
          SECTION 4.1 Annual Statement as to Compliance; Notice of Servicing Default.
          (a) The Servicer shall deliver to the Indenture Trustee and the Owner Trustee, on or before March 15 of each year, beginning March 15, 2008, an officer’s certificate signed by the President or any Vice President of the Servicer, dated as of December 31 of the prior year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, with respect to the first such certificate, such period as shall have elapsed from the Closing Date to the date of such certificate) and of its performance under this Agreement and under the Pooling and Servicing Agreement has been made under such officer’s supervision and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under such agreements throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Securityholder by a request in writing to the Issuing Entity addressed to the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as applicable.
          (b) The Servicer shall deliver to the Issuing Entity, on or before March 15 of each year, beginning on March 15, 2008, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

          (c) The Servicer shall deliver to the Indenture Trustee, the Owner Trustee and the Rating Agencies promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an officer’s certificate of any event which, with the giving of notice or lapse of time, or both, would become a Servicing Default under Section 8.1. The Depositor shall deliver to the Indenture Trustee, the Owner Trustee, the Servicer and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an officer’s certificate of any event which, with the giving of notice or lapse of time, or both, would become a Servicing Default under Section 8.1(b).
          SECTION 4.2 Annual Independent Accountants’ Report.
          (a) The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or the Depositor, to deliver to the Issuing Entity, the Board of Directors of the Servicer, the Indenture Trustee, and the Owner Trustee on or before March 15 of each year, beginning March 15, 2008, a “Report of Assessment of Compliance with Servicing Criteria” that satisfies the requirements of Rules 13a-18 or 15d-18 of the Exchange Act and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with Servicing Criteria with respect to the immediately preceding calendar year.
          (b) A copy of the Report of Assessment of Compliance with the Servicing Criteria, to the extent delivered to the Indenture Trustee or the Owner Trustee, may be obtained by any Securityholder by a request in writing to the Indenture Trustee or the Owner Trustee, respectively, addressed to the applicable Corporate Trust Office.
          SECTION 4.3 Access to Certain Documentation and Information Regarding Accounts and Receivables. The Servicer shall provide to the Indenture Trustee and the Owner Trustee reasonable access to the documentation regarding the Accounts in the Pool of Accounts and the Receivables arising thereunder. The Servicer shall provide such access to any Securityholder only in such cases where a Securityholder is required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at offices of the Servicer designated by the Servicer. Nothing in this Section 4.3 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding any Dealer, and the failure of the Servicer to provide access as provided in this Section 4.3 as a result of such obligation shall not constitute a breach of this Section 4.3.
          SECTION 4.4 Enforcement of Receivables. If in any Proceeding it is held that the Servicer may not enforce a Receivable that has been transferred to the Trust on the ground that it is not a real party in interest or a holder entitled to enforce such Receivable, the Indenture Trustee or the Owner Trustee, as applicable, shall, at the Servicer’s expense, take such steps as the Servicer deems necessary to enforce such Receivable, including bringing suit in the name of such Person or the names of the Securityholders. The Indenture Trustee and the Owner Trustee agree to the provisions of Section 3.02 of the Pooling and Servicing Agreement as such provisions apply to Interested Parties (as used therein).
          SECTION 4.5 Allocations; Distributions.

          (a) Trust’s Share of Collections. The Trust, as the holder of the Receivables transferred hereunder, shall be entitled to Principal Collections and Interest Collections to the extent of Trust Principal Collections and Trust Interest Collections and GMAC, as the holder of the Retained Property, shall be entitled to such Principal Collections and Interest Collections in excess thereof. Any Principal Collections or Interest Collections on deposit in the Collection Account which do not represent Trust Principal Collections or Trust Interest Collections shall be paid to GMAC as holder of the Retained Property.
          (b) Servicer Calculations. The Servicer shall calculate, in a manner consistent with the Indenture (including all Officer’s Issuance Certificates) and the Trust Agreement (including all Certificate Insurance Orders), (i) no later than each Determination Date, Available Trust Interest, the Monthly Servicing Fee, Aggregate Noteholders’ Interest, Aggregate Revolver Interest, Aggregate Certificateholders’ Interest, any payment due under any Specified Support Arrangement and, for a specific number of Determination Dates immediately preceding the Determination Date preceding the Targeted Final Payment Date or Targeted Final Distribution Date for any series of Notes or for the Certificates (which specific number shall be set forth in the Officer’s Issuance Certificate of such series of Notes or the Certificate Issuance Order of the Certificates or this Agreement), the Required Payment Period Length and, (ii) no later than each Determination Date for the Wind Down Period, an Early Amortization Period, the Payment Period for any series of Notes or the Certificates or, if principal payments are then required to be made (or set aside) under any series of Notes or the Certificates, the Revolving Period, Available Trust Principal, Aggregate Noteholders’ Principal, Aggregate Revolver Principal, Aggregate Certificateholders’ Principal, the Required Revolver Payment, unreimbursed Trust Charge-Offs, unreimbursed Reallocated Principal Amounts, the Trust Defaulted Amount and the Principal Allocation Percentage for each series of Class A Notes, and in each case, all other amounts required to determine the amounts to be deposited in or paid from each of the Collection Account, the Accumulation Accounts, the Term Note Distribution Account, the Revolver Distribution Account, the Certificate Distribution Account, the SWIFT 2007-AE-1 Reserve Funds and any other Designated Account on the next succeeding Monthly Distribution Date and (iii) on each Business Day that any series of Notes or the Certificates requires Available Trust Principal to be retained or set aside with respect to such series of Notes or the Certificates, the Principal Allocation Percentage and the maximum amount required to be set aside for such series of Notes or the Certificates or the amounts required to be so set aside. The Servicer shall calculate on a daily basis the Daily Trust Balance, the Daily Trust Invested Amount and all related amounts to the extent necessary to determine the Required Cash Collateral Amount for such date as described in Section 4.5(d).
          (c) Application of Interest Collections.
     (i) Basic Interest Waterfall. With respect to each Monthly Distribution Date and the related Collection Period, the Indenture Trustee (based on the information contained in the Servicer’s Accounting delivered on the related Determination Date pursuant to Section 3.05 of the Pooling and Servicing Agreement) shall apply Available Trust Interest and other funds specified below to pay interest and other amounts in the priority specified in clauses (1), (2) and (3) below:

     Clause (1) For each Collection Period, the Indenture Trustee will apply Trust Interest Collections together with the other amounts comprising Available Trust Interest for the related Monthly Distribution Date in the following order of priority:
     (a) an amount equal to the Monthly Servicing Fee for such Monthly Distribution Date will be paid to the Servicer; and
     (b) an amount equal to the Trust Interest Allocation for each series of Class A Notes, if any, will be made available to that series and applied in clause (2) below.
     Clause (2) On each Monthly Distribution Date, for each series of Class A Notes in accordance with the terms of such series (as set forth in the applicable Officer’s Issuance Certificate), the Indenture Trustee will apply the Trust Interest Allocation together with the other amounts, if any, comprising the Monthly Available Amount for such series to pay the Noteholders’ Interest with respect to the Class A Notes together with the other amounts, if any, comprising Monthly Carrying Costs for such series of Class A Notes. Shortfalls in such applications will be treated as a Series Shortfall for such series of Class A Notes, and excess amounts will be treated as Remaining Interest Amounts.
     Clause (3) On each Monthly Distribution Date, the Indenture Trustee will aggregate the Remaining Interest Amounts, if any, from all series of Class A Notes together with any Trust Interest Collections and Available Trust Interest not allocated pursuant to Clause (1) and apply such amounts in the following order of priority:
     (a) with respect to any series of Class A Notes which has a Series Shortfall, pro rata on the basis of the respective Series Shortfalls, an amount equal to the Series Shortfall for that series of Class A Notes for that Monthly Distribution Date will be transferred to the account specified in the Officer’s Issuance Certificate applicable to such series;
     (b) together with (i) all net investment earnings on funds deposited in the Note Distribution Subaccount for the Class B Term Notes, (ii) all Class B Term Note Cash Accumulation Account Earnings, (iii) the net amount, if any, received by the Trust under the Class B Term Note Basis Swap, and (iv) if the Class B Term Notes are then in a Cash Accumulation Period and if the amounts specified in the foregoing subclauses (i) through (iii) are less than the amount required to be paid pursuant to subclauses (b)(A) and (b)(B) of this Clause (3) with respect to the Class B Term Notes for that Monthly Distribution Date, then the lower of (x) the amount required to be paid pursuant to subclauses (b)(A) and (b)(B) of this Clause (3) and (y) the amount of funds on deposit in the Class B Term Note Cash Accumulation Reserve Fund,
     (A) an amount equal to the net payment (other than termination payments), if any, due from the Trust under the Class B Term Note Basis Swap will be paid to the related Basis Swap Counterparty, then

     (B) an amount, equal to the sum of (i) the Class B Term Notes Noteholders’ Interest for the related Monthly Distribution Date and (ii) any basis swap termination payments due from the Trust by reason of a default by the Trust under the Class B Term Note Basis Swap, shall be allocated ratably between such Noteholders’ Interest and any such termination payments due in proportion to their respective amounts, and that portion allocated to such Noteholders’ Interest shall be transferred to the 2007-A Term Notes Distribution Account for payment of interest on the Class B Term Notes, and that portion allocated to such termination payments due shall be paid to the related Basis Swap Counterparty;
     (c) together with (i) all net investment earnings on funds deposited in the Note Distribution Subaccount for the Class C Term Notes, (ii) all Class C Term Note Cash Accumulation Account Earnings, (iii) the net amount, if any, received by the Trust under the Class C Term Note Basis Swap, and (iv) if the Class C Term Notes are then in a Cash Accumulation Period and if the amounts specified in the foregoing subclauses (i) through (iii) are less than the amount required to be paid pursuant to subclauses (c)(A) and (c)(B) of this Clause (3) with respect to the Class C Term Notes for that Monthly Distribution Date, then the lower of (x) the amount required to be paid pursuant to subclauses (c)(A) and (c)(B) of this Clause (3) and (y) the amount of funds on deposit in the Class C Term Note Cash Accumulation Reserve Fund,
     (A) an amount equal to the net payment (other than termination payments), if any, due from the Trust under the Class C Term Note Basis Swap will be paid to the Basis Swap Counterparty, then
     (B) an amount, equal to the sum of (i) the Class C Term Notes Noteholders’ Interest for the related Monthly Distribution Date and (ii) any basis swap termination payments due from the Trust by reason of a default by the Trust under the Class C Term Note Basis Swap, shall be allocated ratably between such Noteholders’ Interest and any such termination payments due in proportion to their respective amounts, and that portion allocated to such Noteholders’ Interest shall be transferred to the 2007-A Term Notes Distribution Account for payment of interest on the Class C Term Notes, and that portion allocated to such termination payments due shall be paid to the related Basis Swap Counterparty;
     (d) together with (i) all net investment earnings on funds deposited in the Note Distribution Subaccount for the Class D Term Notes, (ii) all Class D Term Note Cash Accumulation Account Earnings, and (iii) if the Class D Term Notes are then in a Cash Accumulation Period and if the amounts specified in the foregoing subclauses (i) and (ii) are less than the Noteholders’ Interest with respect to the Class D Term Notes for that Monthly Distribution Date, then the lesser of (x) the amount of that shortfall and (y) the amount of funds on deposit in the Class D Term Note Cash Accumulation Reserve Fund, an amount equal to the Noteholders’ Interest with respect to the Class D Term Notes for the related Monthly Distribution Date will be transferred to the Note Distribution Account for payment of interest on the Class D Term Notes for the related

Monthly Distribution Date will be transferred to the Note Distribution Account for payment of interest on the Class D Term Notes for the related Monthly Distribution Date;
     (e) an amount equal to any Servicer Advances not previously reimbursed will be paid to the Servicer, except as otherwise provided in this Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement;
     (f) an amount equal to any Trust Defaulted Amount will be treated as Additional Trust Principal on such Monthly Distribution Date;
     (g) an amount equal to the aggregate amount of unreimbursed Trust Charge-Offs will be treated as Additional Trust Principal on such Monthly Distribution Date;
     (h) an amount equal to the aggregate amount of unreimbursed Reallocated Principal Amounts first will be redeposited into the Cash Accumulation Accounts from which withdrawals were made to make payments of Noteholder Interest and will be redeposited in the reverse order from the order in which they were withdrawn and then will be treated as Additional Trust Principal on that Monthly Distribution Date;
     (i) an amount equal to any Reserve Fund Deposit Amount for such Monthly Distribution Date will be deposited into the Reserve Fund;
     (j) in the following order of priority, (A) pro rata between (i) an amount equal to the Class A Term Note Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Class A Term Note Cash Accumulation Reserve Fund, and (ii) for any additional series of Class A Term Notes issued, if any, an amount equal to the Term Note Cash Accumulation Reserve Fund, or other Specified Support Arrangement, for such series, (B) an amount equal to the Class B Term Note Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Class B Term Note Cash Accumulation Reserve Fund, (C) an amount equal to the Class C Term Note Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Class C Term Note Cash Accumulation Reserve Fund and (D) an amount equal to the Class D Term Note Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Class D Term Note Class Accumulation Reserve Fund;
     (k) in the following priority, (A) an amount equal to any basis swap termination amounts to be paid to the related Basis Swap Counterparty on the Class A Term Note Basis Swap and any basis swap related to any series of revolving notes, including the 2007-RN1 Revolving Note, due to a default by such basis swap counterparty, allocated ratably between the swap termination amounts in proportion to their respective amounts, (B) an amount equal to any basis swap termination amounts to be paid to the related Basis Swap Counterparty on the Class B Term Note Basis Swap due to a default by such basis swap counterparty, (C) an amount equal to any basis swap termination amounts to be paid to the related Basis Swap Counterparty on the Class C Term Note Basis Swap due to a default by such basis swap counterparty; and
     (l) an amount equal to the Aggregate Certificateholders’ Interest will be transferred to the Certificate Distribution Account;
          (ii) Liquidity and Credit Enhancement; Trust Charge-Offs. To the extent that Available Trust Interest and the other funds comprising the Monthly Available Amount are not sufficient to make all payments required by clauses (1), (2) and (3) of Section 4.5(c)(i), then the funds described below will be applied in the following order:
     First, if any Noteholders’ Interest or any amounts specified in Section 4.5(c)(i) clauses 3(a), (b), (c) and (d) remain unpaid, then a “Deficiency Amount” will exist for such Monthly Distribution Date, and the Servicer shall make a Servicer Advance equal to such Deficiency Amount to complete the applications pursuant to such Section (but only to the extent that the Servicer, in its sole discretion, expects to recover such Servicer Advance from Remaining Interest Amounts, applied as described above on subsequent Monthly Distribution Dates, and from amounts applied to reimburse Servicer Advances pursuant to the terms of any Officer’s Issuance Certificate) and such Servicer Advances will be applied to reduce such Deficiency Amount in the priorities set forth above in Section 4.5(c)(i) clauses (2) and (3);
     Second, if any Monthly Carrying Costs, Noteholders’ Interest or any amounts specified in Section 4.5(c)(i) clauses (1)(a) or (3)(a), (b), (c), (d), (e), (f), (g) and (h) for such Monthly Distribution Date (calculated after the adjustment, if any, to Trust Interest Collections described in Section 4.5(c)(v) below) remain unpaid after the application described in the preceding clause First, then an “Unsatisfied Deficiency Amount” will exist for such Monthly Distribution Date, and the Servicer shall instruct the Indenture Trustee to withdraw funds from the Reserve Fund and apply such funds to reduce such Unsatisfied Deficiency Amount in the priorities set forth in Section 4.5(c)(i) clauses (1), (2) and (3); provided that no amount shall be withdrawn from the Reserve Fund and paid to the Servicer pursuant to Section 4.5(c)(i) clause (3)(e) in order to reimburse the Servicer for Servicer Advances with respect to Receivables that are not Eligible Receivables (as determined by the Servicer in accordance with its servicing procedures); and
     Third, if any amounts specified in Section 4.5(c)(i) clauses (1)(a) or (3)(a), (b), (c) and (d) above remain unpaid, Trust Principal Collections (and, if there are insufficient Trust Principal

Collections, amounts on deposit in the Cash Accumulation Accounts in reverse order of seniority (and pari passu among those of equal seniority) of such Securities related to such Cash Accumulation Accounts) will be reallocated to cover these shortfalls in that order up to the Monthly Principal Reallocation Amount for that Monthly Distribution Date.
     To the extent that, after application of the funds in the Reserve Fund, the full amount of the Trust Defaulted Amount has not been treated as Additional Trust Principal pursuant to Section 4.5(c)(i) clause (3)(f), the amount of such deficiency shall be added to unreimbursed Trust Charge-Offs.
          (iii) To the extent any Available Trust Interest (calculated after the adjustment, if any, to Trust Interest Collections described in Section 4.5(c)(v) below) is available on any Monthly Distribution Date after making the applications described in Section 4.5(c)(i), such amount shall be allocated and paid to the Depositor as compensation for making the initial and any other deposits into the SWIFT 2007-AE-1 Reserve Funds; provided, however, if on any Monthly Distribution Date the average of the Monthly Payment Rates for the three preceding Collection Periods is greater than or equal to 20.00% and less than 25% but an increase in the Reserve Fund Required Amount has not yet taken effect, then the Remaining Interest Amounts for that Monthly Distribution Date not applied as described in Section 4.5(c)(i) will not be released to the Depositor, but shall be deposited and retained in the Collection Account and applied on the following Monthly Distribution Date as Trust Interest Collections.
          (iv) On each Monthly Distribution Date, the Servicer shall pay to GMAC, as the holder of the Retained Property, any Interest Collections for the related Collection Period that do not constitute Trust Interest Collections (calculated after the adjustment, if any, described in Section 4.5(c)(v) below) to the extent not previously so paid to GMAC.
          (v) If the Servicer does not make a Servicer Advance in the amount of the full Deficiency Amount for a Monthly Distribution Date, the Servicer shall calculate for each Account in the Pool of Accounts in which the full amount of interest due for the related Collection Period was not collected, the product of (i) the amount of interest collected with respect to such Collection Period and (ii) the difference between (A) the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the average daily aggregate principal balance of the Eligible Receivables in such Account during the related Collection Period and the denominator of which is the average daily aggregate principal balance of all Receivables (including Receivables included in the Retained Property) in such Account during the related Collection Period and (B) the Trust Percentage for such Monthly Distribution Date. With respect to each such Account, the absolute value of such amount so calculated shall be (1) added to Trust Interest Collections for such Monthly Distribution Date to the extent such amount is greater than zero or (2) subtracted from Trust Interest Collections for such Monthly Distribution Date to the extent such amount is less than zero. No adjustment to Trust

Interest Collections shall be made with respect to the other Accounts in the Pool of Accounts.
          (d) Application of Principal Collections. The Indenture Trustee (based on the information contained in the Servicer’s Accounting delivered on any such date or the related Determination Date pursuant to Section 3.05 of the Pooling and Servicing Agreement, as applicable) shall apply Trust Principal Collections and Available Trust Principal, after satisfaction of any reallocation of Trust Principal Collections pursuant to Section 4.5(c)(ii), in the following manner:
          (i) On each Business Day during the Revolving Period, all Trust Principal Collections and Additional Trust Principal shall be applied as follows:
     (A) if no series of Notes is then in a Payment Period or a Rapid Amortization Period which is not an Early Amortization Period during which Available Trust Principal is required to be retained or set aside or paid to fund principal payments, then
     (1) if any Servicer Liquidity Advance for any series of Term Notes is outstanding, an amount not to exceed the unreimbursed balance of such Servicer Liquidity Advance as of such Business Day shall be paid to the Servicer in reimbursement of such Servicer Liquidity Advance and
     (2) all remaining Trust Principal Collections shall be applied as provided in Section 4.5(d)(iii);
     (B) if one or more series of Class A Notes is then in a Payment Period or a Rapid Amortization Period which is not an Early Amortization Period during which Available Trust Principal is required to be retained or set aside or paid to fund principal payments, then
     (1) if any Servicer Liquidity Advance is outstanding for any series of Term Notes that does not then require Available Trust Principal to be retained or set aside to fund principal payments with respect thereto, an amount not to exceed the unreimbursed balance of such Servicer Liquidity Advance as of such Business Day shall be paid to the Servicer in reimbursement of such Servicer Liquidity Advance, and
     (2) each such series of Class A Notes that requires Available Trust Principal to be retained or set aside shall be allocated its Principal Allocation Percentage of the Available Trust Principal (prior to giving effect to any reimbursement of Servicer Liquidity Advances with respect to such series for such Business Day) and such amounts shall, first, be applied to reimburse the Servicer for any outstanding Servicer Liquidity Advances, if any, related to such series and, second, to the extent specified in the Officer’s Issuance Certificate with respect to such series, be retained or set aside in the account specified in the Officer’s Issuance Certificate with respect to such series, and
     (3) any amounts in excess of the amount required to be reimbursed, retained or set aside in the foregoing clauses (1) and (2) shall be applied as provided in Section 4.5(d)(iii);
          (ii) On each Business Day during the Revolving Period, proceeds from the issuance of Securities and additional borrowings under any Revolving Notes shall be applied:
     (A) first, if so directed by the Depositor, to the payment of principal of any series of Notes then in a Payment Period,
     (B) second, if so directed by the Depositor, to the reimbursement of Servicer Liquidity Advances and
     (C) thereafter, as provided in Section 4.5(d)(iii);
          (iii) On each Business Day during the Revolving Period, after making the applications specified in Sections 4.5(d)(i) and 4.5(d)(ii), the Indenture Trustee shall apply the amounts in the Collection Account in respect of Trust Principal Collections for such Business Day, the Cash Collateral Amount from the prior Business Day, proceeds from the issuance of Securities and additional borrowings under the Revolving Notes, and (if such Business Day is a Monthly Distribution Date) Additional Trust Principal as follows:
     (A) if the Business Day on which the Trust Principal Collections occurred is on or after the Fully Funded Date for each series of Class A Notes, and if the Class B Term Notes are then in a Payment Period or a Rapid Amortization Period which is not an Early Amortization Period during which Available Trust Principal is required to be retained or set aside or distributed in respect of the Class B Term Notes, then remaining Available Trust Principal shall, to the extent specified in the Officer’s Issuance Certificate with respect to the Class B Term Notes, be retained or set aside in the account specified in the Officer’s Issuance Certificate,
     (B) if the Business Day on which the Trust Principal Collections occurred is on or after the Fully Funded Date for each series of Class A Notes and the Class B Term Notes, and if the Class C Term Notes are then in a Payment Period or a Rapid Amortization Period which is not an Early Amortization Period during which Available Trust Principal is required to be retained or set aside or distributed in respect of the Class C Term Notes, then remaining Available Trust Principal shall, to the extent specified in the Officer’s Issuance Certificate with respect to the Class C Term Notes, be retained or set aside in the account specified in such Officer’s Issuance Certificate,
     (C) if the Business Day on which the Trust Principal Collections occurred is on or after the Fully Funded Date for each series of Class A Notes, Class B Term Notes and Class C Term Notes, and if the Class D Term Notes are then in a Payment Period or a Rapid Amortization Period which is not an Early Amortization Period during which Available Trust Principal is required to be retained or set aside or distributed in respect of the Class D Term Notes, then remaining Available Trust Principal shall, to the extent specified in the Officer’s Issuance Certificate with respect to the Class D Term Notes, be retained or set aside in the account specified in such Officer’s Issuance Certificate,
     (D) if the Business Day on which the Trust Principal Collections occurred is on or after the Fully Funded Date for all of the Notes, and if the Certificates are then in a Payment Period or a Rapid Amortization Period which is not an Early Amortization Period during which Available Trust Principal is required to be retained or set aside or distributed in respect of the Certificate Balance, then remaining Available Trust Principal shall, to the extent specified in the Certificate Issuance Order with respect to such Certificates, be retained or set aside in the account specified in such Certificate Issuance Order,
     (E) the Indenture Trustee shall set aside in the Collection Account until the amount so set aside equals the Required Cash Collateral Amount,
     (F) the Indenture Trustee shall apply any remaining such funds, if and to the extent so directed by the Depositor in its sole discretion, to Trust Receivables Purchases, to make payments of principal on any series of Revolving Notes (to the extent permitted under the Officer’s Issuance Certificate with respect to such Revolving Notes), and
     (G) to the extent of any Available Trust Principal remaining after the application described in the preceding clauses (A) through (F), pay such amounts to the Certificateholders;
          (iv) On each Business Day during the Wind Down Period or an Early Amortization Period, the Indenture Trustee shall
     (A) with respect to each series of Class A Notes,

     (1) allocate to such series of Class A Notes its Principal Allocation Percentage of Available Trust Principal for such Business Day,
     (2) unless otherwise set forth in the Officer’s Issuance Certificate with respect to such series of Class A Notes, after the reimbursement of any Servicer Liquidity Advance with respect to such series, set aside in the account specified in the Officer’s Issuance Certificate for such series its Principal Allocation Percentage of Available Trust Principal, and
     (3) on each related Monthly Distribution Date pay or set aside the amounts set aside along with the Principal Allocation Percentage for such series of Class A Notes of Available Trust Principal for such Monthly Distribution Date as provided in the Officer’s Issuance Certificate with respect to such series of Notes;
     (B) to the extent of any Available Trust Principal remaining after the applications described in the preceding clause (A), allocate such amounts to Priority Payment Amounts and distribute them as specified in the applicable Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order, as applicable;
     (C) to the extent of any Available Trust Principal remaining after the applications described in the preceding clauses (A) and (B), provided the Fully Funded Date for each series of Class A Notes has occurred, remaining Available Trust Principal shall, to the extent specified in the Officer’s Issuance Certificate for the Class B Term Notes, be retained or set aside in the account specified in such Officer’s Issuance Certificate, and on each related Monthly Distribution Date pay to or retain for the Class B Term Notes such amounts as provided in such Officer’s Issuance Certificate;
     (D) to the extent of any Available Trust Principal remaining after the applications described in preceding clauses (A) through (C), provided that Fully Funded Date for each series of Class A Notes and the Class B Term Notes has occurred, remaining Available Trust Principal shall, to the extent specified in the Officer’s Issuance Certificate for the Class C Term Notes, be retained or set aside in the account specified in the Officer’s Issuance Certificate, and on each related Monthly Distribution Date pay to or retain for the Class C term Notes such amounts as provided in such Officer’s Issuance Certificate;
     (E) to the extent of any Available Trust Principal remaining after the applications described in preceding clauses (A) through (D), provided that Fully Funded Date for each series of Class A Notes, Class B Term Notes and the Class C Term Notes has occurred, remaining

Available Trust Principal shall, to the extent specified in the Officer’s Issuance Certificate for the Class D Term Notes, be retained or set aside in the account specified in the Officer’s Issuance Certificate, and on each related Monthly Distribution Date pay to or retain for the Class D term Notes such amounts as provided in such Officer’s Issuance Certificate;
     (F) to the extent of any Available Trust Principal remaining after the applications described in the preceding clauses (A) through (E), provided the Fully Funded Date for all of the Notes has occurred, allocate remaining Available Trust Principal but not more than the Certificate Balance and pay to the Certificateholders on the date specified in the Trust Agreement or the Certificate Issuance Order, as applicable, the amounts set aside along with any unallocated Available Trust Principal for such Monthly Distribution Date; and
     (G) to the extent of any Available Trust Principal remaining after the applications described in the preceding clauses (A) through (F), pay such amounts to the Certificateholders.
          (v) The Indenture Trustee shall not make payments of principal with respect to (A) principal of the Class B Term Notes until all Class A Notes are paid in full (or otherwise fully provided for) and any Priority Payment Amount, if any, has been paid in full, (B) principal on the Class C Term Notes until all Class A Notes and Class B Term Notes are paid in full (or otherwise fully provided for) and any Priority Payment Amount, if any, has been paid in full, (C) principal on the Class D Term Notes until all Class A Notes, Class B Term Notes and Class C Term Notes are paid in full (or otherwise fully provided for), or (D) the Certificate Balance on any Certificates until all Notes are paid in full (or otherwise fully provided for) and any Priority Payment Amount, if any, has been paid in full.
          (e) Servicer Liquidity Advances. Unless otherwise set forth in the Officer’s Issuance Certificate with respect to a series of Term Notes, if the terms of any series of Term Notes provide for a Servicer Liquidity Advance in the event a Required Payment on such series cannot be made from other available funds, then to the extent that a Required Payment for any Monthly Distribution Date during a Payment Period for such series cannot be made as provided by the terms of such series (after giving effect to all issuances of securities and additional borrowings under the Revolving Notes on such Monthly Distribution Date), the Servicer shall make a Servicer Liquidity Advance in an amount sufficient to complete such series’ Required Payment, to the extent that the Servicer, in its sole discretion, expects to recover such Servicer Liquidity Advance from subsequent Trust Principal Collections allocated as provided in Section 4.5(d)(i), and such Servicer Liquidity Advance shall be used to make such Required Payment.
          (f) On each Monthly Distribution Date for the Wind Down Period or an Early Amortization Period, the Depositor shall (or shall use reasonable efforts to cause GMAC on its behalf to) deposit in the Collection Account an amount equal to the Supplemental Principal Allocation for such Monthly Distribution Date. The Depositor shall be entitled to reimbursement of the aggregate amount of Supplemental Principal Allocations for all Monthly Distribution

Dates following the payment in full of all Securities. The Trust’s obligation to so reimburse the Depositor shall be limited to collections on Receivables (as and when such amounts are received) and amounts on deposit in the Reserve Fund.
          (g) To the extent unreimbursed Trust Charge-Offs or Reallocated Principal Amounts for any Monthly Distribution Date exceed the Certificate Balance (calculated without reduction for Trust Charge-Offs or Reallocated Principal Amounts) on the Stated Final Payment Date for a series of Notes, such excess shall be applied first to reduce the Outstanding Amount of the Class D Term Notes, but not below zero, then the Outstanding Amount of the Class C Term Notes, but not below zero, then the Outstanding Amount of the Class B Term Notes, but not below zero, and then the Outstanding Amount of the Class A Notes, pro rata on the basis of the Trust Interest Allocation Percentage of the Class A Notes then outstanding (calculated without reduction for Trust Charge-Offs or Reallocated Principal Amounts after giving effect to any amounts to be paid on such Monthly Distribution Date), but not below zero. In that event, the Trust will not owe the portion of the Outstanding Amount so applied to such Notes.
          SECTION 4.6 SWIFT 2007-AE-1 Reserve Funds.
          (a) Each of the SWIFT 2007-AE-1 Reserve Funds shall include the money and other property deposited and held therein pursuant to this Section 4.6 and Section 4.5. The Depositor shall make such deposits into any of the SWIFT 2007-AE-1 Reserve Funds on the Initial Closing Date and from time to time thereafter in connection with the issuance of additional Class A Notes or an increase in the Specified Maximum Revolver Balance (at which time the formula for the Reserve Fund Required Amount or the required amount for any other SWIFT 2007-AE-1 Reserve Fund may be adjusted) as are specified herein or in any Officer’s Issuance Certificate. None of the SWIFT 2007-AE-1 Reserve Funds shall under any circumstances be deemed to be part of or otherwise included in the Trust.
          (b) On the Initial Closing Date, the Depositor shall deposit the Reserve Fund Initial Deposit into the Reserve Fund. In addition, the Depositor, in its sole discretion, may at any time make an additional deposit into the Reserve Fund in an amount up to 1% of the Maximum Pool Balance as of the date such additional deposit is to be made. If the amount on deposit in the Reserve Fund on any Monthly Distribution Date (after giving effect to all deposits therein or withdrawals therefrom on such Monthly Distribution Date) exceeds the Reserve Fund Required Amount for such Monthly Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute an amount equal to any such excess to the Depositor, unless otherwise agreed to by the Depositor.
          (c) In order to provide for timely payments in accordance with Section 4.5 and the terms of any Securities, to assure availability of the amounts maintained in the Reserve Fund for the benefit of the Noteholders and the Servicer, and as security for the performance by the Depositor of its obligations hereunder, the Depositor on behalf of itself and its successors and assigns, hereby pledges to the Indenture Trustee and its successors and assigns, all its right, title and interest in and to (i) the Reserve Fund and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the Reserve Fund (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise) and (ii) the Reserve Fund Initial Deposit and all proceeds thereon ((i) and

(ii), collectively, the “Reserve Fund Property”), to have and to hold all the aforesaid property, rights and privileges unto the Indenture Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section 4.6. The Indenture Trustee hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Reserve Fund Property in accordance with the terms and provisions of this Agreement. By its authentication of any series of Notes issued pursuant to an Officer’s Issuance Certificate, the Indenture Trustee shall acknowledge and accept such trusts as are specified therein with respect to any SWIFT 2007-AE-1 Reserve Fund established thereunder.
          (d) Each of the Depositor and the Servicer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or this Agreement) as may be determined to be necessary, in an Opinion of Counsel to the Depositor delivered to the Indenture Trustee, in order to perfect the interests created by this Section 4.6 and any Officers’ Issuance Certificate in any SWIFT 2007-AE-1 Reserve Fund and otherwise fully to effectuate the purposes, terms and conditions of this Section 4.6 and any Officer’s Issuance Certificate. The Depositor shall:
               (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Indenture Trustee’s security interest; and
               (ii) make the necessary filings of financing statements or amendments thereto within sixty days after the occurrence of any of the following: (A) any change in their respective corporate names or any trade names, (B) any change in the location of their respective chief executive offices, principal places of business or jurisdiction of organization and (C) any merger or consolidation or other change in their respective identities or corporate structures; and shall promptly notify the Indenture Trustee of any such filings.
          (e) Amounts on deposit in the Reserve Fund will be included in Available Trust Principal and applied to make the final principal payments on the Notes during the Wind Down Period and any Early Amortization Period if and to the extent that the application of the amount on deposit in the Reserve Fund as Available Trust Principal will reduce the Outstanding Amount of all Notes to zero. This application will occur after giving effect to all other required applications of the Reserve Fund on that Monthly Distribution Date and all other amounts to be applied as Available Trust Principal on that Monthly Distribution Date and after giving effect to the payment and distribution of all amounts otherwise on deposit, or to be deposited, in the Distribution Accounts on that Monthly Distribution Date. On the Stated Final Payment Date, amounts on deposit in the Reserve Fund will be included in Additional Trust Principal.
          SECTION 4.7 Net Deposits.
          (a) The Servicer, the Depositor, the Indenture Trustee and the Owner Trustee may make any remittances pursuant to this Article IV net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.
          (b) Notwithstanding anything in this Agreement, the Indenture (including all Officer’s Issuance Certificates) or the Trust Agreement (including any Certificate Issuance Order) to the contrary, for so long as the conditions specified in the first sentence of Section 6.2(b) are satisfied, the Servicer, the Depositor, the Indenture Trustee and the Owner Trustee shall not be required to make any distributions, deposits or other remittances in respect of any Securities or to the related Distribution Account pursuant to this Article IV (including deposits by the Servicer into the Collection Account) which are to be made on an Exempt Deposit Date with respect to such Securities. Distributions, deposits and other remittances on Exempt Deposit Dates which are not required to be made by virtue of the preceding sentence shall nonetheless be accounted for as having been distributed, deposited or remitted for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Exempt Deposit Date or the Monthly Distribution Date preceding the next succeeding Payment Date. On the Monthly Distribution Date preceding the Payment Date next succeeding any Exempt Deposit Date on which any of the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee did not make distributions, deposits and other remittances in reliance upon the second preceding sentence, each such Person shall be required to distribute, deposit or otherwise remit the cumulative amount of all such distributions, deposits and other remittances for such Payment Date and the immediately preceding Exempt Deposit Date or Dates in respect of such Securities and the related Distribution Account.
          SECTION 4.8 Statements to Securityholders.
          (a) On or before each Payment Date, the Owner Trustee shall (except as otherwise provided in the Trust Agreement) include with each distribution to each Certificateholder to be made on such date and the Indenture Trustee shall include with each distribution to each Term Noteholder and each Revolving Noteholder to be made on such date, a statement (which statement shall also be provided to the Rating Agencies) prepared by the Servicer based on information in the Servicer’s Accounting furnished pursuant to Section 3.05 of the Pooling and Servicing Agreement. Except as otherwise set forth in the Officer’s Issuance Certificate with respect to any series of Notes, each such statement to be delivered to Securityholders shall set forth the following information concerning the Term Notes, the Revolving Notes or the Certificates, as appropriate, with respect to such Payment Date or the preceding Collection Period:
          (i) the amount, if any, of the distribution allocable to principal on the Term Notes and Revolving Notes and to the Certificate Balance;
          (ii) the amount, if any, of the distribution allocable to interest on or with respect to each series or class of Securities;
          (iii) the aggregate Outstanding Amount for the Term Notes, the Outstanding Amount of the Revolving Notes and the Certificate Balance, each as of such date and after giving effect to all payments reported under clause (i) above (or, in the case of any Revolving Notes during the Revolving Period, unless principal payments thereon are required on such Payment Date, as of the last day of such Collection Period);
          (iv) the amount of outstanding Servicer Advances on such date;
          (v) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Collection Period or Periods, as the case may be;
          (vi) the per annum interest rate for the next Payment Date, for any series or class of Securities with a variable or adjustable interest rate;
          (vii) the amount, if any, withdrawn from or credited to each of the SWIFT 2007-AE-1 Reserve Funds;
          (viii) the accumulated interest and principal shortfalls, if any, on each series or class of Securities and the change in each of such amounts from the preceding Payment Date;
          (ix) the Trust Charge-Offs and Reallocated Principal Amounts allocated to each series or class of Securities and the change in such amounts from the preceding Payment Date;
          (x) the balance of each of the SWIFT 2007-AE-1 Reserve Funds, if any, on such date after giving effect to changes therein or any distributions therefrom on such date; and
          (xi) the balance of each Accumulation Account, if any, on such date after giving effect to changes therein or any distributions therefrom on such date.
          (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Indenture Trustee and the Administrator shall furnish (or cause to be furnished), to each Person who at any time during such calendar year shall have been a holder of record of Notes or Certificates, respectively, and received any payment thereon, a statement containing such information as may be required by the Code and applicable Treasury Regulations to enable such Securityholder to prepare its federal income tax returns.
          (c) A copy of each statement provided pursuant to Section 4.8(a) shall be made available for inspection at the Corporate Trust Office.
          SECTION 4.9 New Issuances; Changes in Specified Maximum Revolver Balance.
          (a) The Depositor may from time to time after the Initial Closing Date direct the Indenture Trustee or the Owner Trustee, as applicable, on behalf of the Trust, to issue one or more new series of Revolving Notes of any series or increase or decrease the Specified Maximum Revolver Balance. Except as otherwise provided in any supplement hereto or any Officer’s Issuance Certificate, the Class A Term Notes of all outstanding series and the

Revolving Notes of all outstanding series shall be equally and ratably entitled as and to the extent provided herein to the benefits of this Agreement, the Indenture and the Pooling and Servicing Agreement without preference, priority or distinction.
          (b) The obligation of the Indenture Trustee to issue Revolving Notes of a new series, to increase or decrease the Specified Maximum Revolver Balance (including any Series Specified Maximum Revolver Balance) and to execute and deliver any related documents, including a supplement hereto or to the Indenture, is subject to the following conditions:
          (i) on or before the fifth Business Day immediately preceding the related Closing Date, the Depositor shall have given the Indenture Trustee, the Owner Trustee, the Servicer and each Rating Agency notice of such issuance or of such increase or decrease in the Specified Maximum Revolver Balance and the Closing Date;
          (ii) with respect to the issuance of a new series of Class A Notes, the Depositor shall have delivered to the Indenture Trustee and the Owner Trustee the related supplement and/or Officer’s Issuance Certificate, in form reasonably satisfactory to such Trustees;
          (iii) the Depositor shall have delivered to the Indenture Trustee or the Owner Trustee, as applicable, any related Specified Support Arrangement executed by each of the parties thereto, other than such Trustee;
          (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance of any additional series of Class A Notes or increase in the Specified Maximum Revolver Balance; provided that any decrease in the Specified Maximum Revolver Balance shall not be subject to such condition;
          (v) the Depositor shall have delivered to the Indenture Trustee and the Owner Trustee a certificate of a Vice President or more senior officer, dated the Closing Date, to the effect that the Depositor reasonably believes that such issuance or increase or decrease shall not result in the occurrence of an Early Amortization Event; and
          (vi) after giving effect to all issuances of Class A Notes and all changes in the Specified Maximum Revolver Balance on the Closing Date, the quotient of (A) the outstanding Certificate Balance of all then outstanding Certificates, less amounts held in the Certificate Distribution Account with respect to the Certificate Balance, over (B) the Maximum Pool Balance shall equal or exceed the Specified Certificate Percentage.
          Upon satisfaction of the above conditions with respect to the issuance of additional Revolving Notes, the Indenture Trustee shall, to the extent necessary, execute a supplement to the Indenture and execute and authenticate such Revolving Notes pursuant to the Indenture. Upon satisfaction of the above conditions with respect to the increase or decrease of the Specified Maximum Revolver Balance, the Indenture Trustee shall, to the extent necessary, amend the Revolving Notes or the Indenture. In any such case, upon satisfaction of the above conditions, and upon payment in full of any series of Notes, the Owner Trustee shall, to the extent necessary, terminate, amend or modify the terms of any Specified Support Arrangements and enter into additional Specified Support Arrangements.

ARTICLE V
SERVICING FEE
          SECTION 5.1 Servicing Compensation. The Monthly Servicing Fee shall be payable to the Servicer, in arrears, on each Monthly Distribution Date through and including the Monthly Distribution Date on which the final distribution on the Securities is made, in an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the average daily balance of the Daily Trust Invested Amount for the related Collection Period; provided, however, that with respect to the first Monthly Distribution Date, the Monthly Servicing Fee shall be equal to the product of (a) 50/360 of the Servicing Fee Rate and (b) the average daily balance of the Daily Trust Invested Amount during the period from and including the initial Closing Date through and including the last day of the Collection Period in which the initial Closing Date occurs.
ARTICLE VI
SECURITYHOLDER ACCOUNTS; COLLECTIONS,
DEPOSITS AND INVESTMENTS; ADVANCES
          SECTION 6.1 Establishment of Accounts; Deposits; Investments.
     (a) (i) The Servicer, for the benefit of the Securityholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Superior Wholesale Inventory Financing Trust 2007-AE-1 Collection Account (the “Collection Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders.
          (ii) The Servicer, for the benefit of the holders of each series of Term Notes separately shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Superior Wholesale Inventory Financing Trust 2007-AE-1 Term Note Distribution Account (the “Term Note Distribution Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the Term Notes of the relevant series. Upon the commencement of a Payment Period for each series of Term Notes, the Servicer, for the benefit of the Term Noteholders, shall establish a subaccount of the Term Note Distribution Account (a “Term Note Distribution Subaccount”) (which account may be kept only on the books of the Trust) in which to maintain all the funds deposited in the Term Note Distribution Account in respect of principal for the series of Term Notes beginning its Payment Period.
          (iii) In connection with the first issuance by the Trust of Revolving Notes, the Servicer, for the benefit of the Revolving Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Superior Wholesale Inventory Financing Trust 2007-AE-1 Revolver Distribution Account (the “Revolver Distribution Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Revolving Noteholders.

          (iv) Pursuant to the Trust Agreement, the Servicer, for the benefit of the Certificateholders, shall establish and maintain at HSBC Bank USA, N.A. in the name of the Issuing Entity an Eligible Deposit Account known as the Superior Wholesale Inventory Financing Trust 2007-AE-1 Certificate Distribution Account (the “Certificate Distribution Account”) bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.
          (v) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account known as the Superior Wholesale Inventory Financing Trust 2007-AE-1 Reserve Fund (the “Reserve Fund”) bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.
          (vi) The Servicer, for the benefit of the respective Noteholders, shall establish and maintain in the name of the Indenture Trustee any Eligible Deposit Accounts and subaccounts as set forth in the Officer’s Issuance Certificates with respect to such series of Notes (each, an “Accumulation Account”, and together with the Accumulation Accounts specified in subparagraph (vii) below, the “Accumulation Accounts”), each bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders of such series of Notes.
          (vii) The Servicer, for the benefit of the respective Certificateholders, shall establish and maintain in the name of the Indenture Trustee any Eligible Deposit Accounts and subaccounts as set forth in the Trust Agreement or the Certificate Issuance Order with respect to the Certificates (each, an “Accumulation Account”, and together with the Accumulation Accounts specified in subparagraph (vi) above, the “Accumulation Accounts”), each bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholder of such class of Certificates.
          (b) (i) Each of the Designated Accounts shall be initially established with the Indenture Trustee, who shall be the initial Account Holder. At any time after the Initial Closing Date, the Servicer, upon thirty (30) days prior written notice to the Account Holder, shall have the right to instruct an Account Holder to transfer any or all of the Designated Accounts to another Eligible Institution designated by the Servicer in such notice. No Designated Account shall be maintained with an Account Holder if the short-term unsecured debt obligations of such Account Holder cease to have the Required Deposit Rating (except that any Designated Account may be maintained with an Account Holder even if the short-term unsecured debt obligations of such Account Holder do not have the Required Deposit Rating, if such Account Holder maintains such Designated Account as a segregated account in its corporate trust department and the credit rating assigned by each Rating Agency to any of the securities issued by such Account Holder signifies investment grade). Should an Account Holder no longer satisfy the requirements in the preceding sentence with respect to any Designated Account, then the Servicer shall, within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency shall consent), with the Account Holder’s assistance as necessary, cause each affected Designated Account (A) to be moved to an Account Holder that is an Eligible Institution with the Required Deposit Rating or (B) to be moved to a segregated account in the corporate trust department of the Account Holder provided that the credit rating assigned by each Rating Agency to any of the securities issued by such Account Holder signifies investment grade. All amounts held in Designated Accounts (other than the 2007-A Term Note Cash Accumulation Account and any other Designated Account with respect to a series of Notes specified otherwise in the Officer’s Issuance Certificate with respect to such series of Notes) (including amounts, if any, which the Servicer is required to remit daily to the Collection Account pursuant to Section 6.2) shall, to the extent permitted by applicable laws, rules and regulations, be invested, at the written direction of the Servicer (provided, however, with respect to a series of Term Notes, the Officer’s Issuance Certificate with respect to such series of Term Notes may provide that under specified conditions a person other than the Servicer shall direct the investment of funds in deposit in the Designated Accounts with respect to such series of Term Notes on the terms set forth in such Officer’s Issuance Certificate), by such Account Holder in Eligible Investments. Such written direction shall constitute certification by the Servicer that any such investment is authorized by this Section 6.1. In addition, Eligible Investments will be limited to obligations or securities that mature on or before the next Monthly Distribution Date or, in the case of the Note Distribution Account, the date of the next payment with respect to the Term Notes to which such payment relates; provided, however that funds in any Reserve Fund and any Cash Accumulation Account, if any, may be invested in related Class A Term Notes that will not mature prior to the date of the next Monthly Distribution Date. Except as otherwise specified in the related Officer’s Issuance Certificate, the Term Notes may only be sold prior to their maturity at a price less than the unpaid principal bal ance thereof if, following the sale, the amount on deposit in any Reserve Fund would not be less than the Reserve Fund Required Amount. Funds deposited in each of the SWIFT 2007-AE-1 Reserve Funds, as applicable, shall be invested in Eligible Investments and except, and then only to the extent, as shall be otherwise permitted by the Rating Agencies or specifically provided above, such investments shall not be sold or disposed of prior to their maturity. On each Monthly Distribution Date, Shared Investment Proceeds shall be included in Available Trust Interest and applied as set forth in Section 4.5(c). Each Account Holder holding a Designated Account as provided in this Section 6.1(b)(i), shall be a “Securities Intermediary.” If a Securities Intermediary shall be a Person other than the Indenture Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 6.1 and an Opinion of Counsel that such Person can perform such Obligations.
          (ii) With respect to the Designated Account Property, the Account Holder agrees, by its acceptance hereof, that:
     (A) Any Designated Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts. The Designated Accounts are accounts to which Financial Assets will be credited.
     (B) All securities or other property underlying any Financial Assets credited to the Designated Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Designated Accounts be registered in the name of the Issuing Entity, the Servicer or the Depositor, payable to the order of the Issuing Entity, the Servicer or the Depositor or specially indorsed to the Issuing Entity, the Servicer or the Depositor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.
     (C) All property delivered to the Securities Intermediary pursuant to this Agreement will be credited upon receipt of such property to the appropriate Designated Account.
     (D) Each item of property (whether investments, investment property, Financial Asset, security, instrument or cash) credited to a Designated Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.
     (E) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Designated Accounts, the Securities Intermediary shall comply with such order without further consent by the Trust, the Servicer, the Depositor or any other Person.
     (F) The Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Designated Accounts (as well as the Security Entitlements related thereto) shall be governed by the laws of the State of New York.
     (G) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Designated Accounts and/or any Financial Assets or other property credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuing Entity, the Depositor, the Servicer, the Account Holder or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 6.1(b)(ii)(E) hereof.
     (H) Except for the claims and interest of the Indenture Trustee in the Designated Accounts, the Securities Intermediary has no knowledge of claims to, or interests in, the Designated Accounts or in any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Designated Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Servicer and the Issuing Entity thereof.
     (I) The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Designated Accounts and/or any Designated Account Property simultaneously to each of the Servicer and the Indenture Trustee, at the addresses set forth in Appendix B to this Agreement.
     (J) The Account Holder shall maintain each item of Designated Account Property in the particular Designated Account to which such item originated and shall not commingle items from different Designated Accounts.
     (K) The Servicer or other Person directing the investment of funds in the Designated Accounts shall not direct the Indenture Trustee to:
     (1) invest in any Physical Property, any Uncertificated Security that is not a Federal Book-Entry Security or any Certificated Security unless the Indenture Trustee takes Delivery of such item; or
     (2) invest in any Security Entitlement or Federal Book-Entry Security unless the Indenture Trustee obtains Control over such investment.
          (iii) The Servicer shall have the power, revocable by the Indenture Trustee (or by the Owner Trustee with the consent of the Indenture Trustee) to instruct the Indenture Trustee to make withdrawals and payments from the Designated Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.
          (iv) The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Designated Accounts and in all proceeds thereof (except Investment Proceeds). Except as otherwise provided herein or in the Indenture, the Designated Accounts shall be under the exclusive dominion and control of the Indenture Trustee for the benefit of the Securityholders and the Indenture Trustee shall have sole signature power and authority with respect thereto.
          (v) The Servicer shall not direct the Account Holder to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Account Holder to make any such investment or sale, if requested by the Account Holder, the Servicer shall deliver to the Account Holder an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.
          (c) Pursuant to the Trust Agreement, the Owner Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof (except Investment Proceeds). Except as otherwise provided herein or in the Trust Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. All amounts in the Certificate Distribution Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, at the written direction of the Servicer, by the bank or trust company at which the Certificate Distribution Account is maintained in Eligible Investments. Such written direction shall constitute certification by the Servicer that any such investment is authorized by this Section 6.1(c). In the absence of such direction all amounts in the Certificate Distribution Account shall be invested in Federated Prime Obligations Fund Number 396, provided such fund is an Eligible Investment. Investments in Eligible Investments shall be made in the name of the Owner Trustee or its nominee. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Servicer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall cause the Owner Trustee to transfer any cash and/or any investments in the old Certificate Distribution Account to such new Certificate Distribution Account.
          (d) The Indenture Trustee, the Owner Trustee, the Securities Intermediary, each Account Holder and each other Eligible Deposit Institution with whom a Designated Account or the Certificate Distribution Account is maintained waives any right of set-off, counterclaim, security interest or bankers’ lien to which it might otherwise be entitled.
          SECTION 6.2 Collections.
          (a) Except as otherwise provided in Section 6.2(b), the Servicer shall deposit Collections into the Collection Account as promptly as possible after the date such Collections are processed by the Servicer, but in no event later than the second Business Day after such processing date.
          (b) Notwithstanding anything in this Agreement to the contrary, for so long as
          (i) GMAC is the Servicer,
          (ii) no Servicing Default has occurred and is continuing,
          (iii) (A) GMAC maintains a short-term rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s,
     (B) GMAC arranges for and maintains a letter of credit or other form of Specified Support Arrangement in respect of the Servicer’s obligations to make deposits of Collections in the Collection Account that is acceptable in form and substance to each Rating Agency or

     (C) GMAC otherwise obtains the written confirmation from each Rating Agency that the failure by GMAC to make daily deposits shall not result in a downgrade, suspension or withdrawal of the rating of any outstanding series or class of Securities with respect to which it is a Rating Agency, and
          (iv) no Daily Remittance Period specified in the Officer’s Issuance Certificate of any series of Notes or Certificate Issuance Order for any class of Certificates is in effect
(each of clause (i), (ii), (iii) and (iv), a “Monthly Remittance Condition”), then, subject to any limitations in the confirmations described in (C) above, if then applicable, the Servicer need not deposit Trust Principal Collections and Trust Interest Collections into the Collection Account on a daily basis during a Collection Period or make the deposits on any dates during such Collection Period otherwise specified in Sections 2.1(d), 2.6(b) and 2.7(b)(iii), but may make a single deposit into the Collection Account in same-day or next-day funds not later than 12:00 noon, New York City time, on the Business Day immediately preceding the related Monthly Distribution Date (or, with the consent of the Indenture Trustee, in same day funds not later than 10:00 a.m., New York City time, on a Monthly Distribution Date) in a net amount equal to the amount which would have been on deposit in the Collection Account on such Monthly Distribution Date; provided that the amount of the Cash Collateral Amount for the last day of any Collection Period shall be deposited into the Collection Account (to the extent not already on deposit therein) no later than the second Business Day of the following Collection Period. If and so long as a Monthly Remittance Condition ceases to be satisfied, the Servicer shall commence, if not already doing so, making deposits in accordance with Section 6.2(a) no later than the first day of the first Collection Period that begins at least two Business Days after the day on which such Monthly Remittance Condition ceases to be satisfied.
ARTICLE VII
LIABILITIES OF SERVICER AND OTHERS
          SECTION 7.1 Liability of Servicer; Indemnities.
          (a) The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement and the Pooling and Servicing Agreement specifically undertaken by the Servicer in its capacity as Servicer. Such obligations shall include the following:
          (i) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, the Owner Trustee, the Issuing Entity and the Securityholders from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of any Eligible Receivables to the Issuing Entity hereunder or the issuance and original sale of any Securities, or asserted with respect to ownership or sale of any

Eligible Receivables in the Accounts in the Pool of Accounts or the Securities, or federal or other income taxes arising out of distributions or receipt of payment on the Securities, or any fees or other compensation payable to any such Person) and costs and expenses in defending against the same;
          (ii) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee, the Owner Trustee, the Issuing Entity and the Securityholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Indenture Trustee, the Owner Trustee, the Issuing Entity or the Securityholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, the Pooling and Servicing Agreement, the Indenture or the Trust Agreement or by reason of reckless disregard of its obligations and duties under this Agreement, the Pooling and Servicing Agreement, the Indenture or the Trust Agreement; and
          (iii) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee and the Owner Trustee, and their respective agents and servants, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with (x) in the case of the Owner Trustee, the Indenture Trustee’s performance of its duties under the Indenture, (y) in the case of the Indenture Trustee, the Owner Trustee’s performance of its duties under the Trust Agreement or (z) the acceptance, administration or performance by, or action or inaction of, the Indenture Trustee or the Owner Trustee, as applicable, of the trusts and duties contained in this Agreement, the Basic Documents, the Indenture (in the case of the Indenture Trustee), including the administration of the Owner Trust Estate, and the Trust Agreement (in case of the Owner Trustee), including the administration of the Trust Estate, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking to be indemnified, (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee’s breach of any of its representations or warranties in Section 6.13 of the Indenture, (C) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee’s breach of any of its representations or warranties set forth in Section 6.6 of the Trust Agreement or (D) shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of successor Servicer hereunder.
          (b) Indemnification under this Section 7.1 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 7.1 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. The Servicer’s obligations under this Section 7.1 shall survive the resignation or removal of the Owner Trustee or Indenture Trustee and the termination of this Agreement. The Owner Trustee and Indenture Trustee are expressly intended to be third-party-beneficiaries of this Section 7.1.

          SECTION 7.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer or (d) more than 50% of the voting interests of which is owned, directly or indirectly, by General Motors or GMAC and which is otherwise servicing dealer receivables, which Person in any of the foregoing cases (other than the Servicer as the surviving entity of any such merger or consolidation) executes an agreement of assumption to perform every obligation of the Servicer under this Agreement and the Pooling and Servicing Agreement, shall be the successor to the Servicer under this Agreement and the Pooling and Servicing Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, anything in this Agreement or in the Pooling and Servicing Agreement to the contrary notwithstanding. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.2 to the Rating Agencies.
          SECTION 7.3 Limitation on Liability of Servicer and Others.
          (a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as such shall be under any liability to the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Securityholders or any other Person, except as specifically provided in this Agreement and in the Pooling and Servicing Agreement, for any action taken or for refraining from the taking of any action pursuant to the Basic Documents or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under the Basic Documents. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the Basic Documents.
          (b) The Servicer and any director, officer or employee of the Servicer shall be reimbursed by the Owner Trustee for any contractual damages, liability or expense (including, without limitation, any obligation of the Servicer to the Indenture Trustee pursuant to Section 7.1(a)(iii)(y) or (z)) incurred by reason of the Owner Trustee’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of such trustee’s duties under this Agreement or the Trust Agreement or by reason of reckless disregard of its obligations and duties under such agreements; provided, however, in no event shall the Owner Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including, without limitation, lost profits.
          (c) Except as provided in this Agreement or in the Pooling and Servicing Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables arising under the Accounts in the Pool of Accounts in accordance with this Agreement and the Pooling and Servicing Agreement and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the parties to the Basic Documents and the interests of the Securityholders under the Basic Documents. In such event, the legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor.
          (d) The Applicable Trustee shall distribute out of the Collection Account on a Monthly Distribution Date any amounts permitted for reimbursement pursuant to Section 7.3(c) not therefor reimbursed; provided, however, that the Applicable Trustee shall not distribute such amounts if the amount on deposit in the Reserve Fund (after giving effect to all withdrawals pursuant to Section 4.5, on such Monthly Distribution Date) is less than the Reserve Fund Required Amount.
          SECTION 7.4 Delegation of Duties. So long as GMAC acts as Servicer, the Servicer may, at any time without notice or consent, delegate any duties under this Agreement or under the Pooling and Servicing Agreement to any Person more than 50% of the voting interests of which is owned, directly or indirectly, by General Motors or GMAC or to any entity that agrees to conduct such duties in accordance with the Floor Plan Financing Guidelines and this Agreement. The Servicer may at any time perform specific duties as Servicer through sub-contractors who are in the business of servicing dealer floor plan automotive or similar receivables; provided, however, that no such delegation or subcontracting shall relieve the Servicer of its responsibility with respect to such duties.
          SECTION 7.5 Servicer Not to Resign. Subject to the provisions of Section 7.2, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement and the Pooling and Servicing Agreement as Servicer except upon determination that the performance of its duties under this Agreement or under the Pooling and Servicing Agreement, as the case may be, is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Owner Trustee. If, at the time of resignation, an eligible entity has not accepted appointment as successor Servicer, the Indenture Trustee shall assume the responsibilities and obligations of the Servicer and the provisions of Section 8.2 shall apply.
ARTICLE VIII
DEFAULT
          SECTION 8.1 Servicing Defaults. Each of the following shall constitute a “Servicing Default”:
          (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Designated Accounts or to the Owner Trustee for deposit in the Certificate Distribution Account any required payment or to direct the Indenture Trustee or the Owner Trustee to make any required distribution therefrom, which failure continues unremedied for a period of five Business Days after written notice is received by the Servicer from the Indenture Trustee or the Owner Trustee or after discovery of such failure by an officer of the Servicer;
          (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, the

Pooling and Servicing Agreement, the Indenture or the Trust Agreement, which failure (i) materially and adversely affects the rights of Securityholders and (ii) continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or the Owner Trustee, or to the Servicer, the Indenture Trustee and the Owner Trustee by Noteholders whose Notes evidence not less than 25% of the Outstanding Amount of the Notes as of the close of the preceding Monthly Distribution Date or by Certificateholders whose Certificates evidence not less than 25% of the Voting Interests as of the close of the preceding Monthly Distribution Date or after discovery of such failure by an officer of the Servicer;
          (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement proves to have been incorrect when made and such inaccuracy has a material adverse effect on the rights of the Securityholders and such material adverse effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or the Owner Trustee; or
          (d) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or
          (e) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to the Depositor or the Servicer or of or relating to substantially all of their respective property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of all or substantially all of its obligations.
          Notwithstanding the foregoing, there shall be no Servicing Default where a Servicing Default would otherwise exist due to a delay in or failure of performance under Section 8.1(a) for a period of 10 Business Days, or under Section 8.1(b) or (c) for a period of 60 days, if the delay or failure giving rise to such Servicing Default was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Pooling and Servicing Agreement and the Servicer shall provide the Indenture Trustee, the Owner Trustee, the Depositor and the Securityholders with prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations. The Servicer shall immediately notify the Indenture Trustee, the Owner Trustee and the Rating Agencies in writing of any Servicing Default.

          SECTION 8.2 Consequences of a Servicing Default. If a Servicing Default shall occur and be continuing, either the Indenture Trustee or the Noteholders whose Notes evidence not less than a majority of the Outstanding Amount attributable to such Notes as of the close of the preceding Monthly Distribution Date (or, if the Notes have been paid in full and the Indenture has been discharged with respect thereto, the Owner Trustee or Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Monthly Distribution Date), by notice then given in writing to the Servicer and the Owner Trustee and to the Indenture Trustee if given by the Noteholders or the Certificateholders) may terminate all, but not less than all, of the rights and obligations (other than its obligations that have accrued up to the time of such termination) of the Servicer under this Agreement and the Pooling and Servicing Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement and the Pooling and Servicing Agreement, whether with respect to the Notes, the Certificates, the Accounts in the Pool of Accounts, the related Receivables (including those held by the Trust and those retained by GMAC) or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 8.2. The Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables arising under the Accounts in the Pool of Accounts and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the Servicer under this Agreement and the Pooling and Servicing Agreement, including, without limitation, the transfer to the Indenture Trustee or the Owner Trustee for administration by it of all Collections that shall at the time be held by the Servicer for deposit, or that shall have been deposited by the Servicer in the Collection Account, the Term Note Distribution Account, the Revolver Distribution Account, the Certificate Distribution Account or any other Designated Account or thereafter received with respect to the Receivables in the Accounts in the Pool of Accounts that shall at that time be held by the Servicer. In addition to any other amounts that are then payable to the Servicer under this Agreement, the Servicer shall be entitled to receive from the successor Servicer, as described in Section 8.6, reimbursements for any outstanding Servicer Advances made during the period prior to the notice pursuant to this Section 8.2 which terminates the obligation and rights of the Servicer under this Agreement. To the extent that compliance with this Section 8.2 shall require the Servicer to disclose to the successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest.
          SECTION 8.3 Indenture Trustee to Act; Appointment of Successor.
          (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.2, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the Pooling and Servicing Agreement and the transactions set forth or provided for in this Agreement and the Pooling and Servicing Agreement, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement and the

Pooling and Servicing Agreement. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination had been given. Notwithstanding the above, the Indenture Trustee may, if it is unwilling to so act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction for the appointment of, a successor (i) having a net worth of not less than $100,000,000, (ii) a long-term unsecured debt rating from Moody’s of at least Baa3 (unless such requirement is expressly waived by Moody’s) and (iii) whose regular business includes the servicing of dealer floor plan automotive receivables, as the successor to the Servicer under this Agreement and the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement and the Pooling and Servicing Agreement (except that such successor shall not be liable for any liabilities incurred by any predecessor Servicer). Any successor to the Servicer shall automatically agree to be bound by the terms and provisions of any Specified Support Arrangement. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of Collections as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement and the Pooling and Servicing Agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement and the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession.
          (b) All authority and power granted to any successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 7.1 of the Trust Agreement, and shall pass to and be vested in the Depositor and, without limitation, the Depositor is hereby authorized and empowered to execute and deliver, on behalf of the successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The successor Servicer agrees to cooperate with the Depositor in effecting the termination of the responsibilities and rights of the successor Servicer under this Agreement and the Pooling and Servicing Agreement. The successor Servicer shall transfer to the Depositor its electronic records relating to the Accounts and the Receivables serviced hereunder in such electronic form as the Depositor may reasonably request and shall transfer to the Depositor all other records, correspondence and documents in the manner and at such times as the Depositor shall reasonably request. To the extent that compliance with this Section 8.3 shall require the successor Servicer to disclose to the Depositor information of any kind which the successor Servicer deems to be confidential, the Depositor shall be required to enter into such customary licensing and confidentiality agreements as the successor Servicer shall deem necessary to protect its interests.
          SECTION 8.4 Notification to Securityholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to the Term Noteholders, the Revolving Noteholders, the Rating Agencies and the Owner Trustee shall give prompt written notice thereof to the Certificateholders.
          SECTION 8.5 Waiver of Past Defaults. Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of the preceding

Monthly Distribution Date (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Monthly Distribution Date) voting as a single class, may, on behalf of all Securityholders, waive any default by the Servicer in the performance of its obligations hereunder and under the Pooling and Servicing Agreement and its consequences, except a Servicing Default under Section 8.1(a). Upon any such waiver of a past default, such default shall cease to exist, and any Servicing Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Pooling and Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
          SECTION 8.6 Repayment of Advances. If the identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive, to the extent of available funds, reimbursement for Servicer Advances in the manner specified in Section 4.5, with respect to all previously unreimbursed Servicer Advances made by such predecessor Servicer prior to the reimbursement of any Servicer Advances made by the successor Servicer.
ARTICLE IX
EARLY AMORTIZATION EVENTS; TERMINATION
          SECTION 9.1 Early Amortization Events. If any one of the following events shall occur:
          (a) an Insolvency Event with respect to the Depositor or the Servicer (or GMAC, if it is not the Servicer);
          (b) failure on the part of the Depositor, the Servicer or GMAC, as applicable, (i) to pay (or set aside for payment) pursuant to Section 4.5(d)(ii), (iii) and (iv) all amounts required to be paid as principal on any Notes on the applicable Stated Final Payment Date or distributed as Certificate Balance on any Certificates on the applicable Stated Final Distribution Date;
          (c) failure on the part of the Depositor, the Servicer or GMAC, as applicable, to duly observe or perform in any material respect any other covenants or agreements of the Depositor, the Servicer or GMAC, as the case may be, set forth in this Agreement or the Pooling and Servicing Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by the Indenture Trustee or the Owner Trustee to the Depositor, provided, however, that no Early Amortization Event shall be deemed to occur if the Receivables affected by such failure are repurchased by the Depositor or the Servicer or GMAC (if GMAC is not the Servicer), as applicable, in accordance with the Basic Documents;
          (d) any representation or warranty made by GMAC in the Pooling and Servicing Agreement or the Depositor in this Agreement or any information contained on the Schedule of Accounts, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor by the Indenture Trustee or the Owner Trustee and (ii) as a result of such incorrectness the interests of the Securityholders are materially and adversely affected, provided, however, that no Early Amortization Event shall be deemed to occur if the Receivables relating to such representation or warranty are repurchased by GMAC or the Depositor, as applicable, in accordance with the Basic Documents;
          (e) on any Monthly Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20.0%;
          (f) on any three consecutive Monthly Distribution Dates, the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount;
          (g) a notice setting forth one or more Events of Default under the Indenture and declaring the unpaid principal amount of Outstanding Notes (together with accrued and unpaid interest thereon) immediately due and payable has been given pursuant to Section 5.2(a) of the Indenture; provided, however, that if no other Early Amortization Event has occurred and is continuing and so long as the Scheduled Revolving Period Termination Date has not occurred, if the Depositor so elects, the Early Amortization Period resulting from such occurrence shall terminate and the Revolving Period (and, if the Depositor so elects, any then occurring Payment Periods if and to the extent set forth in the related Officer’s Issuance Certificate) shall recommence if a notice rescinding and annulling such declaration has been given pursuant to the Indenture;
          (h) on any Monthly Distribution Date, the Reserve Fund Required Amount for such Monthly Distribution Date exceeds the amount on deposit in the Reserve Fund by more than the Reserve Fund Trigger Amount;
          (i) on any Monthly Distribution Date, the average Daily Trust Balance is less than 75% of the sum of the average Outstanding Amount of the Term Notes and the average Certificate Balance (in each case, such average being determined over the six Collection Periods immediately preceding such Monthly Distribution Date (or, if shorter, the period from the Closing Date through and including the last day of the immediately preceding Collection Period));
          (j) on any Monthly Distribution Date, as of the last day of each of the two immediately preceding Collection Periods, the aggregate principal balance of all Available Receivables is less than 70% of the aggregate principal balance of all Receivables (including Receivables included in the Retained Property) in the Accounts in the Pool of Accounts;
          (k) any other Early Amortization Event set forth in the Officer’s Issuance Certificate related to any series of Notes;
          (l) on any Monthly Distribution Date the amount of funds drawn from the Reserve Fund to pay interest on the Notes on the preceding Monthly Distribution Date is not replaced on or prior to such Monthly Distribution Date, and on such Monthly Distribution Date and on each of the Business Days since the Monthly Distribution Date preceding such Monthly Distribution Date the prime rate used with respect to calculating the Interest Rate on the Receivables for the period beginning on each such date is less than LIBOR as of such date;

          (m) the Trust or the Depositor is required to register under the Investment Company Act;
          (n) (i)(1)General Motors files a petition, or (2) a person other than General Motors files a petition that remains undismissed after 90 days, or (3) a court enters an order for relief against General Motors, in each case, under Chapter 7 of the U.S. Bankruptcy Code or a similar provision of state or federal law that would result in the liquidation of General Motors; or (ii) General Motors ceases to operate as an automobile manufacturer or undertakes to sell or liquidate all or substantially all of its automobile manufacturing assets or business (or files a motion or other pleading requesting approval of any such actions), in either case, after a petition has been filed under Chapter 11 of the U.S. Bankruptcy Code or a similar provision of state or federal law; or
          (o) a Basis Swap related to any Securities is terminated, revoked, withdrawn, rescinded or found by a court of competent jurisdiction to be unenforceable for any reason other than (i) in connection with the issuance of additional Securities, or a change in the Specified Maximum Revolver Balance or any Series Specified Maximum Revolver Balance, so long as the conditions set forth in Section 4.9 for such issuance or change are satisfied; (ii) the payment in full of such series of Securities; or (iii) the replacement of the Basis Swap Counterparty pursuant to the terms of such Basis Swap;
then, subject to applicable law, and after the applicable grace period, if any, an amortization event (an “Early Amortization Event”) shall occur without any notice or other action on the part of any party immediately upon the occurrence of such event. The Servicer shall provide written notice of the occurrence of such Early Amortization Event to the Rating Agencies.
          SECTION 9.2 Insolvency Events.
          (a) Upon any sale, disposition or other liquidation of the assets of the Trust pursuant to Article V of the Indenture, the Servicer shall instruct the Indenture Trustee to deposit into the Collection Account the amounts specified in Section 5.4(b) of the Indenture (the “Insolvency Proceeds”). The Servicer shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Trust Interest Collections and Trust Principal Collections. The Insolvency Proceeds shall be allocated and distributed to the Securityholders in accordance with Article IV on the next Monthly Distribution Date and the Trust (if not already so terminated) and the Trust Agreement shall terminate as provided in Section 7.1 of the Trust Agreement.
          (b) Subject to Section 6.1(b), any investments on deposit in any of the SWIFT 2007-AE-1 Reserve Funds which shall not mature on or before such Monthly Distribution Date shall be sold by the Indenture Trustee at such time as shall result in the Indenture Trustee receiving the proceeds from such sale not later than the day immediately preceding such Monthly Distribution Date. Any Insolvency Proceeds remaining after the deposits described above shall be paid to the Depositor.
          SECTION 9.3 Optional Purchase by the Servicer. At any time from and after the time that,

          (a) the Daily Trust Balance is less than or equal to 10% of an amount equal to the highest sum, on any date since the Closing Date, of the Daily Trust Balance plus the Cash Collateral Amount plus the total of amounts on deposit in the Cash Accumulation Accounts and funds on deposit in the Distribution Accounts in respect of principal (all such amounts being calculated as of the close of business on such day), and
          (b) either
(i)	there are no Term Notes then outstanding or

(ii)	the Wind Down Period is then in effect,
the Servicer shall have the option to purchase, as of the last day of any Collection Period, the assets of the Trust other than the Designated Accounts and the Certificate Distribution Account. To exercise such option, with respect to any Collection Period, the Servicer shall deposit in the Collection Account an amount equal to the aggregate Administrative Purchase Payments for the Receivables (including Defaulted Receivables) held by the Trust on the last day of such Collection Period, plus the appraised value of any such other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee (such amount will not be less than the outstanding principal balance and unpaid interest on all Securities. Thereupon, the Servicer shall succeed to all interests in and to the assets of the Trust (other than the Designated Accounts and the Certificate Distribution Account) and the Trust shall assign all such interest to the Servicer. The amount so paid to the Trust shall be treated as Trust Principal Collections received during such Collection Period to the extent of the principal portion of the aggregate Administrative Purchase Payment so paid, with the remainder being treated as Trust Interest Collections received during such Collection Period.
          SECTION 9.4 Termination. Notice of any termination of the Trust and the Trust Agreement shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof. Following the satisfaction and discharge of the Indenture and the payment in full of principal and interest on the Term Notes and the Revolving Notes, the Certificateholders shall succeed to the rights of the Term Noteholders and the Revolving Noteholders hereunder and the Owner Trustee shall succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement (subject to the continuing obligations of the Indenture Trustee set forth in Section 4.4 of the Indenture). After payment to the Indenture Trustee, the Owner Trustee, the Securityholders (including any deposit into the Distribution Accounts for the benefit of the Securityholders) and the Servicer of all amounts required to be paid (or so deposited) under this Agreement, the Indenture and the Trust Agreement, any amounts on deposit in each of the SWIFT 2007-AE-1 Reserve Funds and the Collection Account (after all other distributions required to be made from each of the SWIFT 2007-AE-1 Reserve Funds have been made and all distributions to GMAC on account of the Retained Property have been made) and any other assets of the Trust, including any Receivables held by the Trust, shall be paid and delivered to the Depositor and this Agreement (except for Section 7.1) shall be terminated.
          SECTION 9.5 Recommencement of Revolving Period.

          (a) If an Early Amortization Event described in Section 9.1(g) or (i) has occurred with the result that the Revolving Period has terminated and the Early Amortization Period has commenced, the Depositor may nonetheless elect to terminate the Early Amortization Period and recommence the Revolving Period, but only if
          (i) such recommencement begins no later than the first anniversary of the termination of the Revolving Period;
          (ii) as of the date of recommencement, if the event giving rise to such Early Amortization Event was Section 9.1(g) or (i), such event was not reoccurring on each of the three Monthly Distribution Dates immediately preceding the date of recommencement or, if the event giving rise to such Early Amortization Event was Section 9.1(g), the provisions of the proviso thereof have been satisfied;
          (iii) the Final Revolving Period Termination Date has not occurred;
          (iv) the long term debt obligations of GMAC are rated at least “Baa3” by Moody’s or Moody’s consents to the recommencement of the Revolving Period;
          (v) the Reserve Fund Funding Condition is satisfied; and
          (vi) the quotient of
     (A) the outstanding Certificate Balance of all outstanding Certificates over
     (B) the Maximum Pool Balance shall equal or exceed the Specified Certificate Percentage.
Written and verbal notice of such election to recommence the Revolving Period must be given to the Servicer, the Owner Trustee, the Indenture Trustee and the Rating Agencies at least ten Business Days prior to the proposed date of recommencement.
          (b) If the Revolving Period has terminated and the Wind Down Period has commenced prior to the Final Revolving Period Termination Date, the Depositor may nonetheless elect to terminate the Wind Down Period and recommence the Revolving Period, but only if
          (i) such recommencement begins no later than the first anniversary of the termination of the Revolving Period;
          (ii) if an Early Amortization Event has occurred, the Revolving Period was or on or before the recommencement date will be recommenced in accordance with Section 9.5(a);
          (iii) the Final Revolving Period Termination Date has not occurred;
          (iv) the Reserve Fund Funding Condition is satisfied; and

          (v) the quotient of
     (A) the outstanding Certificate Balance of all outstanding Certificates over
     (B) the Maximum Pool Balance shall equal or exceed the Specified Certificate Percentage.
Written and verbal notice of such election to recommence the Revolving Period must be given to the Servicer, the Owner Trustee, the Indenture Trustee and the Rating Agencies at least ten Business Days prior to the proposed date of recommencement.
ARTICLE X
MISCELLANEOUS PROVISIONS
          SECTION 10.1 Amendment.
          (a) This Agreement may be amended by the Depositor, the Servicer and the Owner Trustee with the consent of the Indenture Trustee, but without the consent of any of the Securityholders,
          (i) to cure any ambiguity,
          (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Basic Documents,
          (iii) to add or supplement any Specified Support Arrangement for the benefit of any Securityholders (provided that if any such addition shall affect any series or class of Securityholders differently than any other series or class of Securityholders, then such addition shall not, as evidenced by an Opinion of Counsel, materially and adversely affect in any material respect the interests of any series or class of Securityholders),
          (iv) to add to the covenants, restrictions or obligations of the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee for the benefit of the Securityholders,
          (v) to add provisions to or delete or modify the existing provisions of this Trust Sale and Servicing Agreement as appropriate to allow the Trust to issue foreign currency-denominated Notes, including without limitation adding provisions granting rights under this Trust Sale and Servicing Agreement to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency-denominated Notes, or

          (vi) to add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Securityholders.
          (b) This Agreement may also be amended from time to time by the Depositor, the Servicer and the Owner Trustee with the consent of the Indenture Trustee, the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of the preceding Monthly Distribution Date (unless, as evidenced by an Opinion of Counsel, such amendment shall not materially and adversely affect the interests of the Noteholders) and the consent of Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Monthly Distribution Date (unless, as evidenced by an Opinion of Counsel, such amendment shall not materially and adversely affect the interests of the Certificateholders) (which consent, whether given pursuant to this Section 10.1 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Security and of any Security issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Security) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall
          (i) change the due date of any instalment of principal of or interest on any Security, or reduce the principal amount thereof, the interest rate applicable thereto, or the Redemption Price with respect thereto, change any place of payment where, or the coin or currency in which, any Security or any distribution thereon is payable, or impair the right to institute suit as provided in Article V of the Indenture for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date) (it being understood that the issuance of any Notes after the Initial Closing Date as contemplated by the Trust Sale and Servicing Agreement and the Indenture and the specification of the terms and provisions thereof pursuant to an Officer’s Issuance Certificate (with respect to any Notes) shall not be deemed to have such effect for purposes hereof),
          (ii) adversely affect the rating of any series or class of Securities by any Rating Agency without the consent of the holders of two-thirds of the Outstanding Amount of such series of Notes or the Voting Interests of such class of Certificates, as appropriate, or
          (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of such aforesaid percentage of Securityholders.
          (c) Prior to the execution of any such amendment, supplement or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to the Rating Agencies.

          (d) Promptly after the execution of any such amendment, supplement or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Securityholder.
          (e) It shall not be necessary for the consent of Securityholders pursuant to Section 10.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Securityholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable requirements as the Indenture Trustee or the Owner Trustee may prescribe, including the establishment of record dates pursuant to paragraph number 3 of the Depository Agreements.
          (f) Prior to the execution of any amendment to this Agreement, the Indenture Trustee and the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.2(i). The Indenture Trustee and the Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects such trustee’s own rights, duties or immunities under this Agreement or otherwise.
          (g) Each of GMAC and the Depositor agrees that such Person shall not amend or agree to any amendment of the Pooling and Servicing Agreement unless such amendment would be permissible under the terms of this Section 10.1 as if this Section 10.1 were contained in the Pooling and Servicing Agreement.
          SECTION 10.2 Protection of Title to the Owner Trust Estate.
          (a) The Depositor or the Servicer or both shall execute and file such financing statements and cause to be executed and filed such continuation statements or other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Securityholders, the Indenture Trustee and the Owner Trustee hereunder in the Receivables in the Accounts in the Pool of Accounts and the related Collateral Security and in the proceeds thereof (including, without limitation, the filing of UCC-1 financing statements on or prior to the Closing Date). The Depositor or the Servicer or both shall deliver (or cause to be delivered) to the Indenture Trustee and the Owner Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Depositor agrees to use reasonable efforts to cause GMAC to comply with its obligations under Section 7.02 of the Pooling and Servicing Agreement.
          (b) Within 60 days after the Depositor or the Servicer make any change in its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of the UCC, the Depositor or the Servicer as applicable shall give the Indenture Trustee and the Owner Trustee notice of any such change.
          (c) Each of the Depositor and the Servicer shall give the Indenture Trustee and the Owner Trustee at least 60 days prior written notice of any relocation of its principal executive office or change in its jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables arising under the Accounts in the Pool of Accounts, its principal executive office and its jurisdiction of organization within the United States of America.
          (d) The Servicer shall maintain accounts and records as to each Eligible Receivable arising under an Account in the Pool of Accounts accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each such Receivable and the amounts from time to time deposited in the Collection Account.
          (e) In connection with the sale and transfer hereunder of the Receivables in the Accounts in the Pool of Accounts and the related Collateral Security from the Depositor to the Trust, the Depositor shall, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, and on or prior to the applicable Addition Date, in the case of Additional Accounts, (i) indicate in its computer files and cause GMAC to indicate in its computer files as required by the Pooling and Servicing Agreement, that the Eligible Receivables in the Accounts in the Pool of Accounts have been sold and transferred, and the Collateral Security assigned, to the Depositor pursuant to the Pooling and Servicing Agreement and that such property has been sold and transferred to the Trust pursuant to this Agreement for the benefit of the Securityholders and (ii) deliver (or cause GMAC to deliver) a true and complete list of all such Accounts to the Owner Trustee specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, and as of the applicable Additional Cut-Off Date, in the case of Additional Accounts, its account number and the outstanding principal balance of Eligible Receivables in such Account. Such list, as supplemented from time to time to reflect Additional Accounts, Randomly Selected Accounts and Removed Accounts (including Accounts removed as described in Section 2.9), shall be the Schedule of Accounts to this Agreement and is hereby incorporated into and made a part of this Agreement. The Owner Trustee shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in the Schedule of Accounts from time to time.
          (f) If at any time the Depositor or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in dealer floor plan automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they refer in any manner whatsoever to any Eligible Receivable arising under an Account in the Pool of Accounts indicate clearly that an interest in such Receivable has been sold and is owned by the Issuing Entity.
          (g) The Servicer shall permit the Indenture Trustee and the Owner Trustee and their respective agents at any time to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable then or previously included in the Owner Trust Estate.

          (h) The Servicer shall furnish to the Indenture Trustee and the Owner Trustee at any time upon request a list of all Accounts then included in the Pool of Accounts, together with a reconciliation of such list to the Schedule of Accounts as initially furnished hereunder and to each notice furnished before such request indicating removal from or addition to the Accounts in the Pool of Accounts. Upon request, the Servicer shall furnish a copy of any such list to the Depositor. The Indenture Trustee, the Owner Trustee and the Depositor shall hold any such list and the Schedule of Accounts and a copy of the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement and the Indenture for examination by interested parties during normal business hours at their respective Corporate Trust Offices or, in the case of the Depositor, at its office, located at the addresses set forth in Section 10.3.
          (i) The Servicer shall deliver to the Indenture Trustee and the Owner Trustee promptly after the execution and delivery of this Agreement and of each amendment or supplement hereto, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee and the Owner Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.
          (j) To the extent required by law, the Depositor shall cause the Term Notes (other than any Unregistered Notes) to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.
          SECTION 10.3 Notices. All demands, notices and communications upon or to the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or the Rating Agencies under this Agreement shall be delivered as specified in Appendix B hereto.
          SECTION 10.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          SECTION 10.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any of the Securities or rights of any Interested Parties.
          SECTION 10.6 Assignment. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Depositor without the prior written consent of Noteholders whose Notes evidence not less than 66% of the Outstanding Amount of the Notes as of the close of the preceding Monthly Distribution Date and of Certificateholders whose Certificates evidence not less than 66% of the Voting Interests as of the close of the preceding Monthly Distribution Date. The Depositor shall provide notice of any such assignment to the Rating Agencies.
          SECTION 10.7 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Securityholders and their respective successors and permitted assigns. Except as otherwise provided in Section 7.1 or in this Article X, no other person shall have any right or obligation hereunder.
          SECTION 10.8 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
          SECTION 10.9 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
          SECTION 10.10 Assignment to Indenture Trustee. The Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuing Entity to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and (only to the extent expressly provided herein and in the Indenture) the Certificateholders of all right, title and interest of the Issuing Entity in, to and under the Receivables and/or the assignment of any or all of the Issuing Entity’s rights and obligations hereunder to the Indenture Trustee.
          SECTION 10.11 No Petition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer and the Depositor shall not, prior to the date which is one year and one day after the final distribution with respect to the Securities to any of the Distribution Accounts, acquiesce, petition or otherwise invoke or cause the Issuing Entity to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuing Entity under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuing Entity.
          SECTION 10.12 Further Assurances. The Depositor, the Owner Trustee and the Indenture Trustee agree to do and perform from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Accounts for filing under the provisions of the UCC of any applicable jurisdiction and to evidence the repurchase of any interest in any Receivable by GMAC, the Depositor or the Servicer.
          SECTION 10.13 No Waiver; Cumulative Remedies. No failure or delay on the part of the Owner Trustee or the Indenture Trustee in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, power and privileges provided by law.
          SECTION 10.14 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.
          SECTION 10.15 Limitation of Liability of Indenture Trustee and Owner Trustee.
          (a) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by The Bank of New York Trust Company, N.A., not in its individual capacity but solely as Indenture Trustee, and in no event shall The Bank of New York Trust Company, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture.
          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by HSBC Bank USA, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuing Entity and in no event shall HSBC Bank USA, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Sale and Servicing Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST 2007-AE-1, Issuing Entity
By:	HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Elena Zheng
	Name:	Elena Zheng
	Title:	Assistant Vice President

WHOLESALE AUTO RECEIVABLES LLC, Depositor
By:	/s/ Carl J. Vannatter
	Name:	Carl J. Vannatter
	Title:	Vice President

GMAC LLC, Servicer
By:	/s/ Nancy L. Bugg
	Name:	Nancy L. Bugg
	Title:	Director - U.S. Securitization

Acknowledged and Accepted:

The Bank of New York Trust Company, N.A., not in its individual capacity but solely as Indenture Trustee,
By:	/s/ Keith R. Richardson
	Name:	Keith R. Richardson
	Title:	Vice President

HSBC Bank USA, National Association, not in its individual capacity but solely as Owner Trustee,
By:	/s/ Elena Zheng
	Name:	Elena Zheng
	Title:	Assistant Vice President

EXHIBIT A
FORM OF ASSIGNMENT FOR THE INITIAL CLOSING DATE
          As of February 13, 2007, for value received, in accordance with the Trust Sale and Servicing Agreement, dated as of February 13, 2007 (the “Trust Sale and Servicing Agreement”), between GMAC LLC, a Delaware limited liability company, as Servicer (“GMAC”), Wholesale Auto Receivables LLC, a Delaware limited liability company (the “Depositor”), and Superior Wholesale Inventory Financing Trust 2007-AE-1 (the “Trust”), the Depositor does hereby sell, assign, transfer and otherwise convey unto the Trust, without recourse, all of its right, title and interest in, to and under (i) all of the Eligible Receivables existing in the Accounts listed in the Schedule of Accounts as of the close of business on the Initial Cut-Off Date and, so long as each such Account is included in the Pool of Accounts, all Eligible Receivables created or deemed created thereunder on each Receivables Purchase Date, all monies due or to become due thereon after the Initial Cut-Off Date or such Receivables Purchase Date, as appropriate, all Collateral Security with respect thereto and all amounts received with respect thereto, (ii) Article IV and Sections 3.04(c) and 6.03 of the Pooling and Servicing Agreement, dated as of February 13, 2007, between GMAC and the Depositor, with respect to such Receivables, (iii) the Custodian Agreement with respect to such Receivables and (iv) all proceeds of the foregoing (including “proceeds” as defined in the UCC and Recoveries), in each case, as more fully described in the Trust Sale and Servicing Agreement.
          The foregoing sale, transfer, assignment and conveyance and any sales, transfers, assignments and conveyances subsequent to the date hereof do not constitute, and are not intended to result in, the creation or an assumption by the Trust of any obligation of the Depositor, GMAC, General Motors or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.
          It is the intention of Depositor and the Trust that the transfers and assignments contemplated by this Assignment, including transfers and assignments subsequent to the date hereof, shall constitute a sale of the property described herein and in the Pooling and Servicing Agreement from the Depositor to the Trust and the beneficial interest in and title to such property shall not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law.
          This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Trust Sale and Servicing Agreement and is to be governed by the Trust Sale and Servicing Agreement.
          Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Trust Sale and Servicing Agreement.
* * * * *

          IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the day and year first above written.

WHOLESALE AUTO RECEIVABLES LLC
By:
Name:
Title:

EXHIBIT B
LOCATIONS OF SCHEDULE OF ACCOUNTS
The Schedule of Accounts is
on file at the offices of:
1.	The Indenture Trustee

2.	The Owner Trustee

3.	GMAC LLC

4.	Wholesale Auto Receivables LLC

EXHIBIT C
FORM OF ASSIGNMENT FOR EACH ADDITION DATE
          As of                     , 200_, for value received, in accordance with the Trust Sale and Servicing Agreement, dated as of February 13, 2007 (the “Trust Sale and Servicing Agreement”), between GMAC LLC, a Delaware limited liability company, as Servicer (“GMAC”), Wholesale Auto Receivables LLC, a Delaware limited liability company (the “Depositor”), and Superior Wholesale Inventory Financing Trust 2007-AE-1 (the “Trust”), the Depositor does hereby sell, assign, transfer and otherwise convey unto the Trust, without recourse, with respect to the Additional Accounts to which this Assignment relates, all of its right, title and interest in, to and under (i) all of the Eligible Receivables as of the close of business on the related Additional Cut-Off Date in such Additional Accounts and, so long as each such Account is included in the Pool of Accounts, all Eligible Receivables created or deemed created thereunder on each Receivables Purchase Date, all monies due or to become due thereon after such Additional Cut-Off Date or such Receivables Purchase Date, as appropriate, all Collateral Security with respect thereto and all amounts received with respect thereto, (ii) Article IV and Sections 3.04(c) and 6.03 of the Pooling and Servicing Agreement, dated as of February 13, 2007, between GMAC and the Depositor, with respect to such Receivables, including the right of the Depositor to cause GMAC to repurchase Receivables under certain circumstances, (iii) the Custodian Agreement with respect to such Receivables and (iv) all proceeds of the foregoing (including “proceeds” as defined in the UCC and Recoveries), in each case as more fully described in the Trust Sale and Servicing Agreement.
          The foregoing sale, transfer, assignment and conveyance and any sales, transfers, assignments and conveyances subsequent to the date hereof do not constitute, and are not intended to result in, the creation or an assumption by the Trust of any obligation of the Depositor, GMAC, General Motors or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.
          It is the intention of the Depositor and the Trust that the transfers and assignments contemplated by this Assignment, including transfers and assignments subsequent to the date hereof, shall constitute a sale of the property described herein and the Pooling and Servicing Agreement from the Depositor to the Trust and the beneficial interest in and title to such property shall not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law.
          This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Trust Sale and Servicing Agreement and is to be governed by the Trust Sale and Servicing Agreement.
          Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Trust Sale and Servicing Agreement.
* * * * *

          IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the day and year first above written.

WHOLESALE AUTO RECEIVABLES LLC
By:
Name:
Title:

EXHIBIT D
FORM OF OPINION OF COUNSEL WITH RESPECT TO
ADDITION OF ACCOUNTS
Provision to be Included in Opinion of Counsel
Delivered Pursuant to Section 2.7(b)(ix)
of the Trust Sale and Servicing Agreement
          The opinion set forth below is subject to standard qualifications, assumptions, limitations and exceptions. Capitalized terms used but not defined herein are used as defined in the Trust Sale and Servicing Agreement dated as of February 13, 2007 among GMAC LLC, as Servicer, Wholesale Auto Receivables LLC, as Depositor (the “Depositor”), and Superior Wholesale Inventory Financing Trust 2007-AE-1.
The Assignment delivered on the Addition Date has been duly authorized, executed and delivered by the Depositor, and constitutes the valid and legally binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms.

APPENDIX A
PART I — DEFINITIONS
     All terms defined in this Appendix shall have the defined meanings when used in the Basic Documents, unless otherwise defined therein.
          2007-RN1 Note: The Class A Floating Rate Asset Backed Revolving Note, Series 2007-RN1.
          2007-RN1 Note Basis Swap: The 2007-RN1 Note Basis Swap dated as of the Initial Closing Date between the Trust and Bank of America, N.A., as the Basis Swap Counterparty, including all schedules and confirmations related thereto.
          2007-A Term Notes: The Class A Term Notes, the Class B Term Notes, the Class C Term Notes and the Class D Term Notes.
          2007-AE-1 Offered Notes: The Class A Term Notes, the Class B Term Notes and the Class C Term Notes.
          Account: An individual line of credit or related lines of credit represented by a Floor Plan Financing Agreement extended or maintained by GMAC to a United States corporation or other Person located in the United States engaged generally in the business of purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business.
          Account Holder: A bank or trust company that holds one or more of the Designated Accounts.
          Accountants’ Report: The report described in Section 4.2 of the Trust Sale and Servicing Agreement.
          Accumulation Account: With respect to any series of Notes or class of Certificates, an Eligible Deposit Account established and maintained by the Servicer with the Indenture Trustee, in the name of the Indenture Trustee, on behalf of the holders of such series of Notes or class of Certificates, which shall constitute a Designated Account, and which shall have such additional terms and provisions as shall be set forth in the Officer’s Issuance Certificate with respect to such series of Notes or in the Certificate Issuance Order with respect to such class of Certificates.
          Act: An Act as specified in Section 11.3(a) of the Indenture.
          Actual/360 Day Count: (i) If applicable with respect to any series of Notes, the calculation method set forth as such in the relevant Officer’s Issuance Certificate, and (ii) if applicable with respect to any class of Certificates, the calculation method set forth as such in the Trust Agreement or the relevant Certificate Issuance Order, as the case may be.

          Addition Date: The date as of which an Additional Account is added to the Pool of Accounts.
          Addition Notice: The notice specified in Section 2.7(a) of the Trust Sale and Servicing Agreement.
          Additional Account: An Account as described in Section 2.03(a) of the Pooling and Servicing Agreement to be included in the Pool of Accounts after the Initial Cut-Off Date.
          Additional Cut-Off Date: The date specified in the GMAC Addition Notice described in Section 2.03(a) of the Pooling and Servicing Agreement.
          Additional Trust Principal: With respect to any Monthly Distribution Date, the amount, if any, of Available Trust Interest and funds in the Reserve Fund applied to cover the Trust Defaulted Amount or to cover unreimbursed Trust Charge-Offs or Reallocated Principal Amounts on such Monthly Distribution Date and on the Stated Final Payment Date of the last outstanding series of Notes all funds remaining on deposit in the Reserve Fund.
          Administration Agreement: That certain Administration Agreement, dated as of the Initial Closing Date, among GMAC, as Administrator, the Issuing Entity and the Indenture Trustee, as amended and supplemented from time to time.
          Administrative Purchase Payment: means:
(i)	the payment described in Section 3.04(d) of the Pooling and Servicing Agreement and

(ii)	any payment by the Servicer pursuant to Section 9.3 of the Trust Sale and Servicing Agreement (which payment, in the case of this clause (ii), shall equal the greater of (A) the amount computed as specified in Section 3.04 of the Pooling and Servicing Agreement with respect to the Receivables and (B) the outstanding principal balance and accrued and unpaid interest on all Notes on the related Monthly Distribution Date).
          Administrative Receivable: A Receivable described in Section 3.04(c) of the Pooling and Servicing Agreement.
          Administrator: GMAC or any successor Administrator under the Administration Agreement.
          Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

          Agency Office: The office of the Issuing Entity maintained pursuant to Section 3.2 of the Indenture.
          Aggregate Certificateholders’ Interest: With respect to any Monthly Distribution Date, an amount equal to the sum of (a) the Certificateholders’ Interest for the Certificates for such Monthly Distribution Date and (b) the Certificateholders’ Interest Carryover Shortfall for the preceding Monthly Distribution Date.
          Aggregate Certificateholders’ Principal: With respect to any Monthly Distribution Date, the sum of the amounts required to be distributed (or set aside for distribution in an Accumulation Account, or in the Certificate Distribution Account or otherwise) as Certificate Balance on each class of Certificates on such Monthly Distribution Date pursuant to the Trust Agreement (including any Certificate Issuance Order) and the Trust Sale and Servicing Agreement.
          Aggregate Noteholders’ Interest: With respect to any Monthly Distribution Date, the sum of the Noteholders’ Interest for all series of Term Notes.
          Aggregate Noteholders’ Principal: With respect to any Monthly Distribution Date, the sum of the amounts required to be paid (or set aside for payment in an Accumulation Account, or in the Term Note Distribution Account or otherwise) as principal on each series of Term Notes on such Monthly Distribution Date pursuant to the Indenture and the Trust Sale and Servicing Agreement.
          Aggregate Revolver Interest: With respect to any Monthly Distribution Date, the sum of (a) the Revolver Interest for all series of Revolving Notes for such Monthly Distribution Date and (b) the Revolver Interest Carryover Shortfall for the preceding Monthly Distribution Date.
          Aggregate Revolver Principal: With respect to any Monthly Distribution Date, the sum of the amounts required to be paid (or set aside for payment in an Accumulation Account, or in the Revolver Distribution Account or otherwise) as principal on each series of Revolving Notes on such Monthly Distribution Date pursuant to the Indenture and the Trust Sale and Servicing Agreement.
          Applicable Trustee: So long as the Outstanding Amount for any series of Term Notes or the Revolving Notes is greater than zero and the Indenture has not been discharged in accordance with its terms, the Indenture Trustee, and thereafter, the Owner Trustee.
          Auction Vehicles: Under GMAC’s current practices and policies, Vehicles purchased at a closed auction conducted by General Motors or others.
          Authentication Agent: With respect to a series of Notes, the authentication agent for such series of Notes acting on behalf of the Indenture Trustee designated as such by or pursuant to Section 2.1 of the Indenture.
          Authorized Officer: With respect to the Issuing Entity, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuing Entity and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter). With respect to any other Person, any Vice President or more senior officer of such Person who is authorized to act for such Person with respect to such matters.
          Available Receivable: A Receivable that is identified by GMAC as satisfying the criteria set forth in clauses (a) through (p) and (t) of the definition of Eligible Receivable.
          Available Trust Interest: With respect to any Monthly Distribution Date, the sum of:
(1)	Trust Interest Collections,

(2)	Shared Investment Proceeds, and

(3)	if the Servicer exercises its option to purchase the assets of the Trust under Section 9.3 of the Trust Sale and Servicing Agreement, the amount described in such section as being treated as Available Trust Interest.
          Available Trust Principal:
(i)	With respect to any day during a Collection Period, Trust Principal Collections for such day minus any amounts paid out of Trust Principal Collections on such day to the Servicer as reimbursement for outstanding Servicer Liquidity Advances, and

(ii)	On the Monthly Distribution Date related to such Collection Period, the sum of
(a)	Additional Trust Principal, if any, for such Monthly Distribution Date;

(b)	the Cash Collateral Amount on such Monthly Distribution Date; and

(c)	for each Monthly Distribution Date related to the Wind Down Period or an Early Amortization Period or the Payment Period for a series of Term Notes, if the amount on deposit in the Reserve Fund on such Monthly Distribution Date exceeds zero, the Supplemental Principal Allocation for such current Monthly Distribution Date.

          Bankruptcy Code: Title 11 of the United States Code, as the same may be amended from time to time.
          Basic Documents: The Certificate of Trust, the Trust Agreement (including all Certificate Issuance Orders), the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement, the Custodian Agreement, the Administration Agreement, the Indenture (including all Officer’s Issuance Certificates), the Note Purchase Agreement, any Depository Agreement, any paying agent agreement, the Specified Support Arrangements and the other documents and certificates delivered in connection therewith from time to time, the Triparty Agreement, any Basis Swaps and the Swap Counterparty Rights Agreement.
          Basis Swap Counterparty: with respect to any of the Basis Swaps, the party to the swap other than the Trust, which shall for the 2007-RN1 Note Basis Swap, the Class A Term Note Basis Swap, the Class B Term Note Basis Swap, and the Class C Term Note Basis Swap initially be Bank of America, N.A..
          Basis Swap: Each of the 2007-RN1 Note Basis Swap, the Class A Term Note Basis Swap, the Class B Term Note Basis Swap, the Class C Term Note Basis Swap and any other basis swap for a series of Notes or class of Certificates entered into between the Issuing entity and the Swap Counterparty, as each of the same may be amended, supplemented, renewed, extended or replaced from time to time. From and after the date, if any, on which any Contingent Basis Swaps become effective as provided in the Triparty Agreement, each shall constitute an “Basis Swap” for all purposes under the Basic Documents.
          Benefit Plan: Any one of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in such entity.
          Book-Entry Certificates: Certificates in which ownership and transfers shall be made through book entries by a Clearing Agency as described in Section 3.11 of the Trust Agreement.
          Book-Entry Notes: Term Notes in which ownership and transfers shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.
          Business Day: Unless otherwise defined in an Officer’s Issuance Certificate (with respect to the series of Notes issued thereunder) or a Certificate Issuance Order (with respect to the class of Certificates issued thereunder), any day other than a Saturday, a Sunday or any other day on which banks in New York, New York or Detroit, Michigan, may, or are required to, be closed.
          Cash Accumulation Account: With respect to any class or series of Term Notes or class of Certificates, an Eligible Deposit Account designated as such herein or in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such class or series of Term Notes or class of Certificates.

          Cash Accumulation Account Earnings: With respect to any class or series of Term Notes or class of Certificates, the investment earnings on funds deposited in the Cash Accumulation Account with respect to such herein or series of Term Notes or class of Certificates designated as such herein or in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such class or series of Term Notes or class of Certificates.
          Cash Accumulation Event: With respect to any class or series of Term Notes or class of Certificates, any of the events designated as such in the Trust Sale and Servicing Agreement or in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such class or series of Term Notes or class of Certificates.
          Cash Accumulation Period: With respect to any series of Term Notes or class of Certificates, the period designated as such in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.
          Cash Accumulation Reserve Fund: With respect to any series of Term Notes or class of Certificates, the fund designated as such in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.
          Cash Collateral Amount: The amount of funds actually on deposit in the Collection Account on such date which have been set aside in order to maintain Trust Equilibrium.
          Cede: CEDE & Co., as the nominee of DTC.
          Certificate: Any one of the asset backed certificates described in the Trust Agreement. and executed by the Owner Trustee and authenticated by the Owner Trustee in substantially the form attached to the related Certificate Issuance Order.
          Certificate Balance: With respect to any Monthly Distribution Date, (a) $209,300,000 minus (b) all distributions in respect of Certificate Balance of the Certificates actually made on or prior to such date, minus (c) unreimbursed Trust Charge-Offs and Reallocated Principal Amounts on such Monthly Distribution Date (determined after giving effect to the application of Available Trust Interest and other amounts available to reimburse Trust Charge-Offs and Reallocated Principal Amounts on such date) allocated to the Certificates, up to the Certificate Balance of the Certificates on such Monthly Distribution Date calculated without regard to this clause (c).
          Certificate Depository: With respect to any Book-Entry Certificates for which Definitive Certificates have not been issued, any depository selected from time to time by the Administrator on behalf of the Trust in whose name the relevant Certificates are registered.
          Certificate Depository Agreement: With respect to any class of Certificates originally issued as Book-Entry Certificates, the agreement, dated as of the Closing Date for such class, among the Issuing Entity, the Owner Trustee and the Clearing Agency relating to such Certificates, as the same may be amended and supplemented from time to time.
          Certificate Distribution Account: The account designated as such, established and maintained pursuant to Section 5.1(a) of the Trust Agreement.
          Certificate Issuance Order: An order establishing the terms of any Certificates to be issued pursuant to Section 3.3 of the Trust Agreement.
          Certificate of Trust: The certificate of trust of the Issuing Entity substantially in the form of Exhibit B to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.
          Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).
          Certificate Rate: With respect to any Monthly Distribution Date, the interest rate designated as such pursuant to the Trust Agreement and in the related Certificate Issuance Order.
          Certificate Register: The register of Certificates specified in Section 3.4(a) of the Trust Agreement.
          Certificate Registrar: The registrar at any time of the Certificate Register, appointed pursuant to Section 3.4(a) of the Trust Agreement.
          Certificated Security: As of any date, has the meaning given to such term under the applicable UCC in effect on such date.
          Certificateholder: A Person in whose name a Certificate is registered on the Certificate Register.
          Certificateholders’ Interest: With respect to any Monthly Distribution Date, for any class of Certificates, the product of (a) the Certificate Balance (without reduction for unreimbursed Trust Charge-Offs or Reallocated Principal Amounts) for such class on the prior Monthly Distribution Date (or, if there is no prior Monthly Distribution Date, the related Closing Date), (b) the Certificate Rate for such Monthly Distribution Date and (c) a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or if there is no prior Monthly Distribution Date, from and including the Initial Closing Date), to but excluding that Monthly Distribution Date and the denominator of which is 360.
          Certificateholders’ Interest Carryover Shortfall: With respect to any Monthly Distribution Date, the excess of (a) the Aggregate Certificateholders’ Interest for such Monthly Distribution Date over (b) the amount that was actually deposited in the Certificate Distribution Account on such Monthly Distribution Date in respect of Aggregate Certificateholders’ Interest.

          Class A Notes: The Class A Term Notes and the Revolving Notes.
          Class A Term Note Basis Swap: The Class A Term Note Basis Swap dated as of the February 13, 2007 between the Trust and Bank of America, N.A., as the Basis Swap Counterparty, including all schedules and confirmations related thereto.
          Class A Term Note Cash Accumulation Account Earnings: With respect to any Monthly Distribution Date, investment earnings during the related Collection Period on funds deposited in the Class A Term Note Cash Accumulation Account, net of losses and investment expenses with respect to these funds.
          Class A Term Note Cash Accumulation Reserve Fund: An Eligible Deposit Account established and maintained by the trust in the name of the Indenture Trustee for the benefit of the holders of the Class A Term Notes. The Class A Term Note Cash Accumulation Reserve Fund is available for the payment of interest on the Class A Term Notes to the extent described in the applicable Officer’s Issuance Certificate. The Class A Term Note Cash Accumulation Reserve Fund will constitute a Designated Account, but the Class A Term Note Cash Accumulation Reserve Fund Earnings will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. The Class A Term Note Cash Accumulation Reserve Fund Earnings will be maintained in the Class A Term Note Cash Accumulation Reserve Fund.
          Class A Term Note Cash Accumulation Reserve Fund Deposit Amount: Initially, the amount designated in the applicable Officer’s Issuance Certificate as the Class A Term Note Cash Accumulation Reserve Fund Initial Deposit. For any Monthly Distribution Date, the excess, if any, of the Class A Term Note Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Class A Term Note Cash Accumulation Reserve Fund.
          Class A Term Note Cash Accumulation Reserve Fund Earnings: For a Monthly Distribution Date, investment earnings during the related Collection Period on funds deposited in the Class A Term Note Cash Accumulation Reserve Fund, net of losses and investment expenses with respect to these funds.
          Class A Term Note Cash Accumulation Reserve Fund Required Amount: With respect to any Determination Date, the sum of (1) the present value, discounted at 5.32% per annum, of the Class A Term Note Monthly Note Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which the calculation is being made to the Monthly Distribution Date preceding the 2007-A Term Note Targeted Final Payment Date and (2) $754,967, or after the funds in that account have been transferred to the Reserve Fund, $0.
          Class A Term Note Monthly Note Mismatch Amount: For a Monthly Distribution Date is calculated as follows:

(Term Note Balance) × (Note Mismatch Rate)
Class A Monthly Note Mismatch Amount	=
12
          where:

Term Note Balance is the outstanding principal balance on the Class A Term Notes on the Monthly Distribution Date on which the Class A Term Note Cash Accumulation Reserve Fund Required Amount is being calculated after distribution of principal on that Monthly Distribution Date, and
Note Mismatch Rate is 0.225%.
Class A Term Notes: Class A Floating Rate Asset Backed Term Notes.
          Class B Term Note Basis Swap: The Class B Term Note Basis Swap dated as of the February 13, 2007 between the Trust and Bank of America, N.A., as the Basis Swap Counterparty, including all schedules and confirmations related thereto.
          Class B Term Note Cash Accumulation Account Earnings: With respect to the Class B Term Notes, the investment earnings on funds deposited in the Cash Accumulation Account with respect to the Class B Term Notes designated as such in the Officer’s Issuance Certificate.
          Class B Term Note Cash Accumulation Reserve Fund: An Eligible Deposit Account established and maintained by the Trust in the name of the Indenture Trustee for the benefit of the Holders of the Class B Term Notes. The Class B Term Note Cash Accumulation Reserve Fund is available for the payment of interest on the Class B Term Notes to the extent described under Clause 3(b) of Section 4.5(c)(i) of the Trust Sale and Servicing Agreement. The Class B Term Note Cash Accumulation Reserve Fund will constitute a Designated Account, but the Class B Term Note Cash Accumulation Reserve Fund Earnings will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. The Class B Term Note Cash Accumulation Reserve Fund Earnings will be maintained in the Class B Term Note Cash Accumulation Reserve Fund.
          Class B Term Note Cash Accumulation Reserve Fund Deposit Amount: Initially, the amount designated in the applicable Officer’s Issuance Certificate as the Class B Term Note Cash Accumulation Reserve Fund Initial Deposit. For any Monthly Distribution Date, the excess, if any, of the Class B Term Note Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Class B Term Note Cash Accumulation Reserve Fund.
          Class B Term Note Cash Accumulation Reserve Fund Earnings: For a Monthly Distribution Date, investment earnings during the related Collection Period on funds deposited in the Class B Term Note Cash Accumulation Reserve Fund, net of losses and investment expenses with respect to these funds.
          Class B Term Note Cash Accumulation Reserve Fund Required Amount: With respect to any Determination Date, the sum of (1) the present value, discounted at 5.32% per annum, of the Class B Term Note Monthly Note Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which the calculation is being made to the Monthly Distribution Date preceding the 2007-A Term Note Targeted Final Payment Date and (2) $122,092, or after the funds in that account have been transferred to the Reserve Fund, $0.

          Class B Term Note Monthly Note Mismatch Amount: For a Monthly Distribution Date is calculated as follows:

Class B Monthly Note Mismatch Amount	=	(Term Note Balance) × (Note Mismatch Rate)
12
          where:
Term Note Balance is the outstanding principal balance on the Class B Term Notes on the Monthly Distribution Date on which the Class B Term Note Cash Accumulation Reserve Fund Required Amount is being calculated after distribution of principal on that Monthly Distribution Date, and
          Note Mismatch Rate is 0.425%.
          Class B Term Notes: The Class B Floating Rate Asset Backed Term Notes, Series 2007-A.
          Class C Term Note Basis Swap: The Class C Term Note Basis Swap dated as of the February 13, 2007 between the Trust and Bank of America, N.A., as the Basis Swap Counterparty, including all schedules and confirmations related thereto.
          Class C Term Note Cash Accumulation Account Earnings: With respect to the Class C Term Notes, the investment earnings on funds deposited in the Cash Accumulation Account with respect to the Class C Term Notes designated as such in the Officer’s Issuance Certificate.
          Class C Term Note Cash Accumulation Reserve Fund: An Eligible Deposit Account established and maintained by the Trust in the name of the Indenture Trustee for the benefit of the Holders of the Class C Term Notes. The Class C Term Note Cash Accumulation Reserve Fund is available for the payment of interest on the Class C Term Notes to the extent described under Clause (3)(c) of Section 4.5(c)(i) of the Trust Sale and Servicing Agreement. The Class C Term Note Cash Accumulation Reserve Fund will constitute a Designated Account, but the Class C Term Note Cash Accumulation Reserve Fund Earnings will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. The Class C Term Note Cash Accumulation Reserve Fund Earnings will be maintained in the Class C Term Note Cash Accumulation Reserve Fund.
          Class C Term Note Cash Accumulation Reserve Fund Deposit Amount: Initially, the amount designated in the applicable Officer’s Issuance Certificate as the Class C Term Note Cash Accumulation Reserve Fund Initial Deposit. For any Monthly Distribution Date, the excess, if any, of the Class C Term Note Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Class C Term Note Cash Accumulation Reserve Fund.
          Class C Term Note Cash Accumulation Reserve Fund Earnings: For a Monthly Distribution Date, investment earnings during the related Collection Period on funds deposited in the Class C Term Note Cash Accumulation Reserve Fund, net of losses and investment expenses with respect to these funds.

          Class C Term Note Cash Accumulation Reserve Fund Required Amount: With respect to any Determination Date, the sum of (1) the present value, discounted at 5.32% per annum, of the Class C Term Note Monthly Note Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which the calculation is being made to the Monthly Distribution Date preceding the 2007-A Term Note Targeted Final Payment Date and (2) $64,400, or after the funds in that account have been transferred to the Reserve Fund, $0.
          Class C Term Note Monthly Note Mismatch Amount: For a Monthly Distribution Date is calculated as follows:

Class C Monthly Note Mismatch Amount	=	(Term Note Balance) × (Note Mismatch Rate)
12
          where:
Term Note Balance is the outstanding principal balance on the Class C Term Notes on the Monthly Distribution Date on which the Class C Term Note Cash Accumulation Reserve Fund Required Amount is being calculated after distribution of principal on that Monthly Distribution Date, and
          Note Mismatch Rate is 0.725%.
          Class C Term Notes: The Class C Floating Rate Asset Backed Term Notes, Series 2007-A.
          Class D Term Note Cash Accumulation Account Earnings: With respect to the Class D Term Notes, the investment earnings on funds deposited in the Cash Accumulation Account with respect to the Class D Term Notes designated as such in the Officer’s Issuance Certificate.
          Class D Term Note Cash Accumulation Reserve Fund: An Eligible Deposit Account established and maintained by the Trust in the name of the Indenture Trustee for the benefit of the Holders of the Class D Term Notes. The Class D Term Note Cash Accumulation Reserve Fund is available for the payment of interest on the Class D Term Notes to the extent described under Clause (3)(d) of Section 4.5(c)(i) of the Trust Sale and Servicing Agreement. The Class D Term Note Cash Accumulation Reserve Fund will constitute a Designated Account, but the Class D Term Note Cash Accumulation Reserve Fund Earnings will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. The Class D Term Note Cash Accumulation Reserve Fund Earnings will be maintained in the Class D Term Note Cash Accumulation Reserve Fund.
          Class D Term Note Cash Accumulation Reserve Fund Deposit Amount: Initially, the amount designated in the applicable Officer’s Issuance Certificate as the Class D Term Note Cash Accumulation Reserve Fund Initial Deposit. For any Monthly Distribution Date, the excess, if any, of the Class D Term Note Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Class D Term Note Cash Accumulation Reserve Fund.

          Class D Term Note Cash Accumulation Reserve Fund Earnings: For a Monthly Distribution Date, investment earnings during the related Collection Period on funds deposited in the Class D Term Note Cash Accumulation Reserve Fund, net of losses and investment expenses with respect to these funds.
          Class D Term Note Cash Accumulation Reserve Fund Required Amount: With respect to any Determination Date, the sum of (1) the present value, discounted at 5.32% per annum, of the Class D Term Note Monthly Note Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which the calculation is being made to the Monthly Distribution Date preceding the 2007-A Term Note Targeted Final Payment Date and (2) $24,821, or after the funds in that account have been transferred to the Reserve Fund, $0.
          Class D Term Note Monthly Note Mismatch Amount: For a Monthly Distribution Date is calculated as follows:

Class D Monthly Note Mismatch Amount	=	(Term Note Balance) × (Note Mismatch Rate)
12
          where:
Term Note Balance is the outstanding principal balance on the Class D Term Notes on the Monthly Distribution Date on which the Class D Term Note Cash Accumulation Reserve Fund Required Amount is being calculated after distribution of principal on that Monthly Distribution Date, and
          Note Mismatch Rate is 0.975%.
          Class D Term Notes: The Class D Floating Rate Asset Backed Term Notes, Series 2007-A.
          Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Clearing Agency for the 2007-A Offered Notes shall be DTC. Unless otherwise specified in an Officer’s Issuance Certificate (with respect to the series of Notes issued thereunder) or a Certificate Issuance Order (with respect to the class of Certificates issued thereunder), the Clearing Agency for any other Security shall be DTC.
          Clearing Agency Participant: A securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.
          Closing Date: Each of the Initial Closing Date and any subsequent date on which Class A Notes are issued or the Specified Maximum Revolver Balance is increased or decreased pursuant to Section 4.9 of the Trust Sale and Servicing Agreement.
          Code: The Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

          Collateral: The collateral specified in the granting clause of the Indenture.
          Collateral Security: With respect to an Account included in the Pool of Accounts and the Receivables arising in such Account, all collateral security granted to secure the obligations of the related Dealer in connection therewith and any proceeds therefrom, including all Vehicle Collateral Security, and, to the extent applicable, other motor vehicles, parts inventory, equipment, fixtures, service accounts, realty and guarantees.
          Collection Account: The account designated as such, established and maintained pursuant to Section 6.1(a)(i) of the Trust Sale and Servicing Agreement.
          Collection Period: With respect to any Monthly Distribution Date, the calendar month preceding the month in which such Monthly Distribution Date occurs; provided, however, that for the initial Monthly Distribution Date, the related Collection Period shall include such preceding calendar month and that portion of the second preceding calendar month occurring on and after the Initial Cut-Off Date.
          Collections: Interest Collections and Principal Collections.
          Common Collateral: The property constituting Collateral Security described as such in Section 6.03(a) of the Pooling and Servicing Agreement.
          Contingent Basis Swap: Each basis swap agreement, including the schedule and confirmation related thereto, between GMAC and the Issuing Entity, as executed and delivered on the Initial Closing Date, as the same may become effective as provided in the Triparty Agreement or be amended, supplemented, renewed, extended or replaced from time to time.
          Control: (x) The Indenture Trustee shall have obtained “Control” over a Security Entitlement if:
(i)	(a)	the Indenture Trustee is the Securities Intermediary for the Designated Account in which such Security Entitlement is held, or
(b)	the Indenture Trustee
(1)	is identified in the records of the Securities Intermediary as the person having such a Security Entitlement against the Securities Intermediary, or

(2)	has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the sale or redemption of the Security Entitlement without further consent of any other person, and

(ii)	the Securities Intermediary for such Security Entitlement
(a)	is the registered owner of the related Financial Asset,

(b)	is the holder of the Security Certificate for the related Financial Asset, or

(c)	holds its interest in the related Financial Asset directly through a clearing corporation (as defined in Revised Article 8); and
          (y) the Indenture Trustee shall have obtained “Control” over a Federal Book-Entry Security if:
(i)	(a)	the Indenture Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book-Entry Security; and
(b)	such Federal Reserve Bank has indicated by book entry that such Federal Book-Entry Security has been credited to the Indenture Trustee’s securities account in such book entry system; or
(ii)	(a)	the Indenture Trustee
(1)	is identified in the records of a Securities Intermediary as the Person having a Security Entitlement in respect of such Federal Book-Entry Security against such Securities Intermediary; or

(2)	has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Trustee regarding the sale or redemption of the Security Entitlement without further consent of any other Person; and
(b)	the Securities Intermediary for such Security Entitlement is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book-Entry Security; and

(c)	such Federal Reserve Bank has indicated by book entry that such Federal Book-Entry Security has been credited to the Securities Intermediary’s securities account in such book entry system.

          Controlled Deposit Amount: With respect to any series or class of Securities, on any date, the amount provided by the terms of such Securities; provided, however, that the Controlled Deposit Amount for any series of Term Notes shall not exceed the then Outstanding Amount of such Notes.
          Corporate Trust Office: With respect to the Indenture Trustee or the Owner Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee or Owner Trustee, respectively, shall be administered, which offices at the Initial Closing Date are located:
     in the case of the Indenture Trustee, at:
The Bank of New York Trust Company, N.A.
Attn: Structured Finance Services — SWIFT 2007-AE-1
2 North LaSalle Street, Suite 1020,
Chicago, Illinois, 60602
and, with respect to registration, exchange and transfer of a Security, at
The Bank of New York Trust Company, N.A.
Attn: Structured Finance Services — SWIFT 2007-AE-1
101 Barclay Street, 12 East
New York, NY 10007
     and in the case of the Owner Trustee, at:
HSBC Bank USA, National Association
10 East 40th Street, 14th Floor
New York, NY 10016
          Custodian: GMAC, as Servicer, or another custodian named from time to time pursuant to the Custodian Agreement.
          Custodian Agreement: The Custodian Agreement, dated as of the Initial Closing Date, between the Custodian, GMAC and Wholesale Auto Receivables LLC, as amended and supplemented from time to time.
          Daily Remittance Period: The periods designated as such in the Officer’s Issuance Certificate of any series of Notes or in the Certificate Issuance Order of any class of Certificates.
          Daily Trust Balance: For any date, the aggregate principal balance of all Receivables held by the Trust on such date (which shall not include the Retained Property).
          Daily Trust Invested Amount: For any date during a Collection Period, an amount equal to (without duplication)

(a)	the aggregate Outstanding Amount of the Term Notes on such date (less any Trust Charge-Offs and Reallocated Principal Amounts that are allocable to but have not been applied to those Term Notes) plus

(b)	the outstanding Certificate Balance on such date plus

(c)	the Net Revolver Balance for such date (less any Trust Charge-Offs and Reallocated Principal Amounts that are allocable to but have not been applied to the Revolving Notes) minus

(d)	the Cash Collateral Amount for such date minus

(e)	any amounts held on such date in a related Distribution Account, Cash Accumulation Account or other account for payment of principal on the Notes or distribution of Certificate Balance on the Certificates.
          Dealer: Any corporation, entity or other Person the Receivables of which are included in the Trust.
          Dealer Overconcentration Percentage: 1.0% or such higher percentage as the Depositor shall select upon satisfaction of the Rating Agency Condition.
          Dealer Overconcentration Receivables: With respect to any date, with respect to any Dealer or group of affiliated Dealers (as determined in accordance with the Servicer’s standard procedures for identifying and tracking accounts of affiliated Dealers), the outstanding Available Receivables with respect to such Dealer or group of affiliated Dealers to the extent, if any, of the excess of
(a)	the aggregate principal balance of all such Available Receivables on such date over

(b)	the Dealer Overconcentration Percentage of the sum of
(i)	the Specified Maximum Revolver Balance;

(ii)	the aggregate Outstanding Amount for all Term Notes in each case, as of such date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period; and

(iii)	the Certificate Balance of the Certificates.
If, on any date, there exist Dealer Overconcentration Receivables with respect to a Dealer or group of affiliated Dealers, those Receivables constituting Eligible Receivables shall be those Available Receivables that were originated on the earliest dates, with the more recently originated Receivables being Dealer Overconcentration Receivables. If not all Available Receivables originated on any date are Eligible Receivables, a Receivable related to a Vehicle with a lower vehicle identification number shall constitute an Eligible Receivable before a

Receivable related to a Vehicle with a higher vehicle identification number. All Available Receivables that are not Eligible Receivables pursuant to the foregoing shall be Dealer Overconcentration Receivables. If an Available Receivable that is a Dealer Overconcentration Receivable on the date such Receivable is created subsequently ceases to be a Dealer Overconcentration Receivable such that such Receivable becomes an Eligible Receivable pursuant to the foregoing, such Eligible Receivable shall be deemed created on the date it so becomes an Eligible Receivable.
          Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
          Defaulted Receivables: For any Monthly Distribution Date, all Receivables held by the Trust that were charged-off as uncollectible during the related Collection Period, other than any such Receivables that are subject to repurchase by the Depositor or GMAC or purchase by the Servicer on such Monthly Distribution Date (unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Depositor, GMAC or the Servicer, as the case may be, in which event Defaulted Receivables shall include the principal amount of such otherwise excluded Receivables).
          Deficiency Amount: The amounts determined to be Deficiency Amounts in Section 4.5(c)(ii) of the Trust Sale and Servicing Agreement.
          Definitive Certificates: The Certificates issued pursuant to the Trust Agreement in definitive form either upon original issuance or upon termination of book-entry registration with respect to such Certificates pursuant to Section 3.13 of the Trust Agreement.
          Definitive Notes: The Notes issued pursuant to the Indenture in definitive form.
          Definitive Term Notes: The Term Notes issued pursuant to the Indenture in definitive form either upon original issuance or upon termination of book-entry registration with respect to such Term Notes pursuant to Section 2.12 of the Indenture.
          Delivery: When used with respect to Designated Account Property, “Delivery” means:
(i)	(a)	with respect to Physical Property or any Certificated Security, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank; and
(b)	with respect to a Security Certificate or any other Designated Account Property that constitutes Physical Property and that is not a Security Entitlement transfer of such Security Certificate or other Designated Account Property to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank; and
(ii)	with respect to any Uncertificated Security that is not a Federal Book-Entry Security:
(a)	if the issuer of such Uncertificated Security is organized under the laws of a jurisdiction that has not adopted Revised Article 8, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the transfer to the Indenture Trustee or its nominee or custodian of such Uncertificated Security and the making by such financial intermediary of entries on its books and records identifying such Uncertificated Securities as belonging to the Indenture Trustee or its nominee or custodian; and

(b)	if the issuer of such Uncertificated Security is organized under the laws of a jurisdiction that has adopted Revised Article 8, (x) the issuer registers the Indenture Trustee as the registered owner or (y) the Indenture Trustee otherwise satisfies the requirements for obtaining “control” under Section 8-106(c) of Revised Article 8.
          Depositor: Wholesale Auto Receivables LLC in its capacity as Depositor under certain of the Basic Documents, or its successor in interest pursuant to Section 3.3 of the Trust Sale and Servicing Agreement.
          Depository Agreement: The Note Depository Agreement and any similar agreement executed in connection with the issuance of any series of Notes originally issued as Book Entry Notes.
          Designated Account Property: The Designated Accounts, all amounts and investments held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Fund Initial Deposit, and all proceeds of the foregoing.
          Designated Accounts: The Collection Account, the Term Note Distribution Account, the Revolver Distribution Account, the Accumulation Accounts, the Reserve Fund, all Cash Accumulation Reserve Funds and any other account so designated in an Officer’s Issuance Certificate or Certificate Issuance Order, collectively.
          Determination Date: The tenth day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.
          Distribution Accounts: The Term Note Distribution Account, Certificate Distribution Account and Revolver Distribution Account.

          DPP: Delayed Payment Privilege, a program of GMAC under which GMAC may agree with a dealer not to require payment of principal promptly upon the sale or lease of the vehicle to a customer.
          DTC: The Depository Trust Company, a limited-purpose trust company certified under the New York Banking Law.
          Early Amortization Event: An event described as such in Section 9.1 of the Trust Sale and Servicing Agreement or any amendment or supplement.
          Early Amortization Period: The period commencing on the day on which an Early Amortization Event is deemed to have occurred, and ending on the first to occur of (a) the payment in full of all outstanding Securities, (b) the recommencement of the Revolving Period as described in Sections 9.1(g) and 9.5 of the Trust Sale and Servicing Agreement and (c) the Trust Termination Date. A Monthly Distribution Date is related to an Early Amortization Period if the last day of the related Collection Period occurred during an Early Amortization Period.
          Eligible Account: An Account which, as of the date of determination thereof:
(a)	is in favor of a Person that is not subject to voluntary or involuntary liquidation, that is not classified in “programmed” or “no credit” status and in which General Motors or an Affiliate does not have a more than 20% equity interest,

(b)	has been established by GMAC or General Motors,

(c)	is maintained and serviced by GMAC,

(d)	is not a Fleet Account or a Marine Account,

(e)	with respect to which, during the preceding 12 months, GMAC has not charged off, without recovery, any amount in excess of $25,000 and

(f)	is not an Account on which the related obligor has materially breached its obligation to pay the related Receivable upon sale of the Vehicle related thereto (a material breach, for these purposes, includes, without limitation, any failure to pay such Receivable which GMAC knows to be attributable in whole or in part to such obligor’s unwillingness or financial inability to pay).
          Eligible Deposit Account: Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account so long as any of the securities of such depository institution has a credit rating from each Rating Agency then rating such securities in one of its generic rating categories which signifies investment grade.

          Eligible Institution: Either
(a)	the corporate trust department of the Indenture Trustee or the Owner Trustee, as applicable, or any Paying Agent, or

(b)	a depository institution organized under the laws of the United States of America or any one of the States thereof (or any domestic branch of a foreign bank),
(i)	which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and

(ii)	whose deposits are insured by the FDIC or any successor thereto.
          Eligible Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which (at the time made) evidence:
(a)	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)	demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from Standard & Poor’s, Moody’s, and each of the other Rating Agencies then rating such obligations in the highest investment category granted thereby;

(c)	commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s, Moody’s, and each of the other Rating Agencies then rating such commercial paper in the highest investment category granted thereby;

(d)	investments in money market or common trust funds having a rating from Standard & Poor’s, Moody’s, and each of the other Rating Agencies then rating such funds in the highest investment category granted thereby for money market funds (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating, provided, however, that no funds in the Cash Accumulation Accounts or the Note Distribution Subaccounts for the Term Notes shall be invested in Eligible Investments described in this clause (d));

(e)	bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a Person with the Required Deposit Rating or otherwise approved by the Rating Agencies; and

(g)	any other investment permitted by each of the Rating Agencies;
in each case, other than as permitted by the Rating Agencies, maturing
(i)	not later than the Business Day immediately preceding the next Monthly Distribution Date or

(ii)	on such next Monthly Distribution Date if either
(A)	such investment is in the institution with which the Term Note Distribution Account, the Certificate Distribution Account or the Accumulation Accounts, as the case may be, is then maintained or

(B)	the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are rated on the date such investment is made at least P-1 by Moody’s and A-1 by Standard & Poor’s) shall advance funds on such Monthly Distribution Date to the Term Note Distribution Account, the Certificate Distribution Account or the Accumulation Accounts, as the case may be, in the amount payable on such investment on such Monthly Distribution Date pending receipt thereof to the extent necessary to make distributions on the Notes or the Certificates, as the case may be, on such Monthly Distribution Date. For purposes of the foregoing, unless the Indenture Trustee objects at the time an investment is made, the Indenture Trustee shall be deemed to have agreed to make such advance with respect to such investment.
          As used in this definition, a rating is in the “highest investment category” of a rating category which has relative gradations within that category only if it has the highest rating within that category (so that, for example, commercial paper with a rating of A-1 is not considered to be in the “highest investment category,” but a rating of A-1+ is within the “highest investment category”).
          Eligible Receivable: With respect to any date, a Receivable:
(a)	which was originated by GMAC in the ordinary course of business;

(b)	which arose under an Account that was an Eligible Account (and not a Randomly Selected Account) at the time of the transfer of such Receivable from GMAC to the Depositor;

(c)	which is payable in United States dollars;

(d)	to which GMAC had good and marketable title immediately prior to the transfer thereof by GMAC to the Depositor and which has been the subject of a valid transfer and assignment from GMAC to the Depositor of all of GMAC’s right, title and interest therein and the related Vehicle Collateral Security (including any proceeds thereof);

(e)	which is advanced against a Vehicle;

(f)	which at the time of transfer thereof by GMAC to the Depositor is secured by a first priority perfected security interest in the Vehicle related thereto;

(g)	with respect to which all consents, licenses and approvals of any Governmental Authority in connection with the transfer thereof to the Depositor and to the Trust have been obtained and are in full force and effect;

(h)	which was created in compliance in all material respects with all Requirements of Law applicable thereto;

(i)	as to which, at all times following the transfer of such Receivable to the Trust, the Trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all Liens (other than Liens permitted pursuant to the Trust Sale and Servicing Agreement);

(j)	which has been the subject of a valid transfer and assignment from the Depositor to the Trust of all the Depositor’s right, title and interest therein and the related Vehicle Collateral Security (including any proceeds thereof);

(k)	which is the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by the Insolvency Laws;

(l)	which at the time of transfer thereof by GMAC to the Depositor is not subject to any valid right of rescission, setoff or any other defense (including defenses arising out of violations of usury laws) of the related Dealer;

(m)	as to which, at the time of transfer thereof to the Trust, GMAC and the Depositor have satisfied in all material respects all their respective obligations with respect to such Receivable required to be satisfied at such time;
(n)	as to which, at the time of transfer thereof to the Trust, neither GMAC nor the Depositor has taken or failed to take any action that would impair the rights of the Trust or the Securityholders therein;

(o)	which constitutes “chattel paper”, an “account”, a “general intangible” or a “payment intangible” as defined in Article 9 of the UCC as then in effect in the State of NewYork;

(p)	with respect to which the related Dealer has not postponed principal payment pursuant to DPP (or any similar arrangement) or any other installment payment program;

(q)	which, at the time of transfer thereof to the Trust, does not constitute a Dealer Overconcentration Receivable;

(r)	which, at the time of transfer thereof to the Trust, does not constitute a Used Vehicle Overconcentration Receivable;

(s)	which, at the time of transfer thereof to the Trust, does not constitute an Excess Available Receivable; and

(t)	which, at the time of transfer thereof to the Trust, is not prior to the estimated date of delivery of the related Vehicle to the Dealer from the manufacturer.
Notwithstanding the foregoing, any other Receivable identified by GMAC as an Eligible Receivable shall also be deemed an Eligible Receivable unless and until such Receivable is thereafter determined not to satisfy the eligibility criteria set forth above and reassigned by the Trust to GMAC or the Depositor pursuant to the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement (it being understood that any such subsequent determinations shall not affect any prior transfers of such Receivable and such Receivable shall be reassigned to GMAC and the Depositor only as specifically provided in the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement). An Eligible Receivable shall be deemed created or originated on the date it is identified by GMAC as an Eligible Receivable. With respect to any Dealer, Eligible Receivables shall be determined net of any funds held by GMAC for such Dealer for cash management, liquidity and working capital purposes. Within any such Account, Eligible Receivables shall be those Available Receivables originated on the earliest dates. If not all Available Receivables originated on any date are Eligible Receivables, a Receivable relating to a Vehicle with a lower vehicle identification number shall constitute an Eligible Receivable before a Receivable relating to a Vehicle with a higher vehicle identification number. If there is a reduction on any date of the amount so held for such Dealer, a Receivable or Receivables shall be deemed created on such date to the extent of such reduction and such Receivable(s) shall be Eligible Receivable(s) if the eligibility criteria set forth above are satisfied and based on such date of origination and the vehicle identification number of the related Vehicle as described above.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.
          Event of Default: An event described in Section 5.1 of the Indenture.
          Excess Available Receivables: For any date, Available Receivables to the extent, if any, of the excess of:
(a)	the aggregate principal balance of Available Receivables less the aggregate principal balance of (1) Dealer Overconcentration Receivables and (2) Used Vehicle Overconcentration Receivables over

(b)	the Daily Trust Invested Amount.
If, on any date, there exist Excess Available Receivables, a pro rata portion of the Receivables in each Account in the Pool of Accounts shall constitute Excess Available Receivables (based on the aggregate principal balance of the Receivables in each such Account). Within each such Account, Eligible Receivables shall be those Available Receivables that were originated on the earliest dates, with the more recently originated Receivables being Excess Available Receivables. If not all Available Receivables originated on any date within an Account are Eligible Receivables, a Receivable related to a Vehicle with a lower vehicle identification number shall constitute an Eligible Receivable before a Receivable related to a Vehicle with a higher vehicle identification number. All Available Receivables that are not Eligible Receivables pursuant to the foregoing shall be Excess Available Receivables. If an Available Receivable that is an Excess Available Receivable on the date such Receivable is originated or created subsequently ceases to be an Excess Available Receivable such that such Receivable becomes an Eligible Receivable pursuant to the foregoing, such Eligible Receivable shall be deemed originated or created on the date it so becomes an Eligible Receivable.
          Exchange Act: The Securities Exchange Act of 1934, as amended.
          Executive Officer: With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.
          Exempt Deposit Date: With respect to any Notes, a Monthly Distribution Date which is not a Payment Date for such Notes.
          FDIC: The Federal Deposit Insurance Corporation or any successor thereto.
          Federal Book-Entry Security: An obligation issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, or any other direct obligation of, or obligation fully guaranteed as to timely payment of principal and interest by, the United States of America, that is a book-entry security held through the Federal Reserve System pursuant to Federal Book-entry regulations.
          Final Revolving Period Termination Date: December 31, 2009.

          Financial Asset: Has the meaning given such term in Article 8 of the New York UCC. As used herein, the Financial Asset “related to” a Security Entitlement is the Financial Asset in which the entitlement holder (as defined in Article 8 of the New York UCC) holding such Security Entitlement has the rights and property interest specified in Article 8 of the New York UCC.
          Fitch: Fitch, Inc.
          Fleet Accounts: Credit lines or accounts pursuant to which advances may be made to finance Vehicles intended for sale to fleet customers, generally in lots of more than 10.
          Floor Plan Financing Agreement: Collectively, the Wholesale Security Agreement, and the related agreements between GMAC and a Dealer or the Wholesale Installment Sales Finance Agreement and related agreements between General Motors and a Dealer, or, in each case, any successor agreements, pursuant to which GMAC or General Motors, as the case may be, agrees to extend credit to such Dealer to purchase or finance Vehicles and other vehicles and related items, and pursuant to which such Dealer grants to GMAC or to General Motors, as the case may be, a security interest in the specific Vehicles financed by GMAC or by General Motors, certain other vehicles, certain other collateral and the proceeds thereof.
          Floor Plan Financing Guidelines: The Servicer’s written policies and procedures, as such policies and procedures may be amended from time to time, relating to (a) the operation of its floor plan financing business, including the policies and procedures for determining the interest rates charged to Dealers and other terms and conditions relating to the Servicer’s wholesale financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, and (b) the maintenance of accounts and collection of receivables.
          Fully Funded Date: With respect to (a) any series of Notes, the date designated as such in the Officer’s Issuance Certificate applicable to such series of Notes and (b) the Certificates, the date designated as such in the related Certificate Issuance Order.
          General Motors: General Motors Corporation, a Delaware corporation, and its successors.
          GMAC: GMAC LLC, a Delaware limited liability company, and its successors.
          GMAC Addition Notice: The notice described in Section 2.03(a) of the Pooling and Servicing Agreement.
          GMAC Removal Notice: The notice described in Section 2.04 of the Pooling and Servicing Agreement.
          Governmental Authority: The United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Holder: The Person in whose name a Note or Certificate, as the case may be, is registered on the Note Register or the Certificate Register, as applicable.
          Indenture: The Indenture, dated as of the Initial Closing Date, between the Issuing Entity and the Indenture Trustee, as amended and supplemented from time to time, including all Officer’s Issuance Certificates.
          Indenture Trustee: The Bank of New York Trust Company, N.A., a national banking association, not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.
          Independent: When used with respect to any specified Person, that the Person (a) is in fact independent of the Issuing Entity, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuing Entity, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
          Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuing Entity Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” and that the signer is Independent within the meaning thereof.
          Indirect Participant: A securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.
          Ineligible Account: An Account that does not satisfy the criteria to be an Eligible Account.
          Initial Account: An Account identified on the Schedule of Accounts as in the Pool of Accounts as of the Initial Cut-Off Date.
          Initial Closing Date: February 13, 2007.
          Initial Cut-Off Date: January 10, 2007.
          Initial Monthly Distribution Date: March 15, 2007.
          Initial Securities: The 2007-A Term Notes, the 2007-RN1 Revolving Note and the Certificates.
          Insolvency Event: With respect to a specified Person, (a) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator for such Person, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Person’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days, (b) the consent by such Person to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to substantially all of such Person’s property or (c) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.
          Insolvency Laws: The Bankruptcy Code and any other applicable federal or State bankruptcy, insolvency or other similar law.
          Insolvency Proceeds: The proceeds described in Section 9.2(a) of the Trust Sale and Servicing Agreement.
          Intercompany Advance Agreement: The Intercompany Advance Agreement dated as of January 25, 1994 between Wholesale Auto Receivables Corporation, predecessor to Wholesale Auto Receivables LLC, and General Motors Acceptance Corporation, predecessor to GMAC LLC, as amended and supplemented from time to time.
          Interest Collections: For any Collection Period, collections received during such Collection Period on the Receivables existing under the Accounts in the Pool of Accounts that the Servicer attributes to interest and other non-principal charges pursuant to the Floor Plan Financing Guidelines, including Administrative Purchase Payments and Warranty Payments in excess of the principal portion thereof.
          Interest Rate: With respect to any series of Notes the rate or rates designated as such in the Officer’s Issuance Certificate applicable to such series of Notes.
          Interested Party: GMAC, the Depositor, the Issuing Entity and each other party identified or described in the Pooling and Servicing Agreement or in the Trust Sale and Servicing Agreement as having an interest in Receivables as owner, trustee, secured party or holder of the Securities.
          Interpolated LIBOR Increment:
(1)	0.03333; multiplied by

(2)	the excess, if any, of
(a)	the rate for deposits in U.S. dollars for a period of two months commencing on the Initial Closing Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, two LIBOR Business Days prior to the Initial Closing Date; minus

(b)	One-Month LIBOR as of two LIBOR Business Days prior to the Initial Closing Date.
          Investment Company Act: The Investment Company Act of 1940, as amended.
          Investment Proceeds: With respect to any Monthly Distribution Date, investment earnings on funds deposited in the Designated Accounts and the Certificate Distribution Account net of losses and investment expenses during the related Collection Period.
          Involuntary Case: Any Proceeding provided for any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to any Person or relating to all or substantially all of its property.
          Issuing Entity: The party named as such in the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement and the Indenture until a successor replaces it and, thereafter, the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.
          Issuing Entity Order and Issuing Entity Request: A written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.
          LIBOR Business Day: Any day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).
          Lien: Any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach by operation of law.
          Marine Accounts: Credit lines or accounts pursuant to which advances are made to finance new and used boats and related items.
          Maximum Pool Balance: The sum of
(a)	the Maximum Revolver Balance,

(b)	the aggregate outstanding principal balance of all Term Notes less any amounts on deposit in the Term Note Distribution Accounts and any Accumulation Accounts for payments of principal of the Term Notes, and

(c)	the aggregate outstanding Certificate Balance of all Certificates less any amounts on deposit in the Certificate Distribution Account and any Accumulation Account for distributions with respect to Certificate Balance.
          Maximum Revolver Balance: At any time, the Specified Maximum Revolver Balance, as such amount may be increased or decreased from time to time in accordance with the Trust Sale and Servicing Agreement; provided, however, that at any time additional borrowings may not be made under a series of Revolving Notes (including, if applicable, during the Wind

Down Period or an Early Amortization Period), the Maximum Revolver Balance shall include the Series Specified Maximum Revolver Balance attributable to such series only to the extent of the Series Net Revolver Balance with respect to such series. For purposes of the foregoing, if and so long as the holder of any Revolving Notes has determined not to make any further advances thereunder but additional borrowings are otherwise then permitted thereunder, the proviso to the previous sentence shall be applicable in determining Excess Available Receivables but shall otherwise be inapplicable.
          Minimum Servicing Standards: Servicing standards identified as “Minimum Servicing Standards” in The Uniform Single Attestation Program for Mortgage Bankers, as amended from time to time, effective for fiscal years ended on or after December 15, 1995 or in any successor program, to the extent such standards are applicable to the servicing obligations set forth in the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement.
          Monthly Available Amount: With respect to a Monthly Distribution Date, the aggregate of the amounts designated as such for each series of Notes separately in the Officer’s Issuance Certificate applicable to each such series of Notes.
          Monthly Carrying Costs: With respect to a Monthly Distribution Date, the aggregate of the costs designated as such for each series of Notes separately in the Officer’s Issuance Certificate applicable to each such series of Notes.
          Monthly Distribution Date: The fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day, commencing on the Initial Monthly Distribution Date. A Monthly Distribution Date is related to the Collection Period prior to the Collection Period in which such Monthly Distribution Date occurs.
          Monthly Payment Rate: For any Collection Period, the percentage obtained by dividing Principal Collections for such Collection Period by the average daily aggregate principal balance of all Receivables (including Receivables included in the Retained Property) included in the Accounts in the Pool of Accounts during such Collection Period.
          Monthly Principal Reallocation Amount: For any Monthly Distribution Date, an amount equal to the sum of the amounts described in the following clauses (a) through (d):
          (a) the lesser of:
     (i) the amount needed to make the payments described in Clause (1) or (3)(a) under Section 4.5(c)(i) of the Trust Sale and Servicing Agreement after application of Servicer Advances and amounts withdrawn from the Reserve Fund; and
     (ii) the excess, if any of (A) $1,210,000,000 plus the outstanding revolver balance not taking into account Trust Charge-Offs and reallocations of principal over (B) the sum of (1) the amount of unreimbursed Trust Charge-Offs after giving effect to Trust Charge-Offs for the related Monthly Distribution Date, (2) the amount of unreimbursed Reallocated Principal Amounts as of the prior Monthly Distribution Date and (3) the aggregate amount of principal and Certificate Balance payments made to the Securities;

          (b) the lesser of:
     (i) the amount needed to make the payments described in Clause (3)(b) under Section 4.5(c)(i) of the Trust Sale and Servicing Agreement after application of Servicer Advances and amounts withdrawn from the Reserve Fund; and
     (ii) the excess, if any of (A) $386,400,000 over (B) the sum of (1) the amount of unreimbursed Trust Charge-Offs after giving effect to Trust Charge-Offs for the related Monthly Distribution Date, (2) the amount of unreimbursed Reallocated Principal Amounts as of the prior Monthly Distribution Date and after giving effect to the reallocation of principal to make the payments described in Clause (3)(a) under Section 4.5(c)(i) of the Trust Sale and Servicing Agreement on that Monthly Distribution Date and (3) the aggregate amount of principal and Certificate Balance payments made to the Class B Term Notes, the Class C Term Notes, the Class D Term Notes and the Certificates; and
          (c) the lesser of:
     (i) the amount needed to make the payments described in Clause (3)(c) under Section 4.5(c)(i) of the Trust Sale and Servicing Agreement after application of Servicer Advances and amounts withdrawn from the Reserve Fund; and
     (ii) the excess, if any of (A) $273,700,000 over (B) the sum of (1) the amount of unreimbursed Trust Charge-Offs after giving effect to Trust Charge-Offs for the related Monthly Distribution Date, (2) the amount of unreimbursed Reallocated Principal Amounts as of the prior Monthly Distribution Date and after giving effect to the reallocation of principal to make the payments described in Clauses (3)(a) and (b) under Section 4.5(c)(i) of the Trust Sale and Servicing Agreement on that Monthly Distribution Date and (3) the aggregate amount of principal and Certificate Balance payments made to the Class C Term Notes, the Class D Term Notes and the Certificates; and
          (d) the lesser of:
     (i) the amount needed to make the payments described in Clause (3)(d) under Section 4.5(c)(i) of the Trust Sale and Servicing Agreement after application of Servicer Advances and amounts withdrawn from the Reserve Fund; and
     (ii) the excess, if any of (A) $225,400,000 over (B) the sum of (1) the amount of unreimbursed Trust Charge-Offs after giving effect to Trust Charge-Offs for the related Monthly Distribution Date, (2) the amount of unreimbursed Reallocated Principal Amounts as of the prior Monthly Distribution Date and after giving effect to the reallocation of principal to make the payments described in Clauses (3)(a),(b) and (c) under Section 4.5(c)(i) of the Trust Sale and Servicing Agreement on that Monthly Distribution Date and (3) the aggregate amount of principal and Certificate Balance payments made to the Class D Term Notes and the Certificates.
          Monthly Remittance Condition: Any of the conditions specified in Section 6.2(b) of the Trust Sale and Servicing Agreement.

          Monthly Servicing Fee: The fee described in Section 5.1 of the Trust Sale and Servicing Agreement.
          Moody’s: Moody’s Investors Service, Inc.
          Net Receivables Rate: With respect to any Collection Period, a rate equal to the product of:
          (1) the quotient obtained by dividing (a) 360 by (b) the actual number of days elapsed in that Collection Period; and
          (2) the quotient obtained by dividing (a) the amount of Trust Interest Collections for the immediately preceding Collection Period, less the Trust Defaulted Amount for the Monthly Distribution Date related to the immediately preceding Collection Period, by (b) the average Daily Trust Balance for the immediately preceding Collection Period.
          Net Revolver Balance: For any date, the aggregate outstanding principal balance under the Revolving Notes minus any amounts on deposit in the Revolver Distribution Account on such date for the payment of principal.
          New Vehicles: Under GMAC’s current practices and policies, Vehicles of any model year that are not Auction Vehicles, that generally have been driven less than 200 miles and that are either (a) untitled or (b) titled solely for purposes of State laws requiring demonstration vehicles to be titled.
          New York UCC: The UCC as in effect in the State of New York.
          Note Depository: With respect to any Book-Entry Notes for which Definitive Term Notes have not been issued, any depository selected from time to time by the Indenture Trustee on behalf of the Trust in whose name a series of Notes is registered. The Note Depository for the 2007-A Term Notes shall be Cede & Co., the nominee of the Clearing Agency for such series.
          Note Depository Agreement: With respect to any series of Term Notes originally issued as Book-Entry Notes, the agreement, dated as of the day immediately prior to or on the Closing Date for such series, among the Issuing Entity, the Indenture Trustee and the Clearing Agency relating to such Term Notes, as the same may be amended and supplemented from time to time.
          Note Owner: With respect to any Term Note issued as a Book Entry Note, the Person who is the beneficial owner of such Book Entry Note, as reflected on the books of the related Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in each case in accordance with the rules of such Clearing Agency).
          Note Purchase Agreement: The Note Purchase Agreement, dated as of the Initial Closing Date, among the Issuing Entity, the Depositor, GMAC, certain conduit purchasers, certain conduit managing agents, and Barclays Bank PLC.

          Note Register: With respect to any series of Notes, the register of such Notes specified in Section 2.4 of the Indenture.
          Note Registrar: The registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.
          Noteholders: Holders of record of the Notes pursuant to the Indenture and, with respect to any series of Notes, holders of record of such series of Notes pursuant to the Indenture.
          Noteholders’ Interest: With respect to a series of Notes, for any Monthly Distribution Date, the amount specified as such in the Officer’s Issuance Certificate applicable to such series of Notes.
          Notes: The Term Notes and the Revolving Notes.
          Officer’s Certificate: A certificate signed by any Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an officer’s certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuing Entity.
          Officer’s Issuance Certificate: An Officer’s Certificate establishing the terms of any series of Notes pursuant to Section 2.1 of the Indenture.
          One-Month LIBOR: With respect to each Monthly Distribution Date, the rate for deposits in U.S. Dollars for a period of one month which appears on the Moneyline Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the Monthly Distribution Date immediately preceding such Monthly Distribution Date (or, in the case of the Initial Monthly Distribution Date, two LIBOR Business Days prior to the Initial Closing Date plus the Interpolated LIBOR increment) (each such day, a “LIBOR Determination Date”).
          If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Depositor), the rate will be the One Month Reference Bank Rate. The “One Month Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Depositor) as of 11:00 a.m., London time, on the applicable LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on such preceding Monthly Distribution Date in amounts approximately equal to the principal balance of the applicable series of Securities. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the

Indenture Trustee after consultation with the Depositor, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of one month commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the related series of Notes or the Certificate Balance of the related class of Certificates then outstanding, as applicable. If no such quotation can be obtained, the rate will be One-Month LIBOR for the prior Monthly Distribution Date.
          Opinion of Counsel: A written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Depositor, the Servicer or GMAC. In addition, for purposes of the Indenture: (a) such counsel shall be satisfactory to the Indenture Trustee, (b) the opinion shall be addressed to the Indenture Trustee as Trustee and (c) the opinion shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.
          Other Indebtedness: The indebtedness of Dealers to GMAC defined in Section 6.03(a) of the Pooling and Servicing Agreement.
          Outstanding: With respect to any Notes, as of the date of determination, subject to Section 4.5(g) of the Trust Sale and Servicing Agreement, all such Notes theretofore authenticated and delivered under the Indenture except:
(a)	Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b)	Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore, satisfactory to the Indenture Trustee, has been made; and

(c)	Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.
          Outstanding Amount: As of any date, with respect to any series of Term Notes or Revolving Notes, the aggregate principal amount of such Notes Outstanding at such date.
          Owner Trust Estate: All right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Trust Sale and Servicing Agreement, all funds on deposit from time to time in the Designated Accounts and the Certificate Distribution Account, the Specified Support Arrangements and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Trust Sale and Servicing Agreement and the Administration Agreement.
          Owner Trustee: HSBC Bank USA, National Association, a national banking association, or any successor trustee under the Trust Agreement.
          Paying Agent: With respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuing Entity to make the payments to and distributions from the Collection Account, the Term Note Distribution Account and the Revolver Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuing Entity. With respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that meets the eligibility standards for the Owner Trustee specified in Section 6.13 of the Trust Agreement, and initially the Owner Trustee.
          Payment Date: With respect to a series of Notes, each date specified for payment of interest or principal on the Notes pursuant to the Indenture. With respect to a series of Notes providing for monthly payment of interest or principal, Payment Date means a Monthly Distribution Date.
          Payment Period: With respect to a series of Term Notes or Revolving Notes, the period, if any, described in the related Officer’s Issuance Certificate during which amounts are required to be set aside and/or paid as principal on such Term Notes or Revolving Notes prior to the Wind Down Period or an Early Amortization Period.
          Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Authority.
          Physical Property: Means bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of the UCC and are susceptible of physical delivery.
          Pool of Accounts: At any time, all Accounts identified on the Schedule of Accounts as amended and supplemented from time to time pursuant to the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement. From and after the related Removal Date, an Account shall no longer be deemed included in the Pool of Accounts.

          Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of the Initial Closing Date, between GMAC and the Purchaser, as amended and supplemented from time to time.
          Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
          Principal Allocation Percentage: for a series of Class A Notes that has reached its Fully Funded Date, zero, and for any other series of Class A Notes (the “Referent Series”) which requires Available Trust Principal to be retained or set aside during any period to fund swap payments, if any, or principal payments with respect to the Referent Series on any date, is the percentage equivalent to the following:
(1) if such date does not relate to a Wind Down Period or an Early Amortization Period for the Trust:

Principal Allocation Percentage for a Referent Series	=	(Aggregate Principal Balance of Referent Series) (Sum of Aggregate Principal Balance for all Referent Series)
where, for purposes of this equation only:
“Aggregate Principal Balance of Referent Series” is
(i)	with respect to any Referent Series of Class A Term Notes, the aggregate initial principal balance with respect to such Referent Series; or

(ii)	with respect to any Referent Series of Revolving Notes, the outstanding principal balance of such Referent Series as of the close of business on the day preceding the first day of the Payment Period with respect to such series

“Sum of Aggregate Principal Balance for all Referent Series” is the sum of the “Aggregate Principal Balance of Referent Series” for each series of Class A Notes which is on that date a Referent Series
(2) if such date relates to a Wind Down Period or an Early Amortization Period for the Trust:

Principal Allocation Percentage for a Referent Series	=	(Aggregate Principal Balance of Referent Series) (Sum of Aggregate Principal Balance for all Referent Series)
where, for purposes of this equation only:

“Aggregate Principal Balance of Referent Series” is the aggregate outstanding principal balance of the Referent Series then outstanding on the last day of the Revolving Period
“Sum of Aggregate Principal Balance for all Referent Series” is the sum of the “Aggregate Principal Balance of Referent Series” for all series then outstanding on the last day of the Revolving Period, except for any series the principal balance of which has been fully paid or provided for (calculated for this purpose as though each outstanding series is a Referent Series on that date).
          Principal Collections: For any day or any period, collections received on such date or during such period, as applicable, on the Receivables existing under the Accounts in the Pool of Accounts that the Servicer attributes to principal pursuant to the Floor Plan Financing Guidelines, including the principal portion of Warranty Payments and Administrative Purchase Payments.
          Priority Payment Amount: Any make-whole payment, payment to an interest rate swap counterparty, or other payment or deposit obligation specified in an Officers’ Issuance Certificate for a series of Notes or a Certificate Issuance Order as constituting a “Priority Payment Amount,” which designates such amount as having priority of payment over the principal balance of the Certificates; provided, that no amount shall constitute a Priority Payment Amount unless either (x) each holder of a Certificate has consented to the designation of such amount as a Priority Payment Amount or (y) the Rating Agency Condition has been satisfied with respect to such designation.
          Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.
          Purchaser: Wholesale Auto Receivables LLC, a Delaware limited liability company, or its successor in interest pursuant to the Pooling and Servicing Agreement.
          Randomly Selected Account: An Account designated as such as described in Section 2.8 or 2.9 of the Trust Sale and Servicing Agreement.
          Rapid Amortization Events: With respect to a series of Term Notes or Certificates, the events designated as such in the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Term Notes or a class of Certificates.
          Rapid Amortization Payment Date: With respect to a series of Term Notes, the meaning given to such term in the Officer’s Issuance Certificate applicable to such series of Term Notes.
          Rapid Amortization Period: With respect to a series of Term Notes or a class of Certificates, the meaning given to such term in the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Term Notes or a class of Certificates.

          Rating Agencies: As of any date, with respect to any series or class of Securities, the nationally recognized statistical rating organizations that are requested by the Depositor to provide ratings on such Securities and that are rating such Securities on such date.
          Rating Agency Condition: With respect to any action, with respect to any series or class of Securities that are then rated, the condition that each of the Rating Agencies with respect to such Securities shall have notified the Depositor, the Servicer and the Issuing Entity in writing that such action shall not result in a downgrade, suspension or withdrawal of the then current rating of such Securities; provided, however, that if Fitch is then a Rating Agency, then with respect to Fitch only, the preceding condition shall not apply, and instead with respect to any action, with respect to any series or class of Securities that are then rated by Fitch, it shall be sufficient that (i) Fitch shall have been given at least ten days prior notice thereof, and (ii) none of the Depositor, the Servicer or the Issuing Entity shall have received notice from Fitch that such action shall result in a downgrade, suspension or withdrawal of the then current rating of such Securities.
          Reallocated Principal Amounts: As of any date, Reallocated Principal Amounts shall equal the aggregate of Monthly Principal Reallocation Amounts for all prior Monthly Distribution Dates unless and to the extent such amounts are treated as Additional Trust Principal pursuant to Section 4.5(c) of the Trust Sale and Servicing Agreement; provided, however, that any Reallocated Principal Amounts allocated to any Notes as described in Section 4.5(g) of the Trust Sale and Servicing Agreement at the time of the final principal payment on such Notes shall reduce Reallocated Principal Amounts.
          Reassignment Amount: For any Monthly Distribution Date, after giving effect to any allocations, withdrawals and deposits otherwise to be made on such Monthly Distribution Date, the sum of the Daily Trust Invested Amount (which, for such purpose, shall be calculated without reduction for the Cash Collateral Amount) and accrued but unpaid interest on all outstanding Securities to the extent not previously distributed to Securityholders.
          Receivable: At any time, the right to receive payment on a loan made under an Account included in the Pool of Accounts.
          Receivables Purchase Date: Each Business Day during the Revolving Period on which Eligible Receivables are created in any Account then included in the Pool of Accounts, subject to Section 6.02 of the Pooling and Servicing Agreement.
          Record Date: (a) With respect to any series of Term Notes that are Book-Entry Notes and with respect to any Payment Date, the close of business on the day immediately preceding such Payment Date, or if Definitive Term Notes are issued therefor, the last day of the preceding Collection Period, (b) with respect to any series of Notes other than those described in clause (a) and with respect to any Payment Date, the last day of the preceding Collection Period and (c) unless stated otherwise in the applicable Certificate Issuance Order, with respect to any Monthly Distribution Date (i) for any Certificates in book-entry form or Certificates initially issued to the Depositor, the close of business on the day immediately preceding such Monthly Distribution Date, and (ii) for any Certificates issued in definitive form, other than Certificates initially issued to the Depositor, the close of business on the last day of the preceding Collection Period.
          Recoveries: For any Monthly Distribution Date, all amounts received, including insurance proceeds, by the Servicer during the related Collection Period with respect to Eligible Receivables that have previously become Defaulted Receivables.
          Redemption Date: For a series of Term Notes or class of Certificates, the date, if any, specified as such in the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.
          Redemption Price: For a series of Term Notes or class of Certificates, the price, if any, specified as such in the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.
          Registered Holder: The Person in whose name a Note is registered on the Note Register on the applicable Record Date.
          Regulation AB: Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
          Remaining Interest Amounts: The amounts designated as Remaining Interest Amounts in Section 4.5(c) of the Trust Sale and Servicing Agreement.
          Removal Balance: The balance described in Section 2.8 of the Trust Sale and Servicing Agreement.
          Removal Commencement Date: The date described as such in Section 2.8 of the Trust Sale and Servicing Agreement.
          Removal Date: The date described as such in Section 2.8 of the Trust Sale and Servicing Agreement.
          Removal Notice: The notice described in Section 2.8 of the Trust Sale and Servicing Agreement.
          Removed Account: An Account that has been removed from the Pool of Accounts pursuant to Sections 2.04 or 2.05 of the Pooling and Servicing Agreement and/or Sections 2.8 or 2.9 of the Trust Sale and Servicing Agreement.
          Reporting Subcontractor: With respect to any Person, any Subcontractor for such Person that is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

          Required Cash Collateral Amount: As specified in Section 4.5(d)(iii) of the Trust Sale and Servicing Agreement, with respect to any date, the amount that is required to be held in the Collection Account on behalf of the Trust in order to maintain Trust Equilibrium.
          Required Deposit Rating: A rating on short-term unsecured debt obligations of P-1 by Moody’s and A-1+ by Standard & Poor’s. Any requirement that short-term unsecured debt obligations have the “Required Deposit Rating” shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.
          Required Payment: With respect to any series of Term Notes or class of Certificates, the amount provided by the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.
          Required Payment Period Length: With respect to a series of Notes or class of Certificates, the period length specified as such in the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Notes or class of Certificates.
          Required Revolver Payment: With respect to any Monthly Distribution Date, the aggregate amount required to be paid (or set aside for payment) as principal on all Revolving Notes on such Monthly Distribution Date pursuant to the Indenture and the Trust Sale and Servicing Agreement.
          Requirement of Law: With respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, State or local (including usury laws and the Federal Truth in Lending Act).
          Reserve Fund: The account designated as such, established and maintained pursuant to Section 6.1(a)(v) of the Trust Sale and Servicing Agreement.
          Reserve Fund Deposit Amount: With respect to any Monthly Distribution Date, the excess, if any, of the Reserve Fund Required Amount over the amount on deposit in the Reserve Fund (after taking into account any withdrawals from the Reserve Fund on such Monthly Distribution Date).
          Reserve Fund Funding Condition: Will be satisfied on the date of recommencement of the Revolving Period if:
(a)	the amount on deposit in the Reserve Fund equals or exceeds the Reserve Fund Required Amount as of such date of recommencement;

(b)	the amount on deposit in the Class A Term Note Cash Accumulation Reserve Fund equals or exceeds the Class A Term Note Cash Accumulation Reserve Fund Required Amount thereof as of such date of recommencement;

(c)	the amount on deposit in the Class B Term Note Cash Accumulation Reserve Fund equals or exceeds the Class B Term Note Cash Accumulation Reserve Fund Required Amount thereof as of such date of recommencement;

(d)	the amount on deposit in the Class C Term Note Cash Accumulation Reserve Fund equals or exceeds the Class C Term Note Cash Accumulation Reserve Fund Required Amount thereof as of such date of recommencement;

(e)	the amount on deposit in the Class D Term Note Cash Accumulation Reserve Fund equals or exceeds the Class D Term Note Cash Accumulation Reserve Fund Required Amount thereof as of such date of recommencement; and

(f)	the amount on deposit in the Cash Accumulation Reserve Fund, or other Specified Support Arrangement, for any additional series of Class A Term Notes equals or exceeds the related cash accumulation reserve fund required amount, or similar requirement, as of the date of recommencement.
          Reserve Fund Initial Deposit: $24,150,000.
          Reserve Fund Property: The property described in Section 4.6(c) of the Trust Sale and Servicing Agreement.
          Reserve Fund Required Amount: The sum of:
(a)	(1) for any Monthly Distribution Date during the Revolving Period or Wind Down Period, the Reserve Fund Required Percentage of the Maximum Pool Balance as of that Monthly Distribution Date; or

(2) for any Monthly Distribution Date during any Early Amortization Period occurring prior to the Fully Funded Date for all series of Notes, the Reserve Fund Required Percentage of the Maximum Pool Balance as of the last day of the Revolving Period; and
(b)	in the event that any funds are transferred to the Reserve Fund from any Cash Accumulation Reserve Fund (or other Specified Support Arrangements) for any additional series of Class A Term Notes issued, the Reserve Fund Required Amount shall be increased by the amount that has been so transferred.
For any Monthly Distribution Date falling on or after the Fully Funded Date for all Securities, the Reserve Fund Required Amount will be zero.

          Reserve Fund Required Percentage: 1.50%; provided, however, that if on any Monthly Distribution Date the average of the Monthly Payment Rates for the three preceding Collection Periods is below 25.00% and greater than or equal to 22.50%, then on the next Monthly Distribution Date the Reserve Fund Required Percentage will be 2.25%; provided, further, that if on any Monthly Distribution Date the average of the Monthly Payment Rates for the three preceding Collection Periods is below 22.50%, then on the next Monthly Distribution Date the Reserve Fund Required Percentage will be 3.50%.
Notwithstanding the foregoing, the Reserve Fund Required Percentage shall be reduced to either 1.50% or 2.25%, as the case may be, if on any Monthly Distribution Date the average of the Monthly Payment Rates for the three Collection Periods preceding that Monthly Distribution Date and the average of the Monthly Payment Rates for the three Collection Periods preceding each of the two prior Monthly Distribution Dates was greater than or equal to 25.00% or 22.50%, respectively.
          Reserve Fund Trigger Amount: $24,150,000; provided, however, if the Reserve Fund Required Amount has been increased solely as a result of the decrease in the average Monthly Payment Rate, then with respect to that Monthly Distribution Date and each Monthly Distribution Date thereafter until the amount in the Reserve Fund equals the Reserve Fund Required Amount or the Reserve Fund Required Amount increases as a result of a decrease in the rating of GMAC, the Reserve Fund Trigger Amount shall be $0.
          Responsible Officer: With respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of such trustee with direct responsibility for the administration of this transaction, and, with respect to the Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
          Retained Property: The interest of GMAC described in Section 2.01(d) of the Pooling and Servicing Agreement.
          Revised Article 8: Revised Article 8 (1994 Version) (and corresponding amendments to Article 9) as promulgated in 1994 by the National Conference of Commissioners on Uniform State Laws, in the form in which it has been adopted in the State of New York.
          Revolver Distribution Account: The account designated as such, established and maintained pursuant to Section 6.1(a)(iii) of the Trust Sale and Servicing Agreement.
          Revolver Interest: With respect to any Monthly Distribution Date, for any series of Revolving Notes, the amount specified in the related Officer’s Issuance Certificate.
          Revolver Interest Carryover Shortfall: For any Monthly Distribution Date, the excess of (a) the Aggregate Revolver Interest for such Monthly Distribution Date over (b) the amount that was actually deposited in the Revolver Distribution Account on such Monthly Distribution Date in respect of Aggregate Revolver Interest.

          Revolver Interest Rate: For any series of Revolving Notes, the interest rate specified as such in the applicable Officer’s Issuance Certificate.
          Revolver Monthly Payment Date: Means the 15th day of each month, or if such day is not a U.S. Business Day, the next Business Day.
          Revolver Payment Date: Means a Revolver Monthly Payment Date or such other payment date as is specified in an Officer’s Issuance Certificate for a series of Revolving Notes.
          Revolving Note: Any asset-backed revolving note executed by the Issuing Entity by any of its Authorized Officers and authenticated by the Indenture Trustee in the form attached to the Officer’s Issuance Certificate applicable to such series of revolving notes.
          Revolving Noteholder: Any Holder of a Revolving Note.
          Revolving Period: The period commencing on the Initial Cut-Off Date and continuing until the earlier of (a) the commencement of an Early Amortization Period and (b) the occurrence of the Scheduled Revolving Period Termination Date; provided that, at the option of the Depositor, the Revolving Period shall recommence (subject to termination upon the earlier to occur of an event described in the preceding clauses (a) or (b)) as described in Sections 9.1(g) and 9.5 of the Trust Sale and Servicing Agreement.
          Schedule of Accounts: The list of Accounts that is required to be kept at the locations specified in the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement, as such list may be amended and supplemented from time to time.
          Scheduled Revolving Period Termination Date: December 31, 2007; provided that the Scheduled Revolving Period Termination Date shall be automatically extended to the last day of each succeeding month (but not beyond the Final Revolving Period Termination Date) unless the Depositor, prior to the then Scheduled Revolving Period Termination Date, elects to cause such extension not to occur by providing written notice to such effect to the Servicer, the Owner Trustee (who shall provide notice to the Certificateholders), the Indenture Trustee and the Rating Agencies. Unless such notice is given, each such extension shall become effective as of the Business Day prior to the then Scheduled Revolving Period Termination Date. In addition, the Depositor may, at any time prior to the then Scheduled Revolving Period Termination Date, elect to extend the Scheduled Revolving Period Termination Date to the last day of any specified month (but not beyond the Final Revolving Period Termination Date), subject thereafter to further automatic extensions beyond the last day of such specified month as described in the preceding two sentences.
          Secretary of State: The Secretary of State of the State of Delaware.
          Securities: The Term Notes, the Revolving Notes and the Certificates.
          Securities Act: The Securities Act of 1933, as amended.
          Securities Distribution Accounts: The Term Note Distribution Accounts, the Revolver Distribution Account and the Certificate Distribution Account.

          Securities Intermediary: Has the meaning given to such term in Section 6.1(b)(i) of the Trust Sale and Servicing Agreement.
          Securitization Transaction: Any transaction effected after the Closing Date involving an issuance of notes pursuant to the Indenture, whether publicly offered or privately placed, rated or unrated.
          Security Certificate: Has the meaning given such term in Revised Article 8.
          Security Entitlement: Has the meaning given such term in Revised Article 8.
          Securityholders: The Noteholders and the Certificateholders.
          Series Net Revolver Balance: With respect to any series of Revolving Notes, for any date, the aggregate outstanding principal balance under such series of Revolving Notes minus any amounts on deposit in the Revolver Distribution Account on such date for the payment of principal on such series of Revolving Notes.
          Series Shortfall: With respect to a series of Notes, the amounts designated as such in the Officer’s Issuance Certificate applicable to such series of Notes.
          Series Specified Maximum Revolver Balance: For any series of Revolving Notes, the maximum balance specified as such in the Officer’s Issuance Certificate applicable to such series of Revolving Notes.
          Servicer: The Person executing the Trust Sale and Servicing Agreement as the Servicer, or its successor in interest pursuant to Section 7.2 of the Trust Sale and Servicing Agreement.
          Servicer Advance: For any Monthly Distribution Date, the amount, if any, advanced by the Servicer as described in Section 4.5(c) of the Trust Sale and Servicing Agreement.
          Servicer Liquidity Advance: For any series of Term Notes, if the Officer’s Issuance Certificate for such series provides for a Servicer Liquidity Advance, an advance by the Servicer, stated in dollars, to the Trust made to the extent a required principal payment for any series of Notes for any Monthly Distribution Date cannot otherwise be made, after giving effect to all issuances of Securities and additional borrowings under the Revolving Notes on such Monthly Distribution Date, as they are available. However, the Servicer can only make Servicer Liquidity Advances to the extent that the Servicer, in its sole discretion, expects to recover such advances from subsequent Trust Principal Collections. Servicer Liquidity Advances with respect to a series of Term Notes will be reimbursed (a) if Available Trust Principal is being set aside for that series of Term Notes, out of that series’ share of Available Trust Principal and (b) if Available Trust Principal is not being set aside for Term Notes, out of a portion of Trust Principal Collections not to exceed a fraction, the numerator of which is the outstanding principal balance of that series of Term Notes and the denominator of which is the outstanding balance of all series of Notes as of that date.

          Servicer’s Accounting: A certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.05 of the Pooling and Servicing Agreement.
          Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
          Servicing Default: An event described as such in Section 8.1 of the Trust Sale and Servicing Agreement.
          Servicing Fee Rate: 1%.
          Shared Investment Proceeds: Investment Proceeds other than
(A)	Class A Term Note Cash Accumulation Account Earnings,

(B)	Class B Term Note Cash Accumulation Account Earnings,

(C)	Class C Term Note Cash Accumulation Account Earnings,

(D)	Class D Term Note Cash Accumulation Account Earnings,

(E)	Term Note Distribution Subaccount Earnings for the 2007-A Term Notes,

(F)	Class A Term Note Cash Accumulation Reserve Fund Earnings,

(G)	Class B Term Note Cash Accumulation Reserve Fund Earnings,

(H)	Class C Term Note Cash Accumulation Reserve Fund Earnings,

(I)	Class D Term Note Cash Accumulation Reserve Fund Earnings, and

(J)	Investment Proceeds from any other account established for other series of Class A Term Notes in which funds are accumulated to pay principal on the Notes at designated times or any other Cash Accumulation Reserve Funds.
          Specified Certificate Percentage: 13.00%.
          Specified Maximum Revolver Balance: The maximum aggregate amount of borrowings that may be made under the Revolving Notes during the Revolving Period, which shall initially be equal to $400,000,000.
          Specified Support Arrangement: Any letter of credit, security bond, cash collateral account, spread account, guaranteed rate agreement, maturity or liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, other derivative product or other arrangement to provide liquidity or credit support for the benefit of holder of one or more series or classes of Securities (other than the Reserve Fund), whether or not such arrangement is an asset of the Trust, designated as such. As of the Initial Closing Date, the Specified Support Arrangements will consist of the Basis Swaps, the Class A Term Note Cash

Accumulation Reserve Fund, the Class B Term Note Cash Accumulation Reserve Fund, the Class C Term Note Cash Accumulation Reserve Fund and the Class D Term Note Cash Accumulation Reserve Fund.
          Specified Trust Termination Date: December 1, 2026.
          Sponsor: GMAC LLC, a Delaware limited liability company, or its successors.
          Standard & Poor’s: Standard & Poor’s Ratings Services.
          State: Any one of the fifty states of the United States of America or the District of Columbia.
          Stated Final Distribution Date: in respect of a class of Certificates, the date, specified as such in the Trust Agreement or the related Certificate Issuance Order, on which final distribution of Certificate Balance on such class of Certificates shall be due and payable.
          Stated Final Payment Date: In respect of a series of Notes, the date, specified as such in the related Officer’s Issuance Certificate, on which final payment of principal on such series of Notes shall be due and payable.
          Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.
          Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Receivables but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Receivables under the direction or authority of the Servicer or the Indenture Trustee.
          Supplemental Principal Allocation: With respect to any Monthly Distribution Date related to the Wind Down Period or an Early Amortization Period or a Payment Period for any series or class of Securities, an amount (not less than zero) equal to the lesser of
(a)	the excess, if any, of
(i)	the product of
(A)	the percentage equivalent of a fraction (which shall never exceed 100%), the numerator of which is the Daily Trust Balance and the denominator of which is the principal balance of all Receivables (including Receivables included in the Retained Property) in the Accounts included in the Pool of Accounts, in each case, as of the termination of the Ordinary Revolving Period, and

(B)	the aggregate amount of Principal Collections on all Receivables (including Receivables included in the

     Retained Property) in the Accounts included in the Pool of Accounts for each day during the related Collection Period over
(ii)	the aggregate amount of Trust Principal Collections for each day during the related Collection Period (provided, that no amount shall be included pursuant to clause (i)(B) or (ii) for any day in such Collection Period that occurred during the Ordinary Revolving Period) and
(b)	an amount equal to:
(i)	the Daily Trust Balance as of the termination of the Ordinary Revolving Period, plus

(ii)	the Cash Collateral Amount on the last day of the Ordinary Revolving Period, minus

(iii)	the Available Trust Principal for each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through but excluding such current Monthly Distribution Date, minus

(iv)	the amount added to unreimbursed Trust Charge-Offs on each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through and including such current Monthly Distribution Date, minus

(v)	Available Trust Principal for such current Monthly Distribution Date (assuming the Supplemental Principal Allocation for such Monthly Distribution Date was zero).
For purposes of this definition, “Ordinary Revolving Period” means the period ending on the Business Day preceding the commencement of the Wind Down Period or the Early Amortization Period for the Trust or the Payment Period such series or class of Securities.
          Swap Counterparty Rights Agreement: The Swap Counterparty Rights Agreement, dated as of the Initial Closing Date, by and among the initial Basis Swap Counterparty, the Trust, GMAC, the Depositor, the Indenture Trustee, and the Owner Trustee, as amended and supplemented from time to time.
          SWIFT 2007-AE-1 Reserve Funds: The Reserve Fund, the Cash Accumulation Reserve Funds, and any other fund designated as a SWIFT 2007-AE-1 Reserve Fund in an Officer’s Issuance Certificate or a Certificate Issuance Order.
          Targeted Final Distribution Date: With respect to any class of Certificates, the date, if any, specified as such in the related Certificate Issuance Order, on which the Certificate

Balance thereof is scheduled to be distributed on such class of Certificates, to the extent not previously distributed.
          Targeted Final Payment Date: With respect to any series of Notes, the date, if any, specified as such in the related Officer’s Issuance Certificate, on which all principal is scheduled to be paid as principal on such series of Notes, to the extent not previously paid.
          Temporary Notes: The Notes specified in Section 2.3 of the Indenture.
          Term Note: Any asset-backed term note executed by the Issuing Entity by any of its Authorized Officers and authenticated by the Indenture Trustee in the form attached to the Officer’s Issuance Certificate applicable to such series of Term Notes.
          Term Note Distribution Account: The account designated as such, established and maintained pursuant to Section 6.1(a)(ii) of the Trust Sale and Servicing Agreement.
          Term Note Distribution Subaccount: With respect to any series of Notes, a subaccount of the Term Note Distribution Account which is used as specified in the Officer’s Issuance Certificate for such series of Notes.
          Term Note Distribution Subaccount Earnings: With respect to any series of Notes, any Investment Proceeds in respect of funds in the Term Note Distribution Subaccount for such series.
          Term Noteholder: Any Holder of a Term Note.
          Treasury Regulations: The regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.
          Triparty Agreement: The Triparty Contingent Assignment Agreement, dated as of the Initial Closing Date, among the Trust, GMAC, and the initial Basis Swap Counterparty, as amended and supplemented from time to time.
          Trust: Superior Wholesale Inventory Financing Trust 2007-AE-1, a Delaware statutory trust created pursuant to the Trust Agreement, and its successors.
          Trust Agreement: The Trust Agreement, dated as of the Initial Closing Date, between the Depositor and the Owner Trustee, as amended and supplemented from time to time, including all Certificate Issuance Orders.
          Trust Charge-Offs: With respect to any Monthly Distribution Date, the amount of the Trust Defaulted Amount for such Monthly Distribution Date that is not covered through the application of Trust Interest Collections and funds in the Reserve Fund or otherwise. As of any date, unreimbursed Trust Charge-Offs shall equal the aggregate Trust Charge-Offs for all prior Monthly Distribution Dates unless and to the extent such amounts are treated as Additional Trust Principal pursuant to Section 4.5(c) of the Trust Sale and Servicing Agreement; provided, however, that any Trust Charge-Offs allocated to any Notes as described in Section 4.5(g) of the Trust Sale and Servicing Agreement at the time of the final principal payment on such Notes shall reduce unreimbursed Trust Charge-Offs.
          Trust Defaulted Amount: With respect to any Monthly Distribution Date, an amount (not less than zero) equal to the principal amount of all Defaulted Receivables.
          Trust Equilibrium: Is achieved when the Daily Trust Balance equals the Daily Trust Invested Amount.
          Trust Estate: All money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders and (only to the extent expressly provided in the Indenture) the Certificateholders (including, without limitation, the Collateral described in the Granting Clause of the Indenture), including the proceeds thereof, the Reserve Fund and the Reserve Fund Property pledged to the Indenture Trustee pursuant to the Trust Sale and Servicing Agreement and any other property and interests that are pledged to the Indenture Trustee for the benefit of Securityholders pursuant to a supplement to the Trust Sale and Servicing Agreement or otherwise.
          Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended.
          Trust Interest Allocation: For any series of Class A Notes, for any Monthly Distribution Date, an amount equal to the product of (1) Available Trust Interest less the amounts paid to the Servicer pursuant to Clause (1) of Section 4.5(c)(i) of the Trust Sale and Servicing Agreement and (2) the Trust Interest Allocation Percentage for such series.
          Trust Interest Allocation Percentage: With respect to any series of Class A Notes, for any Monthly Distribution Date, a fraction calculated as set forth in the following equation:

Trust Interest Allocation Percentage	=	(UPB of Note Series) (UPB of All Term Notes) + (UPB of All Revolving Notes)
          where, for purposes of this equation only:
          UPB of Note Series is
(1)	for a series of Class A Term Notes, including additional series of Class A Term Notes issued after the Initial Closing Date, the Unaccumulated Principal Balance for such series and

(2)	for each series of Revolving Notes, the daily average outstanding principal balance for such series of Revolving Notes during the related Collection Period;
UPB of All Term Notes is the Unaccumulated Principal Balances of all series of Class A Term Notes, including additional series of Class A Term Notes issued after the Initial Closing Date, then outstanding; and

UPB of All Revolving Notes is the daily average of the outstanding principal balance of all Revolving Notes during the related Collection Period.
          Trust Interest Collections: With respect to any Monthly Distribution Date (subject to adjustment as described in Section 4.5(c)(v) of the Trust Sale and Servicing Agreement), an amount equal to the sum of (a) the product of (i) the Trust Percentage and (ii) Interest Collections for the related Collection Period and (b) Recoveries.
          Trust Percentage: With respect to any Monthly Distribution Date, the percentage equivalent of a fraction (which shall never exceed 100%), (a) the numerator of which is the average Daily Trust Balance during the related Collection Period and (b) the denominator of which is the average daily aggregate principal balance of all Receivables (including Receivables included in the Retained Property) in the Accounts in the Pool of Accounts during the related Collection Period.
          Trust Principal Collections: With respect to any date, the sum of (a) the amount of Principal Collections on Receivables held by the Trust and (b) the principal portion of all Warranty Payments and Administrative Purchase Payments, if any, on such date.
          Trust Receivables Purchases: On any Business Day, the purchase by the Trust from the Depositor of additional Receivables pursuant to Section 2.1(b) of the Trust Sale and Servicing Agreement.
          Trust Sale and Servicing Agreement: The Trust Sale and Servicing Agreement, dated as of the Initial Closing Date, between the Depositor, the Servicer and the Issuing Entity, as amended and supplemented from time to time.
          Trust Termination Date: The date specified in Section 7.1 of the Trust Agreement.
          UCC: The Uniform Commercial Code as in effect in the States of Delaware, Michigan, or New York, and as may be amended from time to time.
          Unaccumulated Principal Balance: With respect to any series of Class A Term Notes, including additional series of Class A Term Notes issued after the Initial Closing Date, as of a Monthly Distribution Date,
(1)	the daily average of the outstanding principal balance of such Class A Term Notes during the related Collection Period minus

(2)	with respect to the Class A Term Notes, the daily average during the related Collection Period of the sum of
(x)	the amount of funds on deposit in the Class A Term Note Cash Accumulation Account, and

(y)	the amount of funds on deposit in the relevant Term Note Distribution Account in respect of the outstanding principal balance of the Class A Term Notes or,

with respect to other series of Class A Term Notes, the daily average of the amount of funds on deposit in any account during the related Collection Period for which funds are accumulated to pay principal on that series as specified under the terms of that series of Class A Term Notes.
          Uncertificated Security: As of any date, has the meaning given to such term under the applicable UCC as in effect on such date.
          Undertaking Letter: Any letter referred to in Sections 3.4 and 9.12 of the Trust Agreement or Section 2.15 of the Indenture.
          Unregistered Note: Any Note that has not been registered under the Securities Act and is subject to the provisions of Section 2.15 of the Indenture.
          Unsatisfied Deficiency Amount: The amounts determined to be Unsatisfied Deficiency Amounts in Section 4.5(c)(ii) of the Trust Sale and Servicing Agreement.
          Used Vehicle Overconcentration Percentage: 20% or such higher percentage as the Depositor shall select upon satisfaction of the Rating Agency Condition.
          Used Vehicle Overconcentration Receivables: For any date with respect to any Receivables owned by the Trust which were advanced against Used Vehicles, the outstanding Available Receivables with respect to those Receivables to the extent, if any, of the excess of:
(1) the aggregate principal balance of all those Available Receivables on that date over
(2) the Used Vehicle Overconcentration Percentage of the sum of (a) the Specified Maximum Revolver Balance, (b) the aggregate Outstanding Amount of all Term Notes, and (c) the Certificate Balance of all outstanding Certificates as of that date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period.
          Used Vehicles: Under GMAC’s current practices and policies, Auction Vehicles and Vehicles which have been previously titled; provided, however, that vehicles that are titled solely for purposes of state laws requiring demonstration vehicles to be titled shall not be considered Used Vehicles.
          Vehicle: An automobile or light truck.
          Vehicle Collateral Security: With respect to an Account and the Receivables arising under such Account, the security interest in the Vehicles of the related Dealer granted to secure the obligations of such Dealer in connection therewith and any proceeds therefrom.
          Voting Interests: As of any date, the aggregate outstanding Certificate Balance of all Certificates; provided, however, that if GMAC and its affiliates own less than 100% of the Certificates, Certificates owned by GMAC, the Trust or any Affiliate of GMAC or the Trust (other than the Depositor) shall be disregarded and deemed not to be outstanding, except that, in determining whether the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor’s right so to act with respect to such Certificates and that the pledgee is not GMAC or the Trust or any Affiliate of GMAC or the Trust (other than the Depositor).
          Warranty Payment: The payment described in Section 2.5(a) of the Trust Sale and Servicing Agreement.
          Warranty Receivable: A Receivable subject to repurchase as and to the extent described in Section 2.5(a) of the Trust Sale and Servicing Agreement.
          Wind Down Period: The period commencing on the day immediately after the Scheduled Revolving Period Termination Date and continuing until the earlier of (a) the commencement of an Early Amortization Period, (b) the date on which all of the Securities have been paid in full and (c) the recommencement of the Revolving Period in accordance with Section 9.5 of the Trust Sale and Servicing Agreement.
          Wholesale Auto Receivables LLC: A Delaware limited liability company and a wholly-owned subsidiary of GMAC, and its successors.

PART II — RULES OF CONSTRUCTION
(A)	Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

(B)	“Hereof,” etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.

(C)	Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

(D)	Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(E)	Reference to Monthly Distribution Dates. With respect to any Monthly Distribution Date, the “related Collection Period,” and the “related Record Date,” will mean the Collection Period and Record Date, respectively, immediately preceding such Monthly Distribution Date, and the relationships among Collection Periods and Record Dates will be correlative to the foregoing relationships.

APPENDIX B
Notice Addresses and Procedures
          All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Basic Document to be made upon, given or furnished to or filed with the Depositor, the Servicer, the Administrator, the Indenture Trustee, the Issuing Entity, the Owner Trustee, the Custodian or the Rating Agencies shall be in writing, personally delivered, sent by facsimile with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:
(1)	in the case of the Depositor, at the following address:
Wholesale Auto Receivables LLC
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
with a copy to:
Wholesale Auto Receivables LLC
Attention: Vice President
200 Renaissance Center, 12th Floor
Detroit, Michigan 48265
(2)	in the case of the Servicer, the Administrator or the Custodian, at the following address:
GMAC LLC
Attention: Vice President
200 Renaissance Center, 12th Floor
Detroit, Michigan 48265
(3)	in the case of the Indenture Trustee, at its Corporate Trust Office,

(4)	in the case of the Issuing Entity or the Owner Trustee, to the Owner Trustee at its Corporate Trust Office,
with a copy to:
Wholesale Auto Receivables LLC
Attention: Vice President
200 Renaissance Center, 12th Floor
Detroit, Michigan 48265

The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuing Entity.
(5)	in the case of Moody’s Investors Service, Inc., to:
Moody’s Investors Service, Inc.
ABS Monitoring Department
99 Church Street
New York, New York 10007
(6)	in the case of Standard & Poor’s Ratings Services,
via electronic delivery to Servicer_reports@sandp.com. For any information not available in electronic format, send hard copies to:
Standard & Poor’s Ratings Services
55 Water Street
41st Floor
New York, New York 10041-0003
Attention: ABS Surveillance Group
(7)	in the case of Fitch Ratings, to:
Fitch Ratings
One State Street Plaza
New York, New York 10004
Attention: Asset Backed Surveillance
or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.
          Where any Basic Document provides for notice to Noteholders or Certificateholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder or Certificateholder affected by such condition or event, at such Person’s address as it appears on the Note Register or Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to Noteholders or Certificateholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders or Certificateholders shall affect the sufficiency of such notice with respect to other Noteholders or Certificateholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received

APPENDIX C
ADDITIONAL REPRESENTATION AND WARRANTIES
     1. This Agreement create a valid and continuing security interest (as defined in the applicable UCC) in the property described in clauses (a) and (b) of Section 2.01 of the Pooling and Servicing Agreement (the “Trust Assets”) in favor of the Trust which security interest is prior to all other Liens, and is enforceable as such against creditors and purchasers from Wholesale Auto Receivables LLC.
     2. All steps necessary to perfect Wholesale Auto Receivables LLC’s security interest against each Obligor in the property securing the Trust Assets have been taken.
     3. The Trust Assets constitute “accounts,” “chattel paper” or “payment intangibles” within the meaning of the applicable UCC.
     4. Wholesale Auto Receivables LLC owns and has good and marketable title to the Trust Assets free and clear of any Liens, claim or encumbrance of any Person. Wholesale Auto Receivables LLC has received all consents and approval required by the terms of the Trust Assets to the sale of the Trust Assets hereunder to the Trust.
     5. Wholesale Auto Receivables LLC has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Assets granted to the Trust under this Agreement.
     6. GMAC LLC, as Custodian, has in its possession the Eligible Receivables Files and holds them in accordance with its customary procedures and any and all other documents that the Servicer or the Depositor shall keep on file, in accordance with its customary procedures, relating to the Eligible Receivables. All financing statements filed or to be filed against the Wholesale Auto Receivables LLC in favor of the Trust in connection herewith describing the Trust Assets contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”
     7. Other than the security interest granted to the Trust under this Agreement, Wholesale Auto Receivables LLC has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Assets. Wholesale Auto Receivables LLC has not authorized the filing of and is not aware of any financing statements that include a description of collateral covering the Trust Assets other than any financing statement (i) relating to the security interest granted to Wholesale Auto Receivables LLC, the Trust and the Indenture Trustee under the Basic Documents, (ii) that has been terminated, or (iii) that names the Trust as secured party. Wholesale Auto Receivables LLC is not aware of any judgment or tax lien filings against Wholesale Auto Receivables LLC.
     8 The representations, warranties and certifications contained in paragraphs 1-7 above shall survive the sales, transfers and assignments to the Trust. No failure or delay on the part of the Owner Trustee in exercising any right, remedy, power or privilege with respect to this

Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege with respect to this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.